                                                                   EXHIBIT 10.52


================================================================================




                 CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT


                          DATED AS OF NOVEMBER 4, 1997


                                      AMONG


                            DOVE ENTERTAINMENT, INC.

                                  AS BORROWER,

                           THE GUARANTORS NAMED HEREIN

                                       AND


                       THE CHASE MANHATTAN BANK, AS LENDER




================================================================================

TABLE OF CONTENTS

                                                                                          Page
                                                                                          ----

1.  DEFINITIONS..............................................................................2

2.  THE LOANS...............................................................................24
    SECTION 2.1.  Loans.....................................................................24
    SECTION 2.2.  Making of Loans...........................................................25
    SECTION 2.4.  Interest on Note..........................................................26
    SECTION 2.5.  Commitment Fees and Other Fees............................................27
    SECTION 2.6.  Optional and Mandatory Termination or Reduction of  Commitment............27
    SECTION 2.7.  Default Interest; Alternate Rate of Interest..............................28
    SECTION 2.8.  Continuation and Conversion of Loans......................................28
    SECTION 2.9.  Prepayment of Loans; Reimbursement of Lender..............................29
    SECTION 2.10.  Change in Circumstances..................................................31
    SECTION 2.11.  Change in Legality.......................................................34
    SECTION 2.12.  Manner of Payments.......................................................34
    SECTION 2.13.  Interest Adjustments.....................................................34
    SECTION 2.14.  Letters of Credit........................................................35

3.  REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES........................................38
    SECTION 3.1.  Corporate Existence and Power.............................................39
    SECTION 3.2.  Corporate Authority and No Violation.  (a)  ..............................39
    SECTION 3.3.  Governmental Approval.....................................................40
    SECTION 3.4.  Binding Agreements........................................................40
    SECTION 3.5.  Financial Statements......................................................40
    SECTION 3.6.  No Material Adverse Change   (a) .........................................40
    SECTION 3.7.  Ownership of Pledged Securities, etc......................................41
    SECTION 3.8.  Copyrights and Other Rights...............................................41
    SECTION 3.9.  Fictitious Names..........................................................42
    SECTION 3.10.  Title to Properties......................................................42
    SECTION 3.11.  Places of Business.......................................................42
    SECTION 3.12.  Litigation...............................................................42
    SECTION 3.13.  Federal Reserve Regulations..............................................43
    SECTION 3.14.  Investment Company Act...................................................43
    SECTION 3.15.  Taxes....................................................................43
    SECTION 3.16.  Compliance with ERISA....................................................43
    SECTION 3.17.  Agreements...............................................................44
    SECTION 3.18.  Security Interest; Other Security........................................44
    SECTION 3.19.  Disclosure...............................................................44
    SECTION 3.20.  Distribution Rights......................................................45
    SECTION 3.21.  Environmental Liabilities................................................45
    SECTION 3.22.  Pledged Securities.......................................................46

    SECTION 3.23.  Compliance with Laws.....................................................46
    SECTION 3.24.  Projected Financial Information..........................................46

4.  CONDITIONS OF LENDING...................................................................46
    SECTION 4.1.  Conditions Precedent to Initial Loans or Letter of Credit.................46
    SECTION 4.2.  Conditions Precedent to Each Loan and Letter of Credit....................51

5.  AFFIRMATIVE COVENANTS...................................................................51
    SECTION 5.1.  Financial Statements and Reports..........................................51
    SECTION 5.2.  Corporate Existence.......................................................54
    SECTION 5.3.  Maintenance of Properties.................................................54
    SECTION 5.4.  Notice of Material Events.................................................54
    SECTION 5.5.  Insurance.................................................................55
    SECTION 5.6.  Production................................................................56
    SECTION 5.7.  Music.....................................................................56
    SECTION 5.8.  Copyright.................................................................56
    SECTION 5.9.  Books and Records.  ......................................................57
    SECTION 5.10.  Third Party Audit Rights.................................................57
    SECTION 5.11.  Observance of Agreements.................................................58
    SECTION 5.12.  Film Properties and Rights; Credit Parties to Act as Pledgeholder........58
    SECTION 5.13.  Laboratories; No Removal.................................................58
    SECTION 5.14.  Taxes and Charges; Indebtedness in Ordinary Course of Business...........58
    SECTION 5.15.  Liens....................................................................59
    SECTION 5.16.  Further Assurances; Security Interests...................................59
    SECTION 5.17.  ERISA Compliance and Reports.............................................59
    SECTION 5.18.  Environmental Laws.......................................................60
    SECTION 5.19.  Use of Proceeds..........................................................61
    SECTION 5.20.  Security Agreements with the Guilds......................................61
    SECTION 5.21.  Uncompleted Product......................................................61

6.  NEGATIVE COVENANTS......................................................................62
    SECTION 6.1.  Limitations on Indebtedness...............................................62
    SECTION 6.2.  Limitations on Liens......................................................63
    SECTION 6.3.  Limitation on Guarantees..................................................65
    SECTION 6.4.  Limitations on Investments................................................65
    SECTION 6.5.  Restricted Payments.......................................................65
    SECTION 6.6.  Limitations on Leases.....................................................65
    SECTION 6.7.  Consolidation, Merger, Sale or Purchase of Assets, etc....................65
    SECTION 6.8.  Receivables...............................................................66
    SECTION 6.9.  Sale and Leaseback........................................................66
    SECTION 6.10.  Places of Business; Change of Name.......................................66
    SECTION 6.11.  Limitations on Capital Expenditures......................................66
    SECTION 6.12.  Transactions with Affiliates.  ..........................................66
    SECTION 6.13.  Prohibition of Amendments or Waivers.....................................66

    SECTION 6.14.  Development Costs........................................................67
    SECTION 6.15.  Overhead Expense.........................................................67
    SECTION 6.16.  Consolidated Capital Base................................................67
    SECTION 6.17.  EBIT Ratio...............................................................67
    SECTION 6.18.   Liquidity Ratio.........................................................67
    SECTION 6.19.  No Change in Business....................................................68
    SECTION 6.20.  ERISA Compliance.........................................................68
    SECTION 6.21.  Additional Limitations on Production and Acquisition of Product..........68
    SECTION 6.22.  Subsidiaries.............................................................69
    SECTION 6.23.  Bank Accounts............................................................69
    SECTION 6.24.  Hazardous Materials......................................................69
    SECTION 6.25.  Use of Proceeds of Loans and Requests for Letters of Credit..............69
    SECTION 6.26.  Interest Rate Protection Agreements, etc.................................69
    SECTION 6.27.  Amortization Method......................................................69

7.  EVENTS OF DEFAULT.......................................................................69

8.  GRANT OF SECURITY INTEREST; REMEDIES....................................................72
    SECTION 8.1.  Security Interests.  .....................................................72
    SECTION 8.2.  Use of Collateral.........................................................72
    SECTION 8.3.  Collection Accounts.......................................................72
    SECTION 8.4.  Credit Parties to Hold in Trust...........................................75
    SECTION 8.5.  Collections, etc.  .......................................................75
    SECTION 8.6.  Possession, Sale of Collateral, etc.......................................76
    SECTION 8.7.  Application of Proceeds on Default........................................77
    SECTION 8.8.  Power of Attorney.........................................................77
    SECTION 8.9.  Financing Statements, Direct Payments.....................................78
    SECTION 8.10.  Further Assurances.......................................................78
    SECTION 8.11.  Termination..............................................................78
    SECTION 8.12.  Remedies Not Exclusive...................................................78
    SECTION 8.13.  Quiet Enjoyment..........................................................78
    SECTION 8.14.  Continuation and Reinstatement...........................................79

9.  GUARANTY................................................................................79
    SECTION 9.1.  Guaranty..................................................................79
    SECTION 9.2.  No Impairment of Guaranty, etc............................................80
    SECTION 9.3.  Continuation and Reinstatement, etc.......................................81
    SECTION 9.4.  Limitation on Guaranteed Amount etc.......................................81

10. PLEDGE..................................................................................81
    SECTION 10.1. Pledge....................................................................82
    SECTION 10.2.  Covenant.................................................................82
    SECTION 10.3.  Registration in Nominee Name; Denominations..............................82
    SECTION 10.4.  Voting Rights; Dividends; etc............................................82

    SECTION 10.5.  Remedies Upon Default....................................................83
    SECTION 10.6.  Application of Proceeds of Sale and Cash.................................84
    SECTION 10.7. Securities Act, etc.......................................................85
    SECTION 10.8.  Continuation and Reinstatement...........................................85
    SECTION 10.9.  Termination..............................................................85

11. [RESERVED]..............................................................................86

12. MISCELLANEOUS...........................................................................86
    SECTION 12.1.  Notices..................................................................86
    SECTION 12.2.  Survival of Agreement, Representations and Warranties, etc...............86
    SECTION 12.3.    Successors and Assigns; Loan Sales; Participations.....................86
    SECTION 12.4.  Expenses; Documentary Taxes..............................................88
    SECTION 12.5.  Indemnification of the Lender............................................89
    SECTION 12.6.  CHOICE OF LAW............................................................90
    SECTION 12.7.  WAIVER OF JURY TRIAL.....................................................90
    SECTION 12.8.  No Waiver................................................................90
    SECTION 12.9.  Extension of Payment Date................................................90
    SECTION 12.10.  Amendments, etc.........................................................91
    SECTION 12.11.  Severability............................................................91
    SECTION 12.12.  SERVICE OF PROCESS......................................................91
    SECTION 12.13.  Headings................................................................92
    SECTION 12.14.  Execution in Counterparts...............................................92
    SECTION 12.15.  Subordination of Intercompany Advances..................................92
    SECTION 12.16.  Confidentiality.........................................................93
    SECTION 12.17.  Entire Agreement........................................................93

Schedules

1       MEI Ownership Interest
3.7(a)  Corporate Guarantors/Pledged Securities
3.7(b)  Beneficial Interests
3.8     Items of Product; Copyrights
3.9     Fictitious Names
3.11    Principal Executive Office/Location of Collateral/Filing Offices
3.12    Litigation
3.17    Existing Indebtedness/Material Agreements
3.21    Environmental Liabilities
3.22    Outstanding Rights Re Pledged Securities
6.2     Existing Liens
6.3     Guarantees
6.4     Scheduled Investments
6.23    Bank Accounts

Exhibits

A       Form of Note
B-1     Form of Opinion of Hughes Hubbard & Reed, special counsel to the Credit
          Parties
B-2     Form of Opinion of Robert C. Murray, general counsel of the Borrower
C       Form of Borrowing Base Certificate
D-1     Form of Pledgeholder Agreement (Uncompleted Product)
D-2     Form of Pledgeholder Agreement (Completed Product)
E-1     Form of Copyright Security Agreement
E-2     Form of Copyright Security Agreement Supplement
F       Form of Laboratory Access Letter
G       Form of Notice of Assignment and Irrevocable Instructions
H       Form of Borrowing Certificate
I       Form of Instrument of Assumption and Joinder
J       Form of Contribution Agreement
K-1     Form of Individual Guaranty Agreement by Terrence A. Elkes
K-2     Form of Individual Guaranty Agreement by Kenneth F. Gorman
K-3     Form of Individual Guaranty Agreement by Bruce Maggin
K-4     Form of Individual Guaranty Agreement by John T. Healy
K-5     Form of Individual Guaranty Agreement by Ronald Lightstone

                CREDIT, SECURITY, GUARANTY AND PLEDGE AGREEMENT, dated as of November 4, 1997 (as amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among DOVE ENTERTAINMENT, INC., a California corporation (the "Borrower"), the Corporate Guarantors named herein and THE CHASE MANHATTAN BANK, a New York banking corporation, as Lender (together with any permitted assignees of all or part of the Commitment in accordance with the terms hereof, the "Lender").


                             INTRODUCTORY STATEMENT

        All terms not otherwise defined above or in this Introductory Statement are as defined in Article 1 hereof, or as defined elsewhere herein.

        The Borrower has requested that the Lender make available an $8,000,000 three-year secured revolving credit facility which will be used (i) to refinance outstanding obligations as of the Closing Date under the Sanwa Credit Agreement and the MEI Line of Credit; (ii) to finance the development, production, distribution or acquisition of audio books, books and television product and film product (other than the production and distribution of motion pictures in theaters) and the production and distribution expenses of the motion picture entitled "Wilde" and (iii) for other general corporate purposes.

        To provide assurance for the repayment of the Loans and other Obligations of the Borrower and the Corporate Guarantors hereunder, the Borrower and the Corporate Guarantors will provide or will cause to be provided to the Lender, the following (each as more fully described herein):

        (i) a security interest in the Collateral pursuant to Article 8 hereof;

        (ii)    a guaranty of the Obligations pursuant to Article 9 hereof; and

        (iii) a pledge of the Pledged Securities pursuant to Article 10 hereof.

        A principal shareholder of the Borrower is Media Equities International, L.L.C. ("MEI") which is directly and indirectly owned by Terrence A. Elkes, Kenneth F. Gorman, Ronald Lightstone, John T. Healy and Bruce Maggin (collectively referred to herein as the "Individual Guarantors"). To provide further assurance and in order to induce the Lender to enter into this Credit Agreement, as security for the repayment of the Loans and the other Obligations of the Borrower hereunder, the Individual Guarantors will provide to the Lender, pursuant to the Guaranty Agreement, an unconditional guaranty of payment of the Obligations in an amount equal to the lesser of (x) $2,000,000 and (y) the amount by which the actual borrowings by the Borrower in accordance with the terms of this Credit Agreement and Guaranty Agreement exceeds the Borrowing Base, subject to the limitations set forth therein (the "Maximum Guaranty

Amount"); provided, that in the case of any Individual Guarantor, such guarantor's guaranty obligation shall not exceed the product of 110% of such Individual Guarantor's ownership interest in MEI as of the date hereof (as indicated in Schedule 1 hereto) mutliplied by the Maximum Guaranty Amount (such amount to be reduced in accordance with the terms thereof).

        Subject to the terms and conditions set forth herein, the Lender is willing to make Loans to the Borrower and issue Letters of Credit in amounts in the aggregate at any one time outstanding not in excess of its Commitment hereunder.

        Accordingly, the parties hereto hereby agree as follows:

1.      DEFINITIONS

        For the purposes hereof unless the context otherwise requires, all Section references herein shall be deemed to correspond with Sections herein, the following terms shall have the meanings indicated, all accounting terms not otherwise defined herein shall have the respective meanings accorded to them under GAAP and all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein. Unless the context otherwise requires, any of the following terms may be used in the singular or the plural, depending on the reference:

        "Acceptable L/C" shall mean an irrevocable letter of credit which (i) is in form and on terms reasonably acceptable to the Lender, (ii) is payable in Dollars at an office of the issuing or confirming bank in New York City (or another city acceptable to the Lender in its sole discretion), (iii) is issued or confirmed by (a) the Lender; (b) any commercial bank that has (or which is the principal operating subsidiary of a holding company which has) as of the time such letter of credit is issued, public debt outstanding with a rating of at least "A" (or the equivalent of an "A") from one of the nationally recognized debt rating agencies; or (c) by any other bank which the Lender may in its sole discretion determine to be of acceptable credit quality and (iv) with respect to letters of credit delivered in connection with an uncompleted item of Product for which a Completion Guarantee is required pursuant to the terms hereof, has an expiration date no earlier than three (3) months after the "Outside Delivery Date" for an item of Product (as set forth in the Completion Guarantee for such item of Product) to which the letter of credit relates.

        "Affiliate" shall mean any Person which, directly or indirectly, is in control of, is controlled by or is under common control with, another Person. For purposes of this definition, a Person shall be deemed to be "controlled by" another Person if such latter Person possesses, directly or indirectly, power either to (i) vote 20% or more of the securities having ordinary voting power for election of directors of such Person or (ii) direct or cause the direction of the management and policies of such controlled Person whether by contract or otherwise.

        "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect for such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Lender as its prime rate in effect at its principal office in New York City. "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Lender from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority to which the Lender is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it. If for any reason the Lender shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Lender to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

        "Alternate Base Rate Loan" shall mean a Loan based on the Alternate Base Rate in accordance with the provisions of Article 2 hereof.

        "Applicable Law" shall mean all provisions of statutes, rules, regulations and orders of the United States or foreign governmental bodies or regulatory agencies applicable to the Person in question, and all orders and decrees of all U.S. federal or state courts and arbitrators in proceedings or actions in which the Person in question is a party.

        "Applicable Margin" shall mean in the case of Alternate Base Rate Loans, 2% per annum, or in the case of Eurodollar Loans, 3% per annum.

        "Approved Completion Guarantor" shall mean a financially sound and reputable completion guarantor approved by the Lender. The Lender hereby pre-approves as a completion guarantor (i) Fireman's Fund Insurance Company, acting through its agent, International Film Guarantors L.P. (the general partner of which is International Film Guarantors, Inc.), (ii) Cinema Completions International Inc./Continental Casualty Company, (iii) The Motion Picture Bond Company Inc. (to the extent a completion guarantee is accompanied by a London Guarantee Insurance Company "cut-through") and (iv) Film Finances, Inc. and its Affiliates that are insured under the same Lloyds of London insurance policies as Film Finances, Inc. (only for items of Product with a Budgeted Negative Cost of $7,500,000 or less and only to the extent the completion guarantee is accompanied by a Lloyd's of London "cut-through"); provided, however, that any such pre-approval may be revoked by the Lender if deemed appropriate in its sole discretion at any time upon 5 days prior written notice to the Borrower; but further, provided, that such pre-approval may not be revoked with regard to an item of Product if a Completion Guarantee has already been issued for such item of Product.

        "Assessment Rate" shall mean, for any day, the net annual assessment rate (rounded upwards, if necessary, to the next higher 1/100 of 1%) as most recently estimated by the Lender for determining the then current annual assessment payable by the Lender to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or such successor) of time deposits made in Dollars at the Lender's domestic offices.

        "Authorized Officer" shall mean, with respect to any Credit Party, such Credit Party's Chief Executive Officer or Chief Financial Officer.

        "Bankruptcy Code" shall mean the Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, as codified at 11 U.S.C. Section 101 et seq.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

        "Borrowing" shall mean a group of Loans of a single interest rate type and as to which a single Interest Period is in effect on a single day.

        "Borrowing Base" shall mean, at any date for which the amount thereof is to be determined, an amount equal to the aggregate (without double counting) of the following:

        (i)     one hundred percent (100%) of Eligible L/C Receivables; plus

        (ii)    eighty-five percent (85%) of Eligible Receivables; plus

        (iii)   thirty-five percent (35%) of Eligible Library Amount; plus

        (iv) thirty percent (30%) of the book value of physical audio cassettes and printed books; minus

        (v) to the extent not already deducted in computing the Borrowing Base, all amounts payable to third parties from or with regard to the amounts otherwise included in the Borrowing Base (not to exceed with respect to any item of Product, the amount included in the Borrowing Base attributable to such item of Product), including without limitation remaining acquisition payments, set offs, current profit participations, deferments, residuals, commissions and royalties not yet paid; minus

        (vi) to the extent not otherwise deducted in computing the Borrowing Base, the aggregate amount of all accrued but unpaid residuals (not to exceed with respect to any item of Product, the amount included in the Borrowing Base attributable to such item of Product) owed to any trade guild, to the extent that the obligation of any Credit Party to pay such residuals is secured by a security interest in any Eligible Receivable included in the Borrowing Base, which security interest is not subordinated to the security interests of the Lender;

provided, however, that credit in the Borrowing Base attributable to any Eligible Receivable may not exceed 20% of the total Borrowing Base, except as may be approved in writing by the Lender.

        "Borrowing Base Certificate" shall have the meaning given such term in
Section 5.1(e) hereof.

        "Borrowing Certificate" shall mean a borrowing certificate, substantially in the form of Exhibit H hereto, to be delivered by the Borrower to the Lender in connection with each Borrowing.

        "Budgeted Negative Cost" shall mean, with respect to any item of Product, the amount of the cash budget (stated in Dollars) for such item of Product including all costs customarily included in connection with the acquisition of all underlying literary and musical rights with respect to such item of Product and in connection with the preparation, production and completion of such item of Product, including costs of materials, equipment, physical properties, personnel and services utilized in connection with such item of Product, both "above-the-line" and "below-the-line", any Completion Guarantee fee (if applicable), and all other items customarily included in negative costs, including finance charges and interest expense, but excluding production fees and overhead charges payable to a Credit Party.

        "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the States of California and New York; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in Dollar deposits on the London Interbank Market.

        "Capital Expenditures" shall mean, with respect to any Person for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or accrued as a liability) by such Person during that period which, in accordance with GAAP, are or should be included in "additions to property, plant or equipment" or similar items included in cash flows (including Capital Leases) and (ii) to the extent not covered by clause (i) hereof, the aggregate of all expenditures properly capitalized in accordance with GAAP by such Person to acquire, by purchase or otherwise, in whole or in part, the business, property or fixed assets of, or stock or other evidence of beneficial ownership of any other Person (other than the portion of such expenditures allocable in accordance with GAAP to net current assets).

        "Capital Lease" shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

        "Cash Equivalents" shall mean (i) marketable securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition, (ii) time deposits, certificates of deposit, acceptances or prime commercial paper or repurchase obligations for underlying securities of the types described in clause (i) entered into with the Lender or any commercial bank having a short-term deposit rating of at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. or (iii) commercial paper with a rating of A-1 or A-2 or the equivalent thereof by Standard & Poor's Corporation or P-1 or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing within twelve months after the date of acquisition.

        "Change in Control" shall mean either (i) any Person or group (such term being used as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) acquires ownership or control of voting stock of the Borrower having voting power greater than the voting power at the time controlled by MEI or (ii) if at any time, individuals who at the Closing Date constituted the Board of Directors of the Borrower (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of the majority of the directors then still in office who were either directors at the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Borrower.

        "Change in Management" shall mean that either Ronald Lightstone or Neil Topham shall cease to perform executive functions for the Borrower; provided that a Change in Management shall not be deemed to have occurred if such Person has been replaced by a Person reasonably acceptable to the Lender within 180 days of such discontinuance.

        "Closing Date" shall mean the earliest date on which all conditions precedent to the making of the initial Loans as set forth in Section 4.1 have been satisfied or waived. The closing shall take place in New York, New York.

        "Code" shall mean the Internal Revenue Code of 1986 and the rules and regulations issued thereunder, as heretofore amended, as codified at 26 U.S.C.
Section 1 et seq or any successor provision thereto.

        "Collateral" shall mean with respect to each Credit Party, all of such Credit Party's right, title and interest in personal property, tangible and intangible, wherever located or situated and whether now owned or hereafter acquired or created, including but not limited to goods, accounts, intercompany obligations, partnership and joint venture interests, contract rights, documents, chattel paper, general intangibles, goodwill, equipment, inventory, investment property, instruments, copyrights, trademarks, trade names, insurance proceeds, cash and deposit accounts and any proceeds thereon, products thereof or income therefrom, further including but not limited to all of such Credit Party's right, title and interest in and to each and every item and type of Product and Recorded Product, the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Credit Party, including with respect to each and every item of Product and/or Recorded Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are owned or hereafter created or acquired by such Credit Party):

        (i) all scenarios, screenplays and/or scripts at every stage thereof;

        (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of each item of Product and/or Recorded Product and/or which are and/or will be incorporated into each item of Product and/or Recorded Product, all component parts of each item of Product and/or Recorded Product consisting of said literary properties, all rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with the item of Product and/or Recorded Product, and all other literary material upon which the item of Product and/or Recorded Product is based or from which it is adapted;

        (iii) all rights in and to all music and musical compositions used and to be used in each item of Product and/or Recorded Product, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection therewith;

        (iv) all tangible personal property relating to each item of Product and/or Recorded Product, including, without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product and/or Recorded Product, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to such item of Product and/or Recorded Product (collectively, the "Physical Materials");

        (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to each item of Product and/or Recorded Product including, without limitation, the following rights: all rights to produce remakes or sequels or prequels to each item of Product and/or Recorded Product based upon each item of Product and/or Recorded Product, said literary properties or the theme of each item of Product and/or Recorded Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, each item of Product and/or Recorded Product or any remake or sequel or prequel to the item of Product and/or Recorded Product; all rights to produce primarily for television or similar use a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon each item of Product and/or Recorded Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in each item of Product and/or Recorded Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tie-ups of any kind arising out of or connected with said literary properties, each item of Product and/or Recorded Product, the title or titles of each item of Product and/or Recorded Product, the characters of each item of

                Product and/or Recorded Product or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to each item of Product and/or Recorded Product, any remake or sequel thereof and/or said literary properties;

        (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on each item of Product and/or Recorded Product, together with any and all copyrights obtained or to be obtained in connection with each item of Product and/or Recorded Product or any underlying or component elements of each item of Product and/or Recorded Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this paragraph, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Credit Parties for past, present and future infringements of copyright;

        (vii) all insurance policies and completion bonds connected with each item of Product and/or Recorded Product and all proceeds which may be derived therefrom;

        (viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account each item of Product and/or Recorded Product, the Physical Materials and rights in and to said story, other literary material upon which each item of Product and/or Recorded Product is based or from which it is adapted, and said music and musical compositions used or to be used in each item of Product and/or Recorded Product;

        (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the UCC or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of each item of Product and/or Recorded Product or any part of each item of Product and/or Recorded Product, including, without limitation, all proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of each item of Product and/or Recorded Product and/or any of the elements of each item of Product and/or Recorded Product including from collateral, allied, subsidiary and merchandising rights;

        (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to each item of Product and/or Recorded Product, and the right to obtain copyrights and renewals of copyrights therein;

        (xi) the name or title of each item of Product and/or Recorded Product and all rights of such Credit Party to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or the rules and principles of law and of any other applicable statutory, common law, or other applicable statutes, common law, or other rule or principle of law;

        (xii) any and all contract rights and/or chattel paper which may arise in connection with each item of Product and/or Recorded Product;

        (xiii) all accounts and/or other rights to payment which such Credit Party presently owns or which may arise in favor of such Credit Party in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of each item of Product and/or Recorded Product, and from exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with each item of Product and/or Recorded Product;

        (xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Credit Party for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with each item of Product and/or Recorded Product, any and all general intangible rights in favor of such Credit Party relating to licenses of sound or other equipment, licenses for any photograph or photographic process, and all general intangibles related to the distribution or exploitation of each item of Product and/or Recorded Product including general intangibles related to or which grow out of the exhibition of each item of Product and/or Recorded Product and the exploitation of any and all other rights in each item of Product and/or Recorded Product set out in this definition;

        (xv) any and all goods including inventory (as that term is defined in the UCC) which may arise in connection with the creation, production or delivery of each item of Product and/or Recorded Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Credit Party;

        (xvi) all and each of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of each item of Product and/or Recorded Product, including, without limitation, any and all rights in favor of such Credit Party, the ownership or control of which are or may become necessary or desirable, in the opinion of the Lender, in order to complete production of each item of Product and/or Recorded Product in the event that the Lender exercises any rights it may have to take over and complete production of each item of Product and/or Recorded Product;

        (xvii) any and all documents issued by any pledgeholder or bailee with respect to the item of Product and/or Recorded Product or any Physical Materials (whether or not in completed form) with respect thereto;

        (xviii) any and all production accounts or other bank accounts established by such Credit Party with respect to such item of Product and/or Recorded Product;

        (xix) any and all rights of such Credit Party under contracts relating to the production or acquisition of such item of Product and/or Recorded Product; and

        (xx) any and all rights of such Credit Party under Distribution Agreements relating to each item of Product and/or Recorded Product;

provided, that, notwithstanding anything to the contrary contained above, "Collateral" shall not include the "Real Property" described in the Deed of Trust dated April 24, 1996 among the Borrower, Asahi Bank of California and North American Title Company, as trustee, and the "Rents" described in the Assignment of Rents dated April 24, 1996 between the Borrower and Asahi Bank of California.

        "Collection Account" shall have the meaning of given such term in
Section 8.3 hereof.

        "Commitment" shall mean the commitment of the Lender to make Loans to the Borrower and issue Letters of Credit from the Closing Date through the Commitment Termination Date up to an aggregate principal amount, at any one time, not in excess of $8,000,000, as such amount may be reduced from time to time in accordance with the terms of this Credit Agreement.

        "Commitment Fee" shall have the meaning given such term in Section 2.5 hereof.

        "Commitment Termination Date" shall mean the earlier to occur of (i) November 4, 2000 or (ii) such earlier date on which the Commitments shall terminate in accordance with Section 2.6 or Article 7 hereof.

        "Completed" and "Completion" shall mean with respect to any item of Product that (A) either (i) sufficient elements have been delivered by the Borrower to, and accepted by, a Person (other than the Borrower or Affiliate thereof) to permit such Person to exhibit the item of Product in the medium for which the item of Product is intended for initial exploitation in the United States or (ii) the Borrower has certified to the Lender that an independent laboratory has in its possession a complete final 35 mm or 70 mm (or other size which has become standard in the industry) composite positive print, video master or other equivalent master copy of the item of Product as finally cut, main and end titled, edited, scored and assembled with sound track printed thereon in perfect synchronization with the photographic action and fit and ready for exhibition and distribution in the medium for which the item of Product is intended for initial exploitation, provided that if such certification shall not be verified to the Lender by such independent laboratory within 20 business days thereafter, such item of Product shall revert to being uncompleted until the Lender receives such verification, and (B) if such item of Product was acquired from a third party, the entire acquisition price or minimum advance shall have been paid to the extent then due and there is no condition or event (other than the payment of money not yet due) the occurrence of which might result in the Borrower losing any of its rights in such item of Product.

        "Completion Guarantee" shall mean a completion guarantee, in the customary form accepted by the Lender or otherwise in form and substance satisfactory to the Lender, issued by an Approved Completion Guarantor which names the Lender as a beneficiary thereof to the extent of the applicable Credit Party's financial interest in an item of Product.

        "Consolidated Capital Base" shall mean the sum of the principal amount of Subordinated Debt outstanding (net of unamortized debt discount) plus the amount of Shareholders' Equity of the Borrower and its Consolidated Subsidiaries, all determined in accordance with GAAP.

        "Consolidated Net Income" shall mean, for any period for which such amount is being determined, the net income (or loss) of the Borrower and its Consolidated Subsidiaries during such period, determined on a consolidated basis for such period taken as a single accounting period in accordance with GAAP, provided that there shall be excluded (i) income (or loss) of any Person (other than a Consolidated Subsidiary) in which the Borrower or any of its Consolidated Subsidiaries has an equity investment or comparable interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Consolidated Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Consolidated Subsidiaries or the Person's assets are acquired by the Borrower or any of its Consolidated Subsidiaries and (iii) the income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary.

        "Consolidated Subsidiaries" shall mean all Subsidiaries of a Person which are required or permitted to be Consolidated with such Person for financial reporting purposes in accordance with GAAP.

        "Contribution Agreement" shall mean a Contribution Agreement executed by the Credit Parties substantially in the form of Exhibit J hereto, as the same may be amended, supplemented or otherwise modified from time to time.

        "Controlled Group" shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Credit Party, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

        "Copyright Security Agreement" shall mean the Copyright Security Agreement, substantially in the form of Exhibit E-1 hereto as the same may be amended or supplemented from time to time by delivery of a Copyright Security Agreement Supplement or otherwise.

        "Copyright Security Agreement Supplement" shall mean a Supplement to the Copyright Security Agreement substantially in the form of Exhibit E-2 hereto.

        "Corporate Guarantors" shall mean all of the direct and indirect Subsidiaries of the Borrower, now existing or hereafter acquired or created.

        "Credit Party" shall mean the Borrower or any of the Corporate
Guarantors.

        "Currency Agreement" shall mean any foreign exchange contract, currency swap agreement, futures contract, option contract or other similar agreement designed to protect any Credit Party against fluctuations in currency values.

        "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

        "Distribution Agreements" shall mean (i) any and all agreements entered into by a Credit Party pursuant to which such Credit Party has sold, leased, licensed or assigned distribution rights or other exploitation rights to any item of Product to an un-Affiliated Person and (ii) any agreement hereafter entered into by a Credit Party pursuant to which such Credit Party sells, leases, licenses or assigns distribution rights to an item of Product to an un-Affiliated Person.

        "Dollars" and "$" shall mean lawful money of the United States of America.

        "EBIT" shall mean, for any period, for the Borrower and its Subsidiaries on a Consolidated basis, the sum for such period of (i) Consolidated Net Income,
(ii) Total Interest,
and (iii) provision for income taxes during such period, all as determined for such period in conformity with GAAP.

        "Eligible L/C Receivable" shall have the same definition as an Eligible Receivable except that an Acceptable L/C shall have been delivered to the Lender for the full amount of the receivable.

        "Eligible Library Amount" shall initially be equal to $10,000,000 and shall be redetermined on a bi-annual basis by Richard L. Medress or an independent consultant selected by the Lender in its reasonable discretion exercised in good faith using methodology consistent with the initial valuation without double counting for items of Product that are receiving the credit in the Borrowing Base; provided, however, that there will be interim reductions to the Eligible Library Amount to reflect decreases, if any, in the remaining value of unsold library rights resulting from major library deals (e.g., any single agreement or series of related agreements pertaining to the licensing, distribution or sale of library product providing for aggregate payments (including reasonably estimated contingent payments) to a Credit Party in excess of $250,000) during such interim period.

        "Eligible Receivables" shall mean, at any date at which the amount thereof is to be determined, an amount equal to the sum of the present values (discounted, in the case of amounts which are not due and payable within 12 months following the date of determination, on a quarterly basis by a rate of interest equal to the interest rate in effect on the Note on the date of computation) of (a) all net amounts which pursuant to a binding agreement are contractually obligated to be paid to any Credit Party either unconditionally or subject only to normal delivery requirements, and which are reasonably expected by the Borrower to be payable and collected from obligors (including, without limitation, amounts which a distributor has reported to a Credit Party in writing (and such report has been forwarded to the Lender) will be paid to such Credit Party following receipt by the distributor of sums contractually required to be paid to the distributor from third parties) minus (b) the sum, without double counting and computed on a receivable by receivable basis and never in excess of the amount of the corresponding receivable, of (i) in the case of audio and book receivables, a reserve in respect of estimated returns for items of Product sold on a returnable basis, allowances and doubtful payments of accounts for each such receivable, in an amount which shall not be less than 30% of the amount of the corresponding receivable, (ii) the following items (based on the Borrower's then best estimates): third party profit participations, residuals, collection/ distribution expenses, commissions, video fulfillment costs, foreign withholding, remittance and similar taxes chargeable in respect of such accounts receivable, and any other projected expenses of such Credit Party arising in connection with such amounts and (iii) the outstanding amount of unrecouped advances made by a distributor to the extent subject to repayment by a Credit Party or adjustment pursuant to approved Distribution Agreements, but Eligible Receivables shall not include amounts:

        (i) which in the reasonable discretion of the Lender (acting in good faith) are subject to material conditions precedent to payment (including a material performance obligation or a material executory aspect on the part of the

                Credit Parties or any other party or obligations contingent upon future events not within a Credit Party's direct control within the ordinary course of business);

        (ii)    to the extent such receivables are more than 90 days past due;

        (iii) in excess of $50,000 that are to be paid in a currency other than Dollars unless hedged in a manner satisfactory to the Lender;

        (iv)    to the extent included in the Borrower's estimated bad debts;

        (v) due from any obligor which has 20% or more of the total receivable amount from such obligor 120 or more days past due (exclusive of amounts that are being disputed or contested in good faith);

        (vi) for which there is a bona fide request for a material credit, adjustment, compromise, offset, counterclaim or dispute; provided, however, that only the amount in question shall be excluded from such receivable;

        (vii) which are attributable to an item of Product in which a Credit Party cannot warrant sufficient title to the underlying rights to justify such receivable;

        (viii) in which the Lender does not have a first perfected security interest under the UCC and applicable copyright law; provided that, such receivable may be subject to permitted liens subordinate to the security interest of the Lender;

        (ix) which are determined by the Lender in its reasonable discretion, acting in good faith, upon written notice from the Lender to the Borrower and effective 10 days subsequent to the Borrower's receipt of such notice, to be unacceptable (it being understood that certain unacceptable receivables may be made acceptable and may be included in the Borrowing Base if secured by an Acceptable L/C);

        (x) which relate to items of Product as to which the Lender has not received a fully executed Laboratory Access Letter or Pledgeholder Agreement for each laboratory holding Physical Materials sufficient to fully exploit the rights held by the Borrower in such item of Product;

        (xi) which will be subject to reduction or repayment to the extent not earned by performance;

        (xii)   which are attributable to items of Product as described in
                Section 5.21 unless the Borrower is in compliance with Section 5.21;

        (xiii) which are attributable to items of Product which have not been Completed (except that (1) if a Letter of Credit is issued in order to support the Borrower's minimum payment obligation to acquire distribution rights in such item of Product, amounts attributable to such rights may be treated as Eligible Receivables (even though the item of Product has not yet been Completed), provided that (A) proof of Completion of such item of Product must be presented in order to draw under the Letter of Credit, (B) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product does not exceed the amount of such Letter of Credit for such item of Product, and (C) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables except clause (x); or (2) if a Completion Guarantee has been issued for such item of Product or the Borrower is otherwise in compliance with Section 5.21, amounts attributable to such item of Product may be treated as Eligible Receivables (even though the item of Product has not yet been Completed), provided that (A) the portion of the Borrowing Base attributable to such Eligible Receivables for such item of Product shall not exceed the amounts which would be paid to the Borrower or a Corporate Guarantor under such Completion Guarantee if such item of Product were abandoned as of the date of computation of the Borrowing Base and (B) such amounts otherwise meet all of the applicable criteria for inclusion as Eligible Receivables except clause (x); or

        (xiv) which will not become due and payable until one year or more after the scheduled final maturity of the Credit Agreement.

        The Lender from time to time by written notice to the Borrower (which notice shall be prospective only, i.e., to the extent that giving effect to such notice would otherwise result in a mandatory prepayment by the Borrower under
Section 2.9, such notice shall not be given effect for purposes of such mandatory prepayment, but shall nevertheless be effective for all other purposes under this Credit Agreement immediately upon the Borrower's receipt of such notice) may determine that any amounts due under any Distribution Agreement are unacceptable and shall no longer constitute an Eligible Receivable as it may, acting in good faith, in its discretion deem appropriate.

        "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning any Hazardous Material or environmental protection or health and safety, as now or may at any time hereafter be in effect, including without limitation, the Clean Water Act also known as the Federal Water Pollution Control Act ("FWPCA"), 33 U.S.C. Section 1251 et seq., the Clean Air Act ("CAA"), 42 U.S.C. Sections 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act ("FIFRA"), 7 U.S.C. Sections 136 et seq., the Surface Mining Control and Reclamation Act ("SMCRA"), 30 U.S.C. Sections 1201 et seq., the Comprehensive Environmental

Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), Public Law 99-499, 100 Stat. 1613, the Emergency Planning and Community Right to Know Act ("ECPCRKA"), 42 U.S.C. Section 11001 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Occupational Safety and Health Act as amended ("OSHA"), 29 U.S.C. Section 655 and Section 657, together, in each case, with any amendment thereto, and the regulations adopted pursuant thereto.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as heretofore and hereafter amended, as codified at 29 U.S.C. Section 1001 et seq. and the regulations promulgated thereunder.

        "Eurodollar Loan" shall mean a Loan based on the LIBO Rate in accordance with the provisions of Article 2 hereof.

        "Event of Default" shall have the meaning given such term in Article 7 hereof.

        "Fundamental Documents" shall mean this Credit Agreement, the Note, the Guaranty Agreement, the Pledgeholder Agreements, the Laboratory Access Letters, the Copyright Security Agreement, the Copyright Security Agreement Supplements, the Instruments of Assumption and Joinder, the Notices of Assignment and Irrevocable Instruction, UCC financing statements, and any other ancillary documentation which is required to be or is otherwise executed by any of the Credit Parties and delivered to the Lender in connection with this Credit Agreement or any other Fundamental Document.

        "GAAP" shall mean generally accepted accounting principles in the United States of America consistently applied (except for accounting changes in response to FASB releases, or other authoritative pronouncements).

        "Governmental Authority" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or a foreign jurisdiction.

        "Guaranty" shall mean, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guaranty any Indebtedness, Capital Lease, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation or
(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (iii) to purchase property, securities or services, in each case, primarily for the purpose of assuring the performance of the obligor of any such primary obligation; provided, however, that the term Guaranty shall not include endorsements for collection or collections for deposit, in either case in the ordinary course of business. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

        "Guaranty Agreement" shall mean, collectively, the Individual Guaranty Agreements dated the date hereof, each between an Individual Guarantor and the Lender substantially in the form of Exhibits K-1 through K-5 hereto, as the same may be amended, supplemented or otherwise modified from time to time.

        "Hazardous Materials" shall mean any flammable materials, explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or similar materials defined in any Environmental Law.

        "Indebtedness" shall mean (without double counting), at any time and with respect to any Person, (i) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables (payable within 90 days) arising in the ordinary course of business); (ii) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (iii) obligations of such Person under Capital Leases; (iv) deferred payment obligations of such Person resulting from the adjudication or settlement of any claim or litigation and (v) Indebtedness of others of the type described in clauses (i), (ii), (iii) and (iv) hereof which such Person has (a) directly or indirectly assumed or guaranteed in connection with a Guaranty or (b) secured by a Lien on the assets of such Person, whether or not such Person has assumed such indebtedness. Indebtedness shall not include non-refundable advances made by a third-party distributor to "cash-flow" the production of an item of Product.

        "Individual Guarantors" shall be as defined in the Introductory Statement hereof.

        "Instruments of Assumption and Joinder" shall mean the Instruments of Assumption and Joinder substantially in the form of Exhibit I pursuant to which Subsidiaries of the Borrower become parties to this Credit Agreement as contemplated by Section 6.22.

        "Interest Payment Date" shall mean (i) as to any Eurodollar Loan having an Interest Period of one, two or three months, the last day of such Interest Period, (ii) as to any Eurodollar Loan having an Interest Period of more than three months, the last day of such Interest Period and, in addition, each date during such Interest Period that would be the last day of an Interest Period commencing on the same day as the first day of such Interest Period but having a duration of three months or any integral multiple thereof and (iii) with respect to Alternate Base Rate Loans, the last Business Day of each March, June, September and December (commencing the last Business Day of December 1997).

        "Interest Period" shall mean as to any Eurodollar Loan, the period commencing on the date such Loan is made, continued or converted or the last day of the preceding Interest Period and ending on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter as the Borrower may elect; provided, however, that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case, such Interest Period shall end on the next preceding Business Day and (ii) no Interest Period may be selected which would end later than the Commitment Termination Date.

        "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, synthetic caps, collars and floors or other financial agreement or arrangement designed to protect any Credit Party against fluctuations in interest rates.

        "Investment" shall mean any stock, evidence of indebtedness or other securities of any Person, any loan, advance, contribution of capital, extension of credit or commitment therefor, including without limitation the guarantee of loans made to others (except for current trade and customer accounts receivable for goods or services provided or rendered in the ordinary course of business and payable in accordance with customary trading terms in the ordinary course of business), and any purchase of (i) any securities of another Person or (ii) any business or undertaking of any Person or any commitment or option to make any such purchase.

        "L/C Exposure" shall mean, at any time, the amount expressed in Dollars of the aggregate face amount of all drafts which may then or thereafter be presented by beneficiaries under all Letters of Credit then outstanding plus (without duplication) the face amount of all drafts which have been presented or accepted under all Letters of Credit but have not yet been paid or have been paid but not reimbursed.

        "Laboratory" shall mean any laboratory reasonably acceptable to the Lender which is located in the United States and is a party to a Pledgeholder Agreement or a Laboratory Access Letter.

        "Laboratory Access Letter" shall mean a letter agreement among (i) a Laboratory holding any elements of any item of Product to which a Credit Party has the right of access, (ii) such Credit Party and (iii) the Lender, substantially in the form of Exhibit F hereto or a form otherwise acceptable to the Lender.

        "Lender" shall be as defined in the Introductory Statement hereof.

        "Lending Office" shall mean, with respect to the Lender, the branch or branches (or affiliate or affiliates) from which the Lender's Eurodollar Loans or Alternate Base Rate Loans, as the case may be, are made or maintained and for the account of which all payments of principal of, and interest on, the Lender's Eurodollar Loans or Alternate Base Rate Loans are made.

        "Letter of Credit" shall mean a letter of credit issued by the Lender pursuant to Section 2.14.

        "LIBO Rate" shall mean, with respect to the Interest Period for a Eurodollar Loan, an interest rate per annum equal to the quotient (rounded upwards to the next 1/100 of 1%) of (A) the average of the rates at which Dollar deposits approximately equal in principal amount to such Eurodollar Loan and for a maturity equal to the applicable Interest Period are offered to the Lending Office of the Lender in immediately available funds in the London Interbank Market for Eurodollars at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period divided by (B) one minus the applicable statutory reserve requirements of the Lender, expressed as a decimal (including without duplication or limitation, basic, supplemental, marginal and emergency reserves), from time to time in effect under Regulation D or similar regulations of the Board. It is agreed that for purposes of this definition, Eurodollar Loans made hereunder shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D and to be subject to the reserve requirements of Regulation D.

        "Lien" shall mean any mortgage, copyright mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction or the agreement to grant a security interest at a future date).

        "Loans" shall mean the loans made hereunder in accordance with the provisions of Section 2.2, whether made as a Eurodollar Loan or an Alternate Base Rate Loan, as permitted hereby.

        "Margin Stock" shall be as defined in Regulation U of the Board.

        "Material Agreement" shall mean any agreement set forth on Schedule 3.17 hereto.

        "Maximum Guaranty Amount" shall be as defined in the Introductory Statement hereof.

        "MEI Line of Credit" shall mean the loan made to the Borrower and certain of the Corporate Guarantors by MEI on September 26, 1997 in the principal amount of $550,000.

        "Multiemployer Plan" shall mean a plan described in Section 4001(a)(3) of ERISA.

        "Notice of Assignment and Irrevocable Instructions" shall mean the Notice of Assignment and Irrevocable Instructions substantially in the form of Exhibit G or in such other form as shall be acceptable to the Lender, including without limitation the inclusion of such notice and instructions in a Distribution Agreement.

        "Obligations" shall mean the obligation of the Borrower to make due and punctual payment of principal of and interest on the Loans, the Commitment Fee, reimbursement obligations in respect of Letters of Credit and all other monetary obligations of the Borrower owed to the Lender under this Credit Agreement, the Note, the Commitment Letter or any other Fundamental Document and all amounts payable by the Borrower to the Lender under any Interest Rate Protection Agreement or Currency Agreement, provided that the Lender shall have received written notice within 10 days after execution of each such Interest Rate Protection Agreement or Currency Agreement.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

        "Permitted Encumbrances" shall mean Liens permitted under Section 6.2 hereof.

        "Person" shall mean any natural person, corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

        "Physical Materials" shall have the meaning given such term in the definition of "Collateral" herein.

        "Plan" shall mean an employee benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, maintained by the Borrower or any member of the Controlled Group, or to which the Borrower or any member of the Controlled Group contributes or is required to contribute or any other plan covered by Title IV of ERISA that cover any employees of the Borrower or any member of the Controlled Group.

        "Pledged Securities" shall mean 100% of the issued and outstanding capital stock of each of the Corporate Guarantors.

        "Pledgeholder Agreement" shall mean a Laboratory Pledgeholder Agreement among a Credit Party, the Lender, a third party completion guarantor (if there is one), and one or more Laboratories, substantially in the form of Exhibit D-1 or Exhibit D-2 hereto, or in such other form as shall be acceptable to the Lender.

        "Pledgors" shall mean those Credit Parties identified as such on
Schedule 3.7(a).

        "Product" shall mean any motion picture, film or video tape produced for television release or for release in any other medium, in each case whether recorded on film, videotape, cassette, cartridge, disc or on or by any other means, method, process or device whether now known or hereafter developed, with respect to which a Credit Party (i) is the initial copyright owner or (ii) acquires an equity interest or distribution rights. The term "item of Product" shall include, without limitation, the scenario, screenplay or script upon which such Product is based, all of the properties thereof, tangible and intangible, and whether now in existence or hereafter to be made or produced, whether or not in possession of the Credit Parties, and all rights therein and thereto, of every kind and character.

        "Production Account(s)" shall mean individually or collectively, as the context so requires, each demand deposit account(s) established by a Credit Party at a commercial bank located in the United States or otherwise acceptable to the Lender, for the sole purpose of paying the production costs of a particular item of Product and, if a Completion Guaranty is required for such item of Product pursuant to the terms hereof, as to which the Approved Completion Guarantor for such item of Product has agreed in writing that amounts deposited in such account shall be deemed available for production of such item of Product for purposes of the Completion Guarantee for such item of Product.

        "Production Exposure" for an item of Product shall mean the Budgeted Negative Cost or acquisition price paid or to be paid by a Credit Party (net of amounts being cash-flowed by a third party unrelated to a Credit Party pursuant to contractual arrangements reasonably acceptable to the Lender).

        "Recorded Product" shall mean any audio embodiment or musical, spoken or other sound based upon literary or other works regardless of the nature of the material object, such as discs, tapes or other phonorecords, in which such sounds are embodied, including without limitation audio books.

        "Reportable Event" shall mean any reportable event as defined in Section 4043(c) of ERISA, other than a reportable event as to which provision for 30-day notice to the PBGC would be waived under applicable regulations had the regulations in effect on the Closing Date been in effect on the date of occurrence of such reportable event.

        "Restricted Payment" shall mean (i) any distribution, dividend or other direct or indirect payment on account of shares of any class of stock of, partnership interest in, or any other equity interest of, a Credit Party, other than a dividend, distribution or other payment payable solely in shares of common stock, (ii) any redemption or other acquisition, re-acquisition or retirement by a Credit Party of any class of its own stock or other equity interest of a Credit Party or an Affiliate, now or hereafter outstanding, (iii) any payment made to retire, or obtain the surrender of any outstanding warrants, puts or options or other rights to purchase or acquire shares of any class of stock of, or any equity interest in, a Credit Party, now or hereafter outstanding and (iv) any payment by a Credit Party of principal of, premium, if any, or interest on, or any redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Subordinated Debt now or hereafter outstanding.

        "Sanwa Credit Agreement" shall mean the Term Loan Agreement dated as of August 16, 1996, between Sanwa Bank California and the Borrower.

        "Shareholders' Equity" shall mean the consolidated capital, surplus and retained earnings and deficits of the Borrower and its Subsidiaries, subject to intercompany eliminations and reduced by the outstanding amount of any note held by the Borrower in payment for capital stock, all as determined in accordance with GAAP.

        "Strike Price" shall mean, with respect to any item of Product, the amount of funds required to be provided under the relevant Completion Guarantee, if applicable.

        "Subordinated Debt" shall mean all Indebtedness of any of the Credit Parties that is subordinated to the Obligations pursuant to written agreements, containing interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, subordination provisions and other material terms in form and substance satisfactory to the Lender.

        "Subsidiary" shall mean with respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.

        "Total Interest" shall mean the sum of (i) all cash interest expenses (net of interest income) calculated on an accrual basis of the Borrower and its Consolidated Subsidiaries computed in accordance with GAAP (whether indicated on the consolidated statement of earnings under the caption "Interest Expense" or netted out under the amount appearing under the caption "Interest and Investment Income") plus (ii) any cash interest expense calculated on an accrual basis that has been capitalized (other than as part of film costs) during the relevant period.

        "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York on the date of execution of this Credit Agreement.

        "Voting Stock" shall mean the capital stock of an entity having ordinary voting power under ordinary circumstances to vote in the election of directors of such entity.

        "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the sum of the products obtained by (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

2.      THE LOANS

        SECTION 2.1. Loans. (a) The Lender agrees, upon the terms and subject to the conditions hereof, to make loans to the Borrower, on any Business Day and from time to time from the Closing Date to but excluding the Commitment Termination Date, each in an aggregate principal amount which when added to the aggregate principal amount of all Loans then outstanding to the Borrower from the Lender plus the then current L/C Exposure, does not exceed the Lender's Commitment (after giving effect to all Loans repaid and all reimbursements of Letters of Credit made concurrently with the making of any Loans).

        (b) Subject to Section 2.2, the Loans shall be made at such times as the Borrower shall request.

        (c) Subject to the terms and conditions of this Credit Agreement, the Borrower may borrow, repay and re-borrow amounts constituting the Commitment.

        (d) Notwithstanding anything to the contrary above, the Lender shall not be obligated to make Loans or to incur any incremental L/C Exposure if, as a result thereof, the aggregate principal amount of all Loans then outstanding plus the then current L/C Exposure exceeds the lesser of (x) the sum of (A) the Maximum Guaranty Amount plus (B) amounts currently held in the Collection Account plus (C) the Borrowing Base or (y) the Commitment.

        SECTION 2.2. Making of Loans. (a) Each Loan shall be an Alternate Base Rate Loan or a Eurodollar Loan as the Borrower may request subject to and in accordance with this Section 2.2.

        (b) The Borrower shall give the Lender at least three Business Days' prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Eurodollar Loans, and at least one Business Day's prior written, facsimile or telephonic (promptly confirmed in writing) notice of each Borrowing which is to consist of Alternate Base Rate Loans. Each such notice in order to be effective must be received by the Lender not later than 2:00 p.m., New York City time, on the day required and shall specify the date (which shall be a Business Day) on which such Loan is to be made, the aggregate principal amount of the requested Loan. Each such notice shall be irrevocable and shall specify whether the Borrowing then being requested is to consist of Alternate Base Rate Loans or Eurodollar Loans and in the case of Eurodollar Loans, the Interest Period or Interest Periods with respect thereto; provided, that in the event the Lender shall have determined that Eurodollar Loans are not available pursuant to Section 2.7(b), the Borrower may rescind such Borrowing request by providing the Lender notice thereof no later than 5:00 p.m. (New York City time) on the day the Borrower received notice of such unavailability. If no election of an Interest Period is specified in such notice in the case of a Borrowing consisting of Eurodollar Loans, such notice shall be deemed to be a request for an Interest Period of one month. If no election is made as to the type of Loan, such notice shall be deemed a request for a Borrowing consisting of Alternate Base Rate Loans. No Borrowing shall consist of Eurodollar Loans if after giving effect thereto an aggregate of more than six (6) separate Eurodollar Loans would be outstanding hereunder (determined in accordance with Section 2.9(c) hereof).

        (c) Each Loan requested by the Borrower shall be as specified on the applicable Borrowing Certificate delivered to the Lender in connection with such Loan; provided, that with respect to any request for a Loan in excess of the Borrowing Base (which amount shall be subject to the guaranty obligations of the Individual Guarantors under the Guaranty Agreement), the Borrower shall obtain the written approval of MEI in accordance with the terms of the Guaranty Agreement. The Lender shall disburse such funds by depositing the requested amounts into an account designated by the Borrower.

        (d) The Lender may at its option fulfill its obligation to make Eurodollar Loans by causing a foreign branch or affiliate to fund such Eurodollar Loans, provided that any exercise of such option shall not affect the obligation of the Borrower to repay Loans in accordance with the terms hereof. Subject to the other provisions of this Section 2.2, Loans of more than one interest rate type may be outstanding at the same time.

        (e) The amount of any Borrowing of new funds shall be in an aggregate principal amount of $125,000 (or such lesser amount as shall equal the available but unused portion of the Commitment) or such greater amount which is an integral multiple of $100,000; provided, however that the amount of any Borrowing of new funds which shall be a Eurodollar Loan shall be in an aggregate principal amount of $500,000 or such greater amount which is an integral multiple of $100,000.

        (f) Notwithstanding the provisions of clause (b) above and/or the absence of a request from the Borrower that the Lender make a Loan, the Lender may make Loans and apply the proceeds thereof as follows:

                (i) if the Approved Completion Guarantor for an item of Product being produced by the Borrower or for which receivables are included in the Borrowing Base shall take over production of such item of Product pursuant to the Completion Guarantee with respect to such item of Product, to make Loans up to the Strike Price with respect to the production of such item of Product and pay the proceeds thereof directly to the Approved Completion Guarantor to be used to finance the production and delivery of such item of Product pursuant to the terms of the Completion Guarantee; and

                (ii) if an Event of Default shall have occurred and be continuing, to make Loans with respect to any item of Product being produced by the Borrower or for which receivables are included in the Borrowing Base and pay the proceeds thereof directly to Persons providing services in connection with the production, delivery and distribution of such Product so as to ensure Completion of such item of Product and/or the collection of Eligible Receivables.

        SECTION 2.3. Note. (a) The Loans made by the Lender hereunder shall be evidenced by a single promissory note substantially in the form of Exhibit A hereto (the "Note") in the face amount of the Lender's Commitment, payable to the order of the Lender, duly executed by the Borrower and dated the date hereof.

        (b) The Note shall bear interest on the outstanding principal balance thereof as set forth in Section 2.4 hereof. The Lender is hereby authorized by the Borrower, but not obligated, to enter the amount of each Loan and the amount of each payment or prepayment of principal or interest thereon in the appropriate spaces on the reverse of or on an attachment to the Note; provided, however, that the failure of the Lender to set forth such Loans, principal payments or other information shall not in any manner affect the obligations of the Borrower to repay such Loans.

        SECTION 2.4. Interest on Note. (a) In the case of a Eurodollar Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the LIBO Rate plus the Applicable Margin. Interest shall be payable on each Eurodollar Loan on each applicable Interest Payment Date, at maturity and on the date of a conversion of such Eurodollar Loan to an Alternate Base Rate Loan. The Lender shall determine the applicable LIBO Rate for each Interest Period as soon as practicable on the date when such determination is to be made in respect of such Interest Period and shall notify the Borrower of the applicable interest rate so determined. Such determination shall be conclusive absent manifest error.

        (b) In the case of an Alternate Base Rate Loan, interest shall be payable at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365/366 days, as the case may be, during such times as the Alternate Base Rate is based upon the Prime Rate, and over a year of 360 days at all other times) equal to the Alternate Base Rate plus the Applicable Margin. Interest shall be payable on each Alternate Base Rate Loan on each applicable Interest Payment Date and at maturity.

        (c) Anything in this Credit Agreement or the Note to the contrary notwithstanding, the interest rate on the Loans shall in no event be in excess of the maximum permitted by Applicable Law.

        SECTION 2.5. Commitment Fees and Other Fees. (a) The Borrower agrees to pay to the Lender on the last Business Day of each March, June, September and December in each year (commencing on the last Business Day of December 1997) prior to the Commitment Termination Date and on the Commitment Termination Date, an aggregate fee (the "Commitment Fee") of 1/2 of 1% per annum, computed on the basis of the actual number of days elapsed during the preceding period or quarter over a year of 360 days, on the average daily amount by which the Lender's Commitment, as such Commitment may be reduced in accordance with the provisions of this Credit Agreement, exceeds the sum of the principal balance of the Lender's outstanding Loans plus its L/C Exposure during the preceding period or quarter.

        (b)     The Commitment Fee shall commence to accrue from the Closing
Date.

        (c) In addition, the Borrower agrees to pay to the Lender on the Closing Date a one-time fee in an amount equal to 2% of the Lender's Commitment.

        SECTION 2.6. Optional and Mandatory Termination or Reduction of Commitment. (a) Upon at least three Business Days' prior written, facsimile or telephonic notice (provided that such telephonic notice is immediately followed by written confirmation) to the Lender, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitment. In the case of a partial reduction, each such reduction of the Commitment shall be in a minimum aggregate principal amount of $500,000 or an integral multiple thereof; provided, however, that the Commitment may not be reduced by more than the amount of the then unused Commitment and may not be reduced to an amount less than the aggregate principal amount of the Loans outstanding, plus the then current L/C Exposure.

        (b) Simultaneously with each such termination or reduction of the Commitment, the Borrower shall pay to the Lender all accrued and unpaid Commitment Fees on the amount of the Commitment so terminated or reduced through the date of such termination or reduction.

        SECTION 2.7. Default Interest; Alternate Rate of Interest. (a) If the Borrower shall default in the payment of the principal of, or interest on any Loan becoming due hereunder, whether at stated maturity, by acceleration or otherwise, or the payment of any other amount becoming due hereunder after written notification from the Lender to the Borrower of such amount, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on all Loans and overdue amounts outstanding up to the date of actual payment of such defaulted amount (after as well as before judgment) (i) for the remainder of the then current Interest Period for each Eurodollar Loan, at 2% in excess of the rate then in effect for each such Eurodollar Loan and (ii) for all periods subsequent to the then current Interest Period for each Eurodollar Loan, for all Alternate Base Rate Loans and for all other overdue amounts hereunder, at 2% in excess of the rate then in effect for Alternate Base Rate Loans.

        (b) In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Loan, (i) the Lender shall have determined (which determination, absent manifest error, shall be conclusive) that Dollar deposits in the amount of the principal amount of such Eurodollar Loan are not generally available in the London Interbank Market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to the Lender of making or maintaining the principal amount of such Eurodollar Loan during such Interest Period or (ii) the Lender shall have determined that reasonable means do not exist for ascertaining the applicable LIBO Rate, the Lender shall, as soon as practicable thereafter, give written or facsimile notice of such determination to the Borrower, and any request by the Borrower for a Eurodollar Loan (or conversion to or continuation as a Eurodollar Loan pursuant to Section
2.8 hereof), made after receipt of such notice, shall be deemed a request for an Alternate Base Rate Loan (unless such borrowing request has been rescinded pursuant to Section 2.2 (b)). After such notice shall have been given and until the circumstances giving rise to such notice no longer exist, each request (or portion thereof, as the case may be) for a Eurodollar Loan shall be deemed to be a request for an Alternate Base Rate Loan.

        SECTION 2.8. Continuation and Conversion of Loans. The Borrower shall have the right, at any time, (i) to convert any Eurodollar Loan or portion thereof to an Alternate Base Rate Loan or to continue such Eurodollar Loan or a portion thereof for a successive Interest Period, or (ii) to convert any Alternate Base Rate Loan or a portion thereof to a Eurodollar Loan, subject to the following:

        (a) the Borrower shall give the Lender prior written, facsimile or telephonic (promptly confirmed in writing) notice of each continuation or conversion hereunder of at least three Business Days for continuation as or conversion to a Eurodollar Loan; such notice shall be irrevocable and to be effective, must be received by the Lender on the day required not later than 2:00 p.m., New York City time;

        (b) no Event of Default or Default shall have occurred and be continuing at the time of any conversion to a Eurodollar Loan or continuation of any such Eurodollar Loan into a subsequent Interest Period;

        (c) no Alternate Base Rate Loan may be converted to a Eurodollar Loan and no Eurodollar Loan may be continued as a Eurodollar Loan if, after such conversion or continuance, and after giving effect to any concurrent prepayment of Loans, an aggregate of more than six separate Eurodollar Loans would be outstanding hereunder (for purposes of determining the number of such Loans outstanding, Loans with different Interest Periods shall be counted as different Loans even if made on the same date);

        (d) the aggregate principal amount of Loans continued as or converted to Eurodollar Loans as part of the same Borrowing shall be $500,000 or such greater amount which is an integral multiple of $100,000;

        (e) accrued interest on the Eurodollar Loans (or portion thereof) being continued shall be paid by the Borrower at the time of continuation;

        (f) the Interest Period with respect to a new Eurodollar Loan effected by a continuation or conversion shall commence on the date of such continuation or conversion;

        (g) if a Eurodollar Loan is converted to another type of Loan prior to the last day of the Interest Period with respect thereto, the amounts required by Section 2.9(b) shall be paid upon such conversion; and

        (h) each request for a continuation as or conversion to a Eurodollar Loan which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month.

In the event that the Borrower shall not give notice to continue or convert any Eurodollar Loan as provided above, such Loan (unless repaid) shall automatically be continued as a Eurodollar Loan having an Interest Period of one month at the expiration of the then current Interest Period.

        SECTION 2.9. Prepayment of Loans; Reimbursement of Lender. (a) Subject to the terms of paragraph (b) of this Section 2.9, the Borrower shall have the right at its option at any time and from time to time to prepay (i) any Alternate Base Rate Loan, in whole or in part, upon at least one Business Day's prior written, telephonic (promptly confirmed in writing) or facsimile notice to the Lender, in the principal amount of $125,000 or such greater amount which is an integral multiple of $100,000 or the remaining balance of such Loan if prepaid in full and (ii) any Eurodollar Loan, in whole or in part, upon at least three Business Days' prior written, telephonic (promptly confirmed in writing) or facsimile notice, in the principal amount of $500,000 or such greater amount which is an integral multiple of $100,000 if prepaid in part, or the remaining balance of such Loan if prepaid in full. Each notice of prepayment shall specify the prepayment date, each Loan to be prepaid and the principal amount thereof, shall be irrevocable and shall commit the Borrower to prepay such Loan in the amount and on the date stated therein. All prepayments under this Section 2.9(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment.

        (b) The Borrower shall reimburse the Lender on demand for any loss incurred or to be incurred by the Lender in the reemployment of the funds released (i) by any prepayment (for any reason) of any Eurodollar Loan if such Loan is repaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrower delivers a notice of borrowing under Section 2.2(b) or Section 2.8(a) in respect of Eurodollar Loans, such Loan is not made, converted to or continued as a Eurodollar Loan on the first day of the Interest Period specified in such notice of borrowing for any reason other than (A) a suspension or limitation under Section 2.7(b) of the right of the Borrower to select a Eurodollar Loan, (B) a breach by the Lender of its obligation to fund such borrowing when it is otherwise required to do so hereunder or (C) a repayment resulting from a conversion required by the Lender pursuant to Section 2.11(a). Such loss shall be the amount as reasonably determined by the Lender as the excess, if any, of (I) the amount of interest which would have accrued to the Lender on the amount so paid or not borrowed, continued or converted at a rate of interest equal to the interest rate applicable to such Loan pursuant to Section 2.4 hereof, for the period from the date of such payment or failure to borrow, continue or convert to the last day
(x) in the case of a payment prior to the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, continue or convert, of the Interest Period for such Loan which would have commenced on the date of such failure to borrow, continue or convert, over (II) the amount realized or to be realized by the Lender in reemploying the funds not advanced or the funds received in prepayment or realized from the Loan not so continued or converted during the period referred to above. The Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by the Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay the Lender the amounts shown on such certificate within ten days of the Borrower's receipt of such certificate.

        (c) In the event the Borrower fails to prepay any Loan on the date specified in any prepayment notice delivered pursuant to Section 2.9(a), the Borrower shall pay to the Lender any amounts required to compensate the Lender for any actual loss incurred by the Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by the Lender to fulfill deposit obligations incurred in anticipation of such prepayment. The Lender shall deliver to the Borrower from time to time one or more certificates setting forth the amount of such loss (and in reasonable detail the manner of computation thereof) as determined by the Lender, which certificates shall be conclusive absent manifest error. The Borrower shall pay the Lender the amounts shown on such certificate within ten days of the Borrower's receipt of such certificate.

        (d) If at any time the sum of the Loans outstanding plus the L/C Exposure exceeds the sum of (x) the Maximum Guaranty Amount, (y) the Borrowing Base and (z) the amounts currently held in the Collection Account, as set forth on the most recent Borrowing Base Certificate, the Borrower shall immediately pay down the Loans outstanding or otherwise eliminate such excess.

        (e) Simultaneously with each termination and/or mandatory or optional reduction of the Commitment pursuant to Section 2.6, the Borrower shall pay to the Lender an amount equal to the excess of the sum of aggregate outstanding principal amount of the Loans plus the L/C Exposure, over the reduced Commitment.

        (f) Unless otherwise designated in writing by the Borrower, all prepayments shall be applied to the applicable principal payment set forth in this Section 2.9, first to that amount of such applicable principal payment then maintained as Alternate Base Rate Loans by the Borrower, and then, to that amount of such applicable principal payment maintained as Eurodollar Loans by the Borrower in order of the scheduled expiry of Interest Periods with respect thereto.

        (g) All prepayments shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to but not including the date of prepayment.

        SECTION 2.10. Change in Circumstances. (a) In the event that after the Closing Date any change in Applicable Law or in the official interpretation or administration thereof

(including, without limitation, any request, guideline or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof or, with respect to clause (ii), (iii) or (iv) below any change in conditions, shall occur which shall:

                (i) subject the Lender to, or increase the net tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Eurodollar Loan (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding (A) that is measured with respect to the overall net income of the Lender or of a Lending Office of the Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Lender or Lending Office is incorporated, in which the Lending Office is located, managed or controlled or in which the Lender has its principal office (or any political subdivision or taxing authority thereof or therein), or
                        (B) that is imposed solely by reason of the Lender failing to make a declaration of, or otherwise to establish, non-residence, or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Lender may properly make such declaration or claim or so establish non-residence or otherwise comply); or

                (ii) change the basis of taxation of any payment to the Lender of principal or any interest on any Eurodollar Loan or other fees and amounts payable to the Lender hereunder, or any combination of the foregoing; other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding that is measured with respect to the overall net income of the Lender or of a Lending Office of the Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Lender or Lending Office is incorporated, in which such Lending Office is located, managed or controlled or in which the Lender has its principal office (or any political subdivision or taxing authority thereof or therein); or

                (iii) impose, modify or deem applicable any reserve, deposit or similar requirement against any assets held by, deposits with or for the account of or loans or commitments by an office of the Lender with respect to any Eurodollar Loan; or

                (iv) impose upon the Lender or the London Interbank Market any other condition with respect to the Eurodollar Loans or this Credit Agreement;

and the result of any of the foregoing shall be to increase the actual cost to the Lender of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) received or receivable by the Lender in connection with any Eurodollar Loan hereunder, or to require the Lender to make any payment in connection with any Eurodollar Loan hereunder, in each case by or in an amount which the Lender in its sole judgment shall deem material, then and in each case the Borrower shall pay to the Lender, as provided in paragraph (c) below, such amounts as shall be necessary to compensate the Lender for such cost, reduction or payment.

        (b) If at any time and from time to time after the Closing Date the Lender shall have determined that the applicability of any law, rule, regulation or guideline adopted after the Closing Date regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender (or any Lending Office of the Lender) or the Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of the authority, central bank or comparable agency, would actually reduce the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Credit Agreement or the Loans made or Letters of Credit issued by the Lender pursuant hereto to a level below that which the Lender or the Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time the Borrower shall pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender's holding company for any such actual reduction suffered with respect to Loans made by the Lender hereunder.

        (c) The Lender shall deliver to the Borrower from time to time, one or more certificates setting forth the amounts due to the Lender under paragraphs (a) and (b) above within six months after incurring such additional costs or suffering such reductions, the changes as a result of which such amounts are due, the manner of computing such amounts and the manner of computing the amounts allocable to Loans hereunder pursuant to paragraphs (a) and (b) above. Each such certificate shall be conclusive in the absence of manifest error. The Borrower shall pay to the Lender the amounts shown as due on any such certificate within ten Business Days after its receipt of the same. No failure on the part of the Lender to demand compensation under paragraph (a) or
(b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section 2.10(c) shall be available to the Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by the Lender for compensation thereunder.

        (d) The Lender agrees that after it becomes aware of the occurrence of an event or the existence of a condition that (i) would cause it to incur any increased cost hereunder or render it unable to perform its agreements hereunder for the reasons specifically set forth in Section 2.7(b), this Section 2.10 or
Section 2.14(g) or (ii) would require the Borrower to pay an increased amount under Section 2.7(b), this Section 2.10 or Section 2.14(g), it will use reasonable efforts to notify the Borrower of such event or condition and, to the extent not inconsistent with the Lender's internal policies, will use its reasonable efforts to make, fund or maintain the affected Loans of the Lender, or, if applicable, to issue Letters of Credit as required under Section 2.14, through another Lending Office of the Lender if as a result thereof the additional monies which would otherwise be required to be paid or the reduction of amounts receivable by the Lender thereunder in respect of such Loans would be materially reduced, or such inability to perform would cease to exist, or the increased costs which would otherwise be required to be paid in respect of such Loans pursuant to Section 2.7(b), this Section 2.10 or Section 2.14(f) would be materially reduced or the taxes or other amounts otherwise payable under Section 2.7(b), this Section 2.10 or Section 2.14(f) would be materially reduced, and if, as determined by the Lender, in its discretion, the making, funding or maintaining of such Loans through such other Lending Office would not otherwise materially adversely affect such Loans or the Lender.

        SECTION 2.11. Change in Legality. (a) Notwithstanding anything to the contrary contained elsewhere in this Credit Agreement, if any change after the Closing Date in Applicable Law, guideline or order, or in the interpretation thereof by any Governmental Authority charged with the administration thereof, shall make it unlawful for the Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to a Eurodollar Loan, then, by written notice to the Borrower, the Lender may (i) declare that Eurodollar Loans will not thereafter be made by the Lender hereunder and/or (ii) require that, subject to Section 2.9(b), all outstanding Eurodollar Loans made by it be converted to Alternate Base Rate Loans, whereupon all of such Eurodollar Loans shall automatically be converted to Alternate Base Rate Loans, as of the effective date of such notice as provided in paragraph (b) below. Any subsequent Eurodollar Loan shall, instead, be an Alternate Base Rate Loan unless such declaration is subsequently withdrawn.

        (b) A notice to the Borrower by the Lender pursuant to paragraph (a) above shall be effective for purposes of clause (ii) thereof, if lawful, on the last day of the current Interest Period for each outstanding Eurodollar Loan; and in all other cases, on the date of receipt of such notice by the Borrower.

        SECTION 2.12. Manner of Payments. All payments by the Borrower hereunder and under the Note shall be made in Dollars in Federal or other immediately available funds at the office of The Chase Manhattan Bank, Loan and Agency Services Group, 270 Park Avenue, New York, NY 10017,for credit to the "Dove Entertainment Inc. Collection Account," Account No. 323-516-440, no later than 2:00 p.m., New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid or converted to a Loan of a different type.

        SECTION 2.13. Interest Adjustments. (a) If the provisions of this Credit Agreement or Note would at any time require payment by the Borrower to the Lender of any amount of interest in excess of the maximum amount then permitted by the law applicable to any Loan, the interest payments to the Lender shall be reduced to the extent necessary so that the Lender shall not receive interest in excess of such maximum amount. If, as a result of the foregoing, the Lender shall receive interest payments hereunder or under the Note in an amount less than the amount otherwise provided hereunder, such deficit (hereinafter called the "Interest Deficit") will, to the fullest extent permitted by Applicable Law, cumulate and will be carried forward (without interest) until the termination of this Credit Agreement. Interest otherwise payable to the Lender hereunder and under the Note for any subsequent period shall be increased by the maximum amount of the Interest Deficit that may be so added without causing the Lender to receive interest in excess of the maximum amount then permitted by the law applicable to the Loans.

        (b) The amount of any Interest Deficit relating to a particular Loan and the Note shall be treated as a prepayment penalty and shall, to the fullest extent permitted by Applicable Law, be paid in full at the time of any optional prepayment by the Borrower to the Lender of all the Loans at that time outstanding pursuant to Section 2.9(a) hereof and upon termination or reduction of the Commitment pursuant to Section 2.6 hereof. The amount of any Interest Deficit relating to a particular Loan and the Note at the time of any complete payment of the Loans at that time outstanding (other than an optional prepayment thereof pursuant to Section 2.9(a) hereof) shall be canceled and not paid.

        SECTION 2.14. Letters of Credit. (a) (i) Subject to the terms and conditions hereof and of Applicable Law, the Lender agrees to issue Letters of Credit payable in Dollars from time to time after the Closing Date and prior to the Commitment Termination Date upon the request of the Borrower, provided, however, that (A) the Borrower shall not request that any Letter of Credit be issued if, after giving effect thereto, the sum of the then current L/C Exposure, plus the aggregate Loans then outstanding, would exceed the lesser of
(x) the sum of (I) the Maximum Guaranty Amount, (II) the then current amount of the Borrowing Base and (III) the then current amount held in the Collection Account or (y) the Commitment and (B) in no event shall the Lender issue any Letter of Credit having an expiration date after the Commitment Termination Date or pursuant to which drafts drawn thereunder would be payable after the Commitment Termination Date.

                (ii) Each Letter of Credit may, at the option of the Lender, provide that the Lender may (but shall not be required to) pay all or any part of the maximum amount which may at any time be available for drawing thereunder to the beneficiary thereof upon the occurrence and continuation of an Event of Default and the acceleration of the maturity of the Loans, provided that, if payment is not then due to the beneficiary, the Lender may deposit the funds in question in a segregated account with the Lender to secure payment to the beneficiary and any funds so deposited shall be paid to the beneficiary of the Letter of Credit if conditions to such payment are satisfied or returned to the Lender (or, if all Obligations shall have been paid in full in cash, to the Borrower) if no payment to the beneficiary has been made and the final date available for drawings under the Letter of Credit has passed. Each payment or deposit of funds by the Lender as provided in this paragraph shall be treated for all purposes of this Credit Agreement as a drawing duly honored by the Lender under the related Letter of Credit.

        (b) Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Lender a written notice no later than 2:00 p.m., New York City time, at least five Business Days prior to the proposed date of issuance. Such notice shall specify (i) the proposed date of issuance (which shall be a Business Day), (ii) the face amount of the Letter of Credit, (iii) the expiration date of the Letter of Credit and (iv) the name and address of the beneficiary. Such notice shall be accompanied by a brief description of the underlying transaction and upon request of the Lender, the Borrower shall provide additional details regarding the underlying transaction. Concurrently with the giving of written notice of a request for the issuance of a Letter of Credit, the Borrower shall specify a precise description of the documents and the verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary prior to the expiration date of the Letter of Credit, would require the Lender to make payment under the Letter of Credit; provided, however, that the Lender, in its reasonable discretion, may require customary changes in any such documents and certificates.

        (c) The payment of drafts under any Letter of Credit shall be made in accordance with the terms of such Letter of Credit and the Uniform Customs and Practice for documentary Credits of the International Chamber of Commerce No. 500, as adopted or amended from time to time. The Lender shall be entitled to honor any drafts and accept any documents presented to it by the beneficiary of such Letter of Credit in accordance with the terms of such Letter of Credit and believed by the Lender in good faith to be genuine. The Lender shall not have any duty to inquire as to the accuracy or authenticity of any draft or other drawing documents which may be presented to it, but shall be responsible only to determine in accordance with customary commercial practices that the documents which are required to be presented before payment or acceptance of a draft under any Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit.

        (d) Subject to provisions of Section 2.14(c), the Borrower is absolutely, unconditionally and irrevocably obligated to reimburse all amounts drawn under each Letter of Credit. If any draft is presented under a Letter of Credit, payment of which is required to be made after the Commitment Termination Date (it being understood that no Letter of Credit shall be issued which would expire after the Commitment Termination Date), then the Borrower will, upon demand by the Lender, pay to the Lender, in immediately available funds, the full amount of such draft.

        (e) (i) The Borrower agrees to pay to the Lender with respect to Letters of Credit issued by it hereunder in connection with the issuance, amendment, transfer or any other transaction related to each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with the Lender's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be.

                (ii) The Borrower agrees to pay to the Lender a commission calculated at a rate per annum equal to the Applicable Margin for Eurodollar Loans (calculated in the same manner as interest) of the daily average L/C Exposure. Such commission shall be payable in arrears on and through the last Business Day of each fiscal quarter prior to the Commitment Termination Date and on the Commitment Termination Date.

        (f) If by reason of (i) any change in Applicable Law after the Closing Date, or in the interpretation or administration thereof (including, without limitation, any request, guide line or policy not having the force of law) by any Governmental Authority charged with the administration or interpretation thereof, or (ii) compliance by the Lender with any direction, request or requirement (whether or not having the force of law) issued after the Closing Date by any Governmental Authority or monetary authority (including any change whether or not proposed or published prior to the Closing Date), including, without limitation, any modifications to Regulation D occurring after the Closing Date:

                (A) the Lender shall be subject to an increase in any tax, levy, impost, duty, charge, fee, deduction or withholding with respect to any Letter of Credit (other than withholding tax imposed by the United States of America or any political subdivision or taxing authority thereof or any other tax, levy, impost, duty, charge, fee, deduction or withholding (I) that is measured with respect to the overall net income of the Lender or of a Lending Office of the Lender, and that is imposed by the United States of America, or by the jurisdiction in which the Lender or Lending Office is incorporated, or in which such Lending Office is located, managed or controlled or in which the Lender has its principal office (or any political subdivision or taxing authority thereof or therein) or (II) that is imposed solely by reason of the Lender failing to make a declaration of, or otherwise to establish, non-residence or to make any other claim for exemption, or otherwise to comply with any certification, identification, information, documentation or reporting requirements prescribed under the laws of the relevant jurisdiction, in those cases where the Lender may properly make such declaration or claim or so establish non-residence or otherwise comply);

                (B) the basis of taxation of any fee or amount payable hereunder with respect to any Letter of Credit shall be changed (except as described in clause (A) above);

                (C) any reserve, deposit or similar requirement is or shall be applicable, imposed or modified in respect of any Letter of Credit issued by the Lender; or

                (D) there shall be imposed on the Lender any other condition regarding this Section 2.14 or any Letter of Credit;

and the result of the foregoing is to increase from the conditions that exist on the Closing Date the actual cost to the Lender of issuing, making or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Lender, in each case by or in an amount which the Lender shall reasonably deem material, then and in any such case the Lender may, at any time, notify the Borrower, and the Borrower shall pay on demand such amounts as the Lender may specify to be necessary to compensate the Lender for such additional cost or reduced receipt. Section 2.10(b), (c), (d) and Section 2.11 shall in all instances apply to the Lender with respect to Letters of Credit issued hereunder. The determination by the Lender of any amount due pursuant to this
Section 2.14 as set forth in a certificate setting forth the calculation thereof in reasonable detail shall, in the absence of manifest error, be final, conclusive and binding on all of the parties hereto.

        (g) If at any time when an Event of Default shall have occurred and be continuing, any Letters of Credit shall remain outstanding, then the Lender may, at its option, require the Borrower to deliver to the Lender cash or Cash Equivalents in an amount equal to the full amount of the L/C Exposure or to furnish other security acceptable to the Lender. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Lender for the amount of any drawings honored under Letters of Credit; provided, however, that if prior to the Commitment Termination Date, no Default or Event of Default is then continuing, the Lender shall return all of such collateral relating to such deposit to the Borrower upon request.

        (h) If at any time that any Letter of Credit is outstanding, the L/C Exposure, plus Loans outstanding, exceeds the sum of (i) the Maximum Guaranty Amount, plus (ii) the Borrowing Base, plus (iii) the amount of cash and Cash Equivalents currently held in the Collection Account, then the Lender may, at its option, require (x) a prepayment of the Loans in accordance with Section 2.9(d) or (y) the Borrower to deliver cash or Cash Equivalents to the Lender in an amount sufficient to eliminate such excess or to furnish other security for such excess acceptable to the Lender. Any amounts so delivered pursuant to the preceding sentence shall be applied to reimburse the Lender for the amount of any drawings honored under Letters of Credit; provided, however, that if subsequent to any such deposit such excess is reduced to an amount less than the amount of such deposited amounts and no Default or Event of Default is then continuing, the Borrower shall be entitled to receive such excess collateral if requested by it.

        (i) Notwithstanding the termination of the Commitment and the payment of the Loans, the obligations of the Borrower under this Section 2.14 shall remain in full force and effect until the Lender shall have been irrevocably released from its obligations with regard to any and all Letters of Credit.

        (j) On the Closing Date, the parties hereto agree that that certain Irrevocable Letter of Credit, L/C No. P-397200, issued by the Lender on September 24, 1997 at the request of the Borrower for the benefit of Amwest Surety Insurance Company, shall be deemed to have been issued under this Credit Agreement, and such Letter of Credit shall, as of the Closing Date, be subject to and governed by the terms and conditions set forth herein.


3.      REPRESENTATIONS AND WARRANTIES OF CREDIT PARTIES

        In order to induce the Lender to enter into this Credit Agreement and to make the Loans and issue Letters of Credit provided for herein, the Credit Parties, jointly and severally, make the following representations and warranties to, and agreements with, the Lender, all of which shall survive the execution and delivery of this Credit Agreement, the issuance of the Note, the making of the Loans and the issuance of the Letters of Credit:

        SECTION 3.1. Corporate Existence and Power. Each of the Credit Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, is in good standing as a foreign corporation in all jurisdictions where the failure to be in good standing as a foreign corporation would render Eligible Receivables which are included in the Borrowing Base unenforceable or would give rise to a material liability of any Credit Party. Each of the Credit Parties has the corporate power and authority to own its respective properties and carry on its respective businesses as now being conducted, to execute, deliver and perform, as applicable, its obligations under this Credit Agreement, the Note and the other Fundamental Documents and other documents contemplated hereby to which it is or will be a party as provided herein and to grant to the Lender a security interest in the Collateral as contemplated by Article 8 hereof and in the Pledged Securities as contemplated by Article 10 hereof and in the case of each Corporate Guarantor to guaranty the Obligations as contemplated by Article 9 hereof.

        SECTION 3.2. Corporate Authority and No Violation. (a) The execution, delivery and performance of this Credit Agreement and the other Fundamental Documents to which it is a party, by each Credit Party and, in the case of the Borrower, the Borrowings hereunder and the execution and delivery of the Note and, in the case of each Credit Party, the grant to the Lender of the security interest in the Collateral and the Pledged Securities as contemplated herein and by the other Fundamental Documents and, in the case of each Corporate Guarantor, the guaranty of the Obligations as contemplated in Article 9 hereof (i) have been duly authorized by all necessary corporate action on the part of each such Credit Party, (ii) will not constitute a violation by such Credit Party in any material respect of any provision of Applicable Law or any order of any court or other agency of the United States or any state thereof applicable to such Credit Party or any of its properties or assets, (iii) will not violate any provision of the Certificate or Articles of Incorporation or By-Laws of such Credit Party, or any material provision of any Material Agreement or any other material indenture, agreement, bond, note or other similar instrument to which such Credit Party is a party or by which such Credit Party or its properties or assets are bound, (iv) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under or create any right to terminate any Material Agreement, or any other material indenture, agreement, bond, note or other instrument, and (v) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of the Credit Parties other than pursuant to this Credit Agreement or the other Fundamental Documents to which it is a party.

        (b) There are no restrictions on the transfer of any of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws and the regulations promulgated thereunder.

        SECTION 3.3. Governmental Approval. All authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States or any state thereof (other than UCC financing statements and the Copyright Security Agreement which will be delivered to the Lender prior to the making of the initial Loan hereunder, in form suitable for recording or filing with the appropriate filing office) required for the execution, delivery and performance by any Credit Party of this Credit Agreement and the other Fundamental Documents to which it is a party, and the execution and delivery by the Borrower of the Note, have been duly obtained or made, or duly applied for and are in full force and effect.

        SECTION 3.4. Binding Agreements. This Credit Agreement and the other Fundamental Documents when executed will constitute the legal, valid and binding obligations of the respective Credit Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights and general principles of equity.

        SECTION 3.5. Financial Statements. The audited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries at December 31, 1996, and the unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries at June 30, 1997, together with the related statements of income, cash flows and Shareholders' Equity and the related notes and supplemental information for the reviewed statements, in the forms which have previously been provided to the Lender, have been prepared in accordance with GAAP, except as otherwise indicated in the notes to such financial statements. All of such financial statements fairly present the consolidated financial condition or the results of operations of the Borrower and its Consolidated Subsidiaries at the dates or for the periods indicated, subject (in the case of unaudited statements) to changes resulting from normal year-end and audit adjustments, and, in the case of balance sheets (including the notes thereto), reflect all known liabilities, contingent or otherwise, as of such dates required in accordance with GAAP to be shown or reserved against, or disclosed in the notes to the financial statements.

        SECTION 3.6. No Material Adverse Change (a) There has been no material adverse change with respect to the business, operations, performance, assets, properties, condition or prospects (financial or otherwise) of the Credit Parties taken as a whole from June 30, 1997, except for changes due to seasonality that are consistent with the corresponding periods in prior years.

        (b) No Credit Party has entered or is entering into the arrangements contemplated hereby and by the other Fundamental Documents, or intends to make any transfer or incur any obligations hereunder or thereunder, with actual intent to hinder, delay or defraud either present or future creditors. On and as of the Closing Date, on a pro forma basis after giving effect to all Indebtedness (including the Loans) (i) each Credit Party expects the cash available to such Credit Party, after taking into account all other anticipated uses of the cash of such Credit Party (including the payments on or in respect of debt referred to in clause (iii) of this Section 3.6(b)), will be sufficient to satisfy all final judgments for money damages which have been docketed against such Credit Party or which may be rendered against such Credit Party in any action in which such Credit Party is a defendant (taking into account the reasonably anticipated maximum amount of any such judgment and the earliest time at which such judgment might be entered); (ii) the sum of the present fair saleable value of the assets of each Credit Party will exceed the probable liability of such Credit Party on its debts (including its Guaranties); (iii) no Credit Party will have incurred or intends to, or believes that it will, incur debts beyond its ability to pay such debts as such debts mature (taking into account the timing and amounts of cash to be received by such Credit Party from any source, and of amounts to be payable on or in respect of debts of such Credit Party and the amounts referred to in clause (ii)); and (iv) each Credit Party believes it will have sufficient capital with which to conduct its present and proposed business and the property of such Credit Party does not constitute unreasonably small capital with which to conduct its present or proposed business. For purposes of this Section 3.6, "debt" means any liability or a claim, and "claim" means (x) any right to payment whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

        SECTION 3.7. Ownership of Pledged Securities, etc. (a) Annexed hereto as
Schedule 3.7(a) is a correct and complete list as of the date hereof, of each corporate Subsidiary of the Borrower showing, as to each such Subsidiary, its name, the jurisdiction of incorporation, its authorized capitalization, the number of shares of its capital stock outstanding and the ownership of the capital stock of each such Credit Party; and

        (b) Except as noted on Schedule 3.7(b), no Credit Party owns any Voting Stock or beneficial interest, directly or indirectly, in any Person other than in the Subsidiaries of the Borrower.

        (c) All of the outstanding shares of capital stock of each Subsidiary of the Borrower have been validly issued and are fully paid and non-assessable and, with respect to shares which are owned by a Credit Party (set forth on Schedule 3.7(a)), are free and clear of all liens, charges or encumbrances except as contemplated herein.

        SECTION 3.8. Copyrights and Other Rights. On the date hereof, the items of Product listed on Schedule 3.8 comprise all of the Product in which any Credit Party has any right, title or interest (either directly or through a joint venture or partnership). The copyright registration number and the character of the interests held by the Credit Party for such items of Product for which filing in the United States Copyright Office is applicable are set forth across from the description of such item of Product and as to each item listed on Schedule 3.8 hereto and, to the extent applicable, the Credit Party holding such interests has duly recorded its interests in the United States Copyright Office and has delivered copies of all such recordation to the Lender. Schedule 3.8 shall identify the location of the best available Physical Materials related to each item of Product owned by the Credit Parties. To the best of each Credit Party's knowledge, all items of Product and all component parts thereof do not and will not violate or infringe upon any copyright, right of privacy, trademark, patent, trade name, performing right or any literary, dramatic, musical, artistic, personal, private, contract or copyright right or any other similar right of any Person or contain any libelous or slanderous material other than to an extent which is either not material or for which coverage is provided in existing insurance policies. Except as set forth on Schedule 3.12, there is no claim, suit, action or, to the best of each Credit Party's knowledge, proceeding pending or threatened against any Credit Party that involves a claim of infringement of any copyright with respect to any item of Product listed on
Schedule 3.8 and no Credit Party has knowledge of any existing infringement by any other Person of any copyright held by any Credit Party with respect to any item of Product listed on Schedule 3.8.

        SECTION 3.9. Fictitious Names. Except as disclosed on Schedule 3.9, none of the Credit Parties are doing business or intend to do business other than under its full corporate name, including, without limitation, under any trade name or other doing business name.

        SECTION 3.10. Title to Properties. As of the Closing Date, the Credit Parties have good title to each of the properties and assets reflected on the latest balance sheets referred to in Section 3.5 (other than such properties or assets disposed of in the ordinary course of business since the date of such balance sheets) and all such properties and assets are free and clear of Liens, except Permitted Encumbrances.

        SECTION 3.11. Places of Business. The chief executive office of each Credit Party is, on the Closing Date, as set forth on Schedule 3.11 hereto, which offices in the United States are the places where each Credit Party is "located" for the purpose of the UCC and the Uniform Commercial Code in effect in any state in which any Credit Party is so located. All of the places where each Credit Party keeps the records concerning the Collateral on the date hereof or regularly keeps any goods included in the Collateral on the date hereof are also listed on Schedule 3.11 hereto.

        SECTION 3.12. Litigation. Except as set forth on Schedule 3.12 hereto, there are no actions, suits or other proceedings at law or in equity by or before any arbitrator or arbitration panel, or any Governmental Authority (including, but not limited to, matters relating to environmental liability) or, to the knowledge of any Credit Party, any investigation by any Governmental Authority of the affairs of, or threatened action, suit or other proceedings against or affecting, any Credit Party or of any of their respective properties or rights which either (A) would have a significant likelihood of materially and adversely affecting (i) the ability of any

Credit Party to perform its obligations under the Fundamental Documents to which it is a party, (ii) the ability of any Credit Party to carry on its business,
(iii) the security interests granted to the Lender under the Fundamental Documents, (iv) the financial condition or business of the Credit Parties taken as a whole or (v) the Collateral, or (B) involve this Credit Agreement or any of the transactions contemplated hereby. No Credit Party is in default with respect to any order, writ, injunction, decree, rule or regulation of any Governmental Authority binding upon such Person, which default would have a material adverse effect upon the financial condition or the business of the Credit Parties taken as a whole.

        SECTION 3.13. Federal Reserve Regulations. No Credit Party is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans will be used, directly or indirectly, whether immediately, incidentally or ultimately (i) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or (ii) for any other purpose, in each case, violative of or inconsistent with any of the provisions of any regulation of the Board, including, without limitation, Regulations G, T, U and X thereto.

        SECTION 3.14. Investment Company Act. No Credit Party is, or will during the term of this Credit Agreement be, (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (ii) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or, to the best of each Credit Party's knowledge, any foreign, federal or local statute or any other Applicable Law of the United States of America or, to the best of each Credit Party's knowledge, any other jurisdiction, in each case limiting its ability to incur indebtedness for money borrowed as contemplated hereby or by any other Fundamental Document.

        SECTION 3.15. Taxes. Each Credit Party has filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed with any Governmental Authority after giving effect to applicable extensions, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by them in writing, to the extent that such taxes have become due, except as permitted by Section 5.14 hereof. No Credit Party knows of any material additional assessments or any basis therefor. The Credit Parties reasonably believe that the charges, accrual and reserves on its books in respect of taxes or other governmental charges are adequate.

        SECTION 3.16. Compliance with ERISA. Each Credit Party is in compliance in all material respects with the provisions of ERISA and the Code applicable to Plans, and the regulations and published interpretations thereunder, if any, which are applicable to it. As of the date hereof, no Credit Party has, with respect to any Plan established or maintained by it, engaged in a prohibited transaction which would subject it to a material tax or penalty on prohibited transactions imposed by ERISA or Section 4975 of the Code. No material liability to the PBGC has been or is expected to be incurred with respect to the Plans (other than for premiums not yet due) and there has been no Reportable Event and no other event or condition that presents a material risk of termination of a Plan by the PBGC. No Credit Party has engaged in a transaction which would result in the incurrence by such Credit Party of any liability under Section 4069 of ERISA. No Credit Party has taken any action and no event has occurred with respect to any Multiemployer Plan which would subject any Credit Party to material liability under either Section 4201 or 4204 of ERISA.

        SECTION 3.17. Agreements. (a) No Credit Party is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Material Agreement or any other material indenture, agreement, bond, note or other instrument to which it is a party which would reasonably be expected to result in any material adverse change in the business, properties, assets, operations or condition (financial or otherwise) of the Credit Parties taken as a whole.

        (b) Schedule 3.17 is a true and complete listing as of the date on which this Credit Agreement is executed by the Borrower of (i) all credit agreements, indentures, and other agreements related to any Indebtedness for borrowed money of the Credit Parties, (ii) all material joint venture agreements to which the Credit Parties are a party (iii) all material Distribution Agreements and (iv) all other contractual arrangements which are material to any Credit Party, including but not limited to, guarantees and employment agreements. The Credit Parties have delivered or made available to the Lender a true and complete copy of each agreement described on Schedule 3.17, including all exhibits and schedules. For purposes of this Section 3.17, a Distribution Agreement or other contract or agreement shall be deemed "material" if the Credit Parties reasonably expect that any Credit Party would, pursuant to the terms thereof, (A) recognize future revenues in excess of $500,000, (B) incur liabilities or obligations in excess of $500,000 or (C) suffer damages or losses in excess of $250,000 by reason of the breach or termination thereof.

        SECTION 3.18. Security Interest; Other Security. This Credit Agreement and the other Fundamental Documents, when executed and delivered and, upon the making of the initial Loan hereunder and upon (i) the filing of the appropriate UCC-1 financing statements, with the Secretary of State of the States of California, Florida and Tennessee, (ii) the filing of the Copyright Security Agreement with the U.S. Copyright Office and (iii) the delivery of the Pledged Securities, together with appropriate stock powers, to the Lender, will create and grant to the Lender a valid and first priority perfected security interests in the Collateral and the Pledged Securities in existence on the Closing Date as to which security interests may be perfected by such filings or delivery, subject only to Permitted Encumbrances.

        SECTION 3.19. Disclosure. Neither this Credit Agreement nor any other Fundamental Document nor any agreement, document, certificate or statement furnished to the Lender by any Credit Party in connection with the transactions contemplated hereby, at the time it was furnished or delivered contained any untrue statement of a material fact regarding the Credit Parties or, when taken together with such other agreements, documents, certificates and statements omitted to state a material fact necessary under the circumstances under which it was made in order to make the statements contained herein or therein not misleading. There is no fact known to any Credit Party not constituting general industry conditions or not disclosed in such agreements, documents, certificates and statements which materially and adversely affects, or could reasonably be expected in the future to materially and adversely affect, the business, assets or condition, financial or otherwise of the Credit Parties taken as a whole.

        SECTION 3.20. Distribution Rights. Each Credit Party has sufficient right, title and interest in each item of Product to enable it (i) to enter into and perform all of the material Distribution Agreements to which it is a party and other agreements generating Eligible Receivables and accounts receivable reflected on the most recent balance sheet and the most recent Borrowing Base Certificate delivered to the Lender pursuant hereto, and (ii) to charge, earn, realize and retain all fees and profits to which such Credit Party is entitled thereunder, and is not in breach of any of its obligations under such agreements, nor does any Credit Party have any knowledge of any breach or anticipated breach by any other parties thereto, which breach in either case either individually or when aggregated with all other such breaches would have a material adverse effect on the Credit Parties taken as a whole.

        SECTION 3.21. Environmental Liabilities. (a) Except as set forth on
Schedule 3.21 hereto, no Credit Party has used, stored, treated, transported, manufactured, refined, handled, produced or disposed of any Hazardous Materials on, under, at or from any of its properties or assets owned or leased by a Credit Party, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials and which violation would have a material adverse effect on the business or financial condition of the Credit Parties taken as a whole and to the best of the Credit Parties' knowledge, no prior owner of such property or asset or any tenant, subtenant, prior tenant or prior subtenant thereof has used Hazardous Materials on or affecting such property or asset, or otherwise, in any manner which at the time of the action in question violated any Environmental Law governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials.

        (b) To the best of each Credit Party's knowledge (i) no Credit Party has any obligations or liabilities, known or unknown, matured or not matured, absolute or contingent, assessed or unassessed, which would reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole and (ii) no claims have been made against any of the Credit Parties during the past five years and no presently outstanding citations or notices have been issued against any of the Credit Parties, which could reasonably be expected to have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole which in either case have been or are imposed by reason of or based upon any provision of any Environmental Law, including, without limitation, any such obligations or liabilities relating to or arising out of or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any Hazardous Materials by any Credit Party, or any of its employees or predecessors in interest in connection with or in any way arising from or relating to any of the Credit Parties or any of their respective owned or leased properties, or relating to or arising from or attributable, in whole or in part, to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of any such substance, by any other Person at or on or under any of the real properties owned or used by any of the Credit Parties or any other location where such could have a materially adverse effect on the business or condition (financial or otherwise) of the Credit Parties taken as a whole.

        SECTION 3.22. Pledged Securities. All of the Pledged Securities are duly authorized, validly issued, fully paid and non-assessable, and are owned and held by the Pledgors, free and clear of any liens, encumbrances, or security interests whatsoever other than those created pursuant to this Credit Agreement or Permitted Encumbrances and there are no restrictions on the transfer of the Pledged Securities other than as a result of this Credit Agreement or applicable securities laws. Except as set forth on Schedule 3.22, there are no outstanding rights, warrants, options, or agreements to purchase or otherwise acquire any shares of the stock or securities or obligations of any kind convertible into any shares of capital stock of the issuers of the Pledged Securities. The Pledged Securities are owned by the Persons specified on Schedule 3.7(a).

        SECTION 3.23. Compliance with Laws. No Credit Party is in violation of any Applicable Law except for such violations in the aggregate which would not have a material adverse effect on the business condition (financial or otherwise) of the Credit Parties taken as a whole. The Borrowings hereunder, the intended use of the proceeds of the Loans as described in the preamble hereto and as contemplated by Section 5.19 and any other transactions contemplated hereby will not violate any Applicable Law.

        SECTION 3.24. Projected Financial Information. The Borrower has delivered to the Lender certain projections relating to the Borrower and its Consolidated Subsidiaries consisting of statements of income, cash flows, balance sheets and an initial projected borrowing base. Such projected statements cover a period commencing on the Closing Date and ending at fiscal year end 2002 and prepared on a basis consistent with Borrower's past practices. All of the foregoing shall have been prepared in good faith and shall represent the good faith opinion of the senior management of the Borrower of the likely course of its business as of the date of delivery of such projections to the Lender, it being recognized by the Lender that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such other projections may differ from the projected results.

4.      CONDITIONS OF LENDING

        SECTION 4.1. Conditions Precedent to Initial Loans or Letter of Credit. The obligation of the Lender to issue the initial Letter of Credit and to make the initial Loan is subject to the following conditions precedent:

        (a) Corporate Documents. At the time of the making of the initial Loan, the Lender shall have received:

                (i) a copy of the articles or certificate of incorporation of each Credit Party, certified as of a recent date by the Secretary of State of such Credit Party's jurisdiction of incorporation or organization, as the case may be;

                (ii) a certificate of such Secretary of State and of the franchise tax entity of such jurisdiction of incorporation, if applicable, dated as of a recent date as to the good standing of and payment of taxes by each Credit Party which lists the charter documents on file in the office of such Secretary of State;

                (iii) a certificate dated as of a recent date as to the good standing of each Credit Party issued by the Secretary of State of each jurisdiction in which each Credit Party is qualified as a foreign corporation; and

                (iv) a certificate of the Secretary of each Credit Party dated the date of the initial Loan and certifying (A) that attached thereto is a true and complete copy of the By-Laws of such party as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of such party authorizing (to the extent applicable) the Borrowings hereunder, the execution, delivery and performance in accordance with its respective terms of this Credit Agreement, the Note (if any) to be executed by it, and any other documents required or contemplated hereunder or thereunder and that such resolutions have not been amended, rescinded or supplemented and are currently in effect, (C) that the certificate of incorporation of such party has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above except to the extent specified in such Secretary's certificate and
                        (D) as to the incumbency and specimen signature of each officer of such party executing (as applicable) this Credit Agreement, the Note or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of such party as to the incumbency and signature of the officer signing the certificate referred to in this clause (iv)); and

                (v) such additional supporting documents as the Lender or its counsel may reasonably request.

        (b) Credit Agreement; Note. On or before the date of the making of the initial Loans, the Lender shall have received the Credit Agreement executed by the Credit Parties and the Note executed by the Borrower.

        (c) Opinion of Counsel. The Lender shall have received the written opinions of Hughes, Hubbard & Reed, special counsel to the Credit Parties, and Robert Murray, general counsel of the Borrower, each dated the Closing Date and addressed to the Lender substantially in the form attached hereto as Exhibits B-1 and B-2 respectively and in form and substance satisfactory to Morgan, Lewis & Bockius LLP.

        (d) No Material Adverse Change. No material adverse change shall have occurred with respect to the business, operations, performance, assets, properties, condition (financial or otherwise) or prospects of the Credit Parties taken as a whole from June 30, 1997.

        (e) Insurance. The Borrower shall have furnished the Lender with (i) a summary of all existing insurance coverage, (ii) evidence acceptable to the Lender that the insurance policies required by Section 5.5 have been obtained and are in full force and effect and (iii) Certificates of Insurance with respect to all existing insurance coverage which certificates shall name The Chase Manhattan Bank, as the Certificate holder and shall evidence the Borrower's compliance with Section 5.5(f) with respect to all insurance coverage existing as of the Closing Date.

        (f) Borrowing Base Certificate. The Lender shall have received an initial Borrowing Base Certificate substantially in the form of Exhibit C hereto, signed by an Authorized Officer of the Borrower.

        (g) Security and Other Documentation. On or prior to the Closing Date, the Lender shall have received fully executed copies of (i) a Pledgeholder Agreement for each item of Product for which a Credit Party has control over any physical elements thereof as listed on Schedule 3.8 hereto; (ii) a Copyright Security Agreement listing each item of Product in which any Credit Party has a copyrightable interest (as listed on Schedule 3.8 hereto) executed by such Credit Parties; (iii) a Laboratory Access Letter addressed to each Laboratory where a Credit Party has access rights to any physical elements of Product; (iv) appropriate UCC-1 financing statements relating to the Collateral; and (v) the Pledged Securities with appropriate undated stock powers executed in blank.

        (h) Security Interests in Copyrights and other Collateral. On or prior to the Closing Date, the Lender shall have received evidence satisfactory to it that each Credit Party has sufficient right, title and interest in and to the Collateral and other assets which it purports to own (including appropriate licenses under copyright), as set forth in its financial statements and in the other documents presented to the Lender to enable each such Credit Party to perform the Distribution Agreements to which each such Credit Party is a party and as to each Credit Party to grant to the Lender the security interests contemplated by the Fundamental Documents, and that all financing statements, copyright filings and other filings under Applicable Law necessary to provide the Lender with a first priority perfected security interest in the Pledged Securities and Collateral (subject, as to the Collateral, to Permitted Encumbrances) have been filed or delivered to the Lender in satisfactory form for filing.

        (i) Payment of Fees. All fees and expenses then due and payable by any Credit Party in connection with the transactions contemplated hereby shall have been paid.

        (j) Certificate from the Borrower. The Lender shall have received a certificate, signed by an Authorized Officer on behalf of Borrower, confirming that the Borrower has determined that the projected availability of the Loans as determined by the Borrowing Base, together with funds from internally generated sources and other available sources that are acceptable to the Lender, is sufficient to finance the Borrower in a manner compatible with the forecasted financial statements previously delivered to the Lender.

        (k) Litigation. Except as set forth on Schedule 3.12, no litigation, inquiry, injunction or restraining order shall be pending, entered or threatened which in the Lender's good faith judgment could reasonably be expected to materially and adversely affect (i) the assets, operations, business, condition or prospects (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower and its Subsidiaries to perform their respective Obligations hereunder or (iii) the rights and remedies of the Lender.

        (l) Existing Indebtedness. Simultaneously with the making of the initial Loans, all Indebtedness of the Borrower under the Sanwa Credit Agreement and all other Indebtedness identified on Schedule 3.17 as to be paid at Closing shall have been paid in full, the commitments of the lenders thereunder shall have been terminated and all security interests, liens and other encumbrances granted thereunder shall have been released.

        (m) UCC Searches. The Lender shall have received UCC searches satisfactory to it indicating that no other filings (other than in connection with Permitted Encumbrances) with regard to the Collateral are of record in any jurisdiction in which it shall be necessary or desirable for the Lender to make a UCC filing in order to provide the Lender with a perfected security interest in the Collateral.

        (n) Financial Statements. The Lender shall have received and be satisfied with the true and complete copies of all of the financial statements referred to in Section 3.5.

        (o) ERISA. The Lender shall have received copies of all Plans of the Credit Parties that are in existence on the Closing Date, and descriptions of those that are committed to on the Closing Date.

        (p) Delivery of Agreements. The Lender shall have received and be satisfied with the terms and provisions of (i) the Borrower's standard form of Distribution Agreement and all significant existing Distribution Agreements listed on Schedule 3.17 which are not on such standard form, (ii) all joint venture or partnership agreements to which any Credit Party is a party and (iii) all other agreements listed on Schedule 3.17 to the extent requested by the Lender.

        (q) Contribution Agreement. The Lender shall have received a fully executed Contribution Agreement duly executed by all parties thereto.

        (r) Compliance with Laws. The Lender shall be satisfied that the transactions contemplated hereby will not violate any provision of Applicable Law.

        (s) Required Consents and Approvals. The Lender shall be satisfied that all required consents and approvals have been obtained with respect to the transactions contemplated hereby from all Governmental Authorities with jurisdiction over the business and activities of any Credit Party as of the date hereof, and from any other entity, foreign or domestic, whose consent or approval the Lender in its reasonable discretion deems necessary to effect the transactions contemplated hereby.

        (t) Federal Reserve Regulations. The Lender shall be satisfied that the provisions of Regulations G, T, U and X of the Board will not be violated by the transactions contemplated hereby.

        (u) Pro-forma Compliance. The Lender shall have received a pro-forma compliance report dated the Closing Date or on the date on which the most recent data was available confirming that the Borrower and its Subsidiaries are in pro-forma compliance with all covenants set forth in Article 5 and Article 6 hereof and in the other Fundamental Documents.

        (v) Subordination Agreements. The Lender shall have received from each Affiliate who has made advances to a Credit Party which will not be required to be repaid on or before the Closing Date, a subordination agreement in form and substance acceptable to the Lender, pursuant to which the obligations of such Credit Party to such Affiliate is subordinated to the repayment in full of the Obligations.

        (w) Guaranty Agreement. The Lender shall have received a copy of the Guaranty Agreement duly executed by all parties thereto.

        (x) Notices of Assignment and Irrevocable Instructions. The Lender shall have received, with respect to each material Eligible Receivable included in the initial Borrowing Base Certificate, fully executed copies of the Notice of Assignment and Irrevocable Instructions.

        (y) Approval of Counsel to the Lender. All legal matters incident to this Credit Agreement and the transactions contemplated hereby shall be reasonably satisfactory to Morgan, Lewis & Bockius LLP, counsel to the Lender.

        (z) Other Documents. The Lender shall have received such other documentation as the Lender may reasonably request.

        SECTION 4.2. Conditions Precedent to Each Loan and Letter of Credit. The obligations of the Lender to issue each Letter of Credit and make each Loan (including the initial Loans and Letter of Credit) are subject to the following conditions precedent:

        (a) Notice. The Lender shall have received a notice with respect to such Borrowing or with respect to such Letter of Credit as required by Article 2 hereof.

        (b) Borrowing Certificate. The Lender shall have received a Borrowing Certificate with respect to such Borrowing, duly executed by an Authorized Officer of the Borrower.

        (c) Representations and Warranties. The representations and warranties set forth in Article 3 hereof and in the other Fundamental Documents shall be true and correct in all material respects on and as of the date of each Borrowing and issuance of a Letter of Credit hereunder (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of such date.

        (d) No Event of Default. On the date of each Borrowing or the issuance of each Letter of Credit hereunder, each Credit Party shall be in compliance with all of the terms and provisions set forth herein to be observed or performed and no Event of Default or Default shall have occurred and be continuing.

        (e) Additional Documents. The Lender shall have received from the Borrower on the date of each Borrowing and issuance of each Letter of Credit such documents and information as they may reasonably request relating to the satisfaction of the conditions in this Section 4.2.

Each request for a Borrowing or for issuance of a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of such Letter of Credit as to the matters specified in paragraphs (c) and (d) of this Section.

5.      AFFIRMATIVE COVENANTS

        From the Closing Date and for so long as the Commitment shall be in effect or any amount remains outstanding under the Note or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Lender shall otherwise consent in writing, each of them will:

        SECTION 5.1. Financial Statements and Reports. Furnish or cause to be furnished to the Lender:

        (a) Within 120 days after the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 1997, the audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at the end of, and the related statements of income, Shareholders' Equity and cash flows (along with the related notes and supplemental information) for such year, and the corresponding figures as at the end of, and for, the preceding fiscal year, accompanied by an auditor's report and opinion of KPMG Peat Marwick LLP or such other independent public accountants of nationally recognized standing as shall be retained by the Borrower and be reasonably satisfactory to the Lender, which report and opinion shall be prepared in accordance with generally accepted auditing standards relating to reporting and which report and opinion shall contain no material exceptions or qualifications except for qualifications relating to accounting changes (with which such independent public accountants concur) in response to FASB releases or other authoritative pronouncements;

        (b) Within 60 days after the end of each of the first three fiscal quarters of each of its fiscal years the unaudited consolidated balance sheets of the Borrower and its Consolidated Subsidiaries as at the end of, and the related unaudited consolidated statements of income, cash flow and shareholders' equity for, such quarter, and the corresponding figures as at the end of, and for, the corresponding period in the preceding fiscal year, together with a certificate signed by an Authorized Officer of the Borrower, on behalf of the Borrower, to the effect that such financial statements, while not examined by independent public accountants, reflect, in the opinion of the Borrower, all adjustments necessary to present fairly the financial position of the Borrower and its Consolidated Subsidiaries as at the end of the fiscal quarter and the results of its operations for the quarter then ended are in conformity with GAAP, subject to normal year-end audit adjustments;

        (c) Simultaneously with the delivery of the statements referred to in paragraphs (a) and (b) of this Section 5.1, a certificate of an Authorized Officer of the Borrower, on behalf of the Borrower, in form and substance satisfactory to the Lender (i) stating whether or not such Authorized Officer has knowledge, after due inquiry, of any condition or event which would constitute an Event of Default or Default has occurred and, if so, specifying each such condition or event and the nature thereof, (ii) demonstrating in reasonable detail compliance with the provisions of Sections 6.14 through 6.18 and 6.21 hereof and (iii) certifying that all filings required under Section 5.8 hereof have been made and listing each such filing that has been made since the date of the last certificate delivered in accordance with this Section 5.1(c);

        (d) Together with each set of audited financial statements required by paragraph (a) above, a report from the independent public accountants rendering the report thereon (i) stating that such Person has made such examination or investigation as is necessary to enable it to express an informed opinion as to the matters referred to in clause (ii) of this Section 5.1(d), it being understood that no special audit procedures are required hereby and (ii) stating whether, in connection with their audit examination, any condition or event, at any time during or at the end of the accounting period covered by such financial statements, which constitutes an Event of Default under covenants relating to accounting matters has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period, if known, of existence thereof;

        (e) On or prior to the twentieth day of each month, a certificate ("Borrowing Base Certificate") in the form of Exhibit C hereto, setting forth the amount of each component included in the Borrowing Base as of the last Business Day of the preceding month, attached to which shall be detailed information including the calculation of each such component (the Borrower, at its option, may furnish additional Borrowing Base Certificates setting forth such information as of such other dates as it may deem appropriate), together with an aging report of the Eligible Receivables included in the Borrowing Base;

        (f) Promptly upon their becoming available, copies of (i) all management projections, studies or evaluations prepared by consultants for or presented to any Credit Party's Board of Directors and (ii) all audits, studies, reports or evaluations prepared for or submitted to any of the Credit Parties by any outside professional firm or service, including, without limitation, the final comment letter submitted by the Credit Parties' accountants to the Board of Directors or the audit committee of the Board of Directors of the Borrower in connection with their annual audit;

        (g) Within 10 days of the Borrower's receipt thereof, copies of all management letters issued to the Borrower by its auditors;

        (h) Promptly upon their becoming available, copies of (i) all registration statements, proxy statements, and all reports which the Borrower or any other Credit Party shall file with any securities exchange or with the Securities and Exchange Commission or any successor agency and (ii) all reports, financial statements, press releases and other information which the Borrower or any other Credit Party shall release, send or make available to its common stockholders generally;

        (i) Notice of (i) any substantive action taken by any Credit Party in connection with the proposed issuance of any additional debt or equity securities other than the issuance of securities to employees in connection with the exercise of options and (ii) the date on which such Credit Party expects to receive the net cash proceeds from the issuance of such additional debt or equity securities;

        (j) Simultaneously with the delivery of the statements referred to in paragraph (a) of this Section 5.1, the calculation of the Eligible Library Amount computed as of the last Business Day of the prior fiscal year as contemplated by the definition of "Eligible Library Amount"; and

        (k) From time to time such additional information regarding the financial condition or business of the Credit Parties or otherwise regarding the Collateral, as the Lender may reasonably request for the purpose of assuring itself as to compliance by the Credit Parties with the terms hereof.

        SECTION 5.2. Corporate Existence. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate existence, rights, material licenses, material permits and material franchises, and comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any Governmental Authority, except as otherwise permitted under
Section 6.7 and except that any Subsidiary of the Borrower may be liquidated or dissolved if in the reasonable judgment of the Board of Directors of the Borrower such Subsidiary is no longer necessary for the proper conduct of the business of the Borrower.

        SECTION 5.3. Maintenance of Properties. Keep its tangible properties which are material to its business in good repair, working order and condition (ordinary wear and tear excepted) and, from time to time (i) make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and (ii) comply at all times with the provisions of all material leases and other material agreements to which it is a party so as to prevent any loss or forfeiture thereof or thereunder unless compliance therewith is being currently contested in good faith by appropriate proceedings; provided, however, that nothing in this Section 5.3 shall prevent any Credit Party from discontinuing the use, operation or maintenance of such properties or disposing of them if such discontinuance or disposal is, in the judgment of its Board of Directors, desirable in the conduct of the business.

        SECTION 5.4. Notice of Material Events. (a) Promptly upon any Authorized Officer of any Credit Party obtaining knowledge of (i) any Default or Event of Default, (ii) any material adverse change in the condition or operations of the Borrower and its Subsidiaries taken as a whole, financial or otherwise, (other than changes due to seasonality that are consistent with the corresponding periods in prior years), (iii) any action or event which could reasonably be expected to materially and adversely affect the performance of the Credit Parties' obligations under this Credit Agreement, the repayment of the Note, or the security interests granted to the Lender under this Credit Agreement or any other Fundamental Document, (iv) the opening of any office of any Credit Party or the change of the executive office or the principal place of business of any Credit Party or of the location of any Credit Party's books and records with respect to the Collateral, (v) any change in the name of any Credit Party, (vi) any other event which could reasonably be expected to materially and adversely impact upon the amount or collectibility of accounts receivable of the Credit Parties or otherwise materially decrease the value of the Collateral or (vii) any Person giving any notice to any Credit Party or taking any other action to enforce remedies with respect to a claimed default or event or condition of the type referred to in paragraph (d) of Article 7, such Credit Party shall promptly give written notice thereof to the Lender specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken and the nature of such claimed Event of Default or condition and what action such Credit Party has taken, is taking and proposes to take with respect thereto.

        (b) Promptly upon any Authorized Officer of any Credit Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Credit Party or any of its assets, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lender), which, in the case of (i) or (ii), could reasonably be expected to materially and adversely affect the Borrower and its Subsidiaries taken as a whole, such Credit Party shall promptly give notice thereof to the Lender and provide such other information as may be available to it to enable the Lender to evaluate such matters; and, in addition to the requirements set forth in clauses (i) and (ii) of this subsection (b), such Credit Party upon request shall promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a report delivered to the Lender pursuant to clause (i) and (ii) above to the Lender and provide such other information as may be reasonably available to it to enable the Lender to evaluate such matters.

        SECTION 5.5. Insurance. (a) Keep its assets which are of an insurable character insured (to the extent and for the time periods consistent with normal industry practices) by financially sound and reputable insurers against loss or damage by fire, explosion, theft or other hazards which are included under extended coverage in amounts not less than the insurable value of the property insured or such lesser amounts, and with such self-insured retention or deductible levels, as are consistent with normal industry practices.

        (b) Maintain with financially sound and reputable insurers, insurance against other hazards and risks and liability to Persons and property to the extent and in the manner customary for companies in similar businesses.

        (c) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, through the third anniversary of the date on which such item of Product is Completed and/or as otherwise required by applicable contracts, a so-called "Errors and Omissions" policy with respect to all items of Product for which principal photography has commenced, and cause such Errors and Omissions policy to provide coverage to the extent and in such manner as is customary for items of Product of like type but, at minimum, to the extent and in such manner as is required under all applicable contracts relating thereto.

        (d) Maintain, or cause to be maintained, in effect during the period from the commencement of principal photography of each item of Product produced by any Credit Party, or from the date of acquisition of each item of Product acquired by any Credit Party (i) until such time as the Lender shall have been provided with satisfactory evidence of the existence of one negative or master tape in one location and an interpositive or internegative or duplicate master tape in another location of the final version of the Completed Product, insurance on the negatives and sound tracks or master tapes of such item of Product in an amount not less than the cost of re-shooting the principal photography of the item of Product, and (ii) until principal photography of such item of Product has been concluded, a cast insurance policy with respect to such item of Product, which provides coverage to the extent and in such manner as is customary for a like type of Product, but at minimum, to the extent required under all applicable contracts relating thereto.

        (e) Maintain, or cause to be maintained, in effect distributor's and/or publisher's "Errors and Omissions" insurance to the extent and in amounts customary for companies in similar businesses.

        (f) Cause all such above-described insurance (excluding worker's compensation insurance) to (i) provide for the benefit of the Lender that 30 days' prior written notice of suspension, cancellation, termination, modification, non-renewal or lapse or material change of coverage shall be given to the Lender; (ii) name the Lender as the loss payee as its interests may appear (except for "Errors and Omissions" insurance and other third party liability insurance), provided, however, that production insurance recoveries received prior to Completion or abandonment of an item of Product may be utilized to finance the production of such item of Product and property insurance proceeds may be used to repair damage in respect of which such proceeds were received; and (iii) to the extent that the Lender shall not be liable for premiums or calls, name the Lender as an additional insured including, without limitation, under any "Errors and Omissions" policy.

        (g) Upon the request of the Lender, the Borrower will render to the Lender a statement in such detail as the Lender may request as to all such insurance coverage.

        SECTION 5.6. Production. Cause each item of Product being produced by any Credit Party to be produced in all material respects in accordance with the standards set forth in, and within the time period established in, all agreements with respect to such item of Product to which such Credit Party is a party, subject to the terms and conditions of such agreements.

        SECTION 5.7. Music. When an item of Product has been scored, if requested by the Lender, deliver to the Lender within a reasonable period of time after such request (a) written evidence of the music synchronization rights obtained from the composer or the licensor of the music and (b) copies of all music cue sheets with respect to such item of Product.

        SECTION 5.8. Copyright. (a) Within 90 days after the initial release or broadcast of each item of Product, to the extent any Credit Party is or becomes the copyright proprietor thereof or to the extent such interest is obtained by any Credit Party, or any Credit Party otherwise acquires a copyrightable interest, take any and all actions necessary to register the copyright for such item in the name of such Credit Party (subject to a Lien in favor of the Lender pursuant to the Copyright Security Agreement) in conformity with the laws of the United States and such other jurisdictions as the Lender may reasonably specify, and immediately deliver to the Lender (i) written evidence of the registration of any and all such copyrights for inclusion in the Collateral under this Credit Agreement and (ii) a Copyright Security Agreement Supplement relating to such item executed by such Credit Party.

        (b) Obtain instruments of transfer or other documents evidencing the interest of any Credit Party with respect to the copyright relating to items of Product in which such Credit Party is not entitled to be the initial copyright proprietor, and promptly record such instruments of transfer on the United States Copyright Register and such other jurisdictions as the Lender may specify.

        SECTION 5.9. Books and Records. (a) Maintain or cause to be maintained at all times true and complete books and records of its financial operations and provide the Lender and its representatives access to such books and records and to any of its properties or assets upon reasonable notice and during regular business hours in order that the Lender may make such audits and examinations and make abstracts from such books, accounts, records and other papers pertaining to the Collateral (including, but not limited to, Eligible Receivables included in the Borrowing
Base) and upon notification to the Borrower may discuss the affairs, finances and accounts with, and be advised as to the same by, officers and independent accountants, all as the Lender may deem appropriate for the purpose of verifying the accuracy of the Borrowing Base Certificate and the various other reports delivered by any Credit Party to the Lender pursuant to this Credit Agreement or for otherwise ascertaining compliance with this Credit Agreement or any other Fundamental Document.

        (b) If, prior to an Event of Default, the Lender wishes to confirm with account debtors and other payors the amounts and terms of any or all Eligible Receivables included in the Borrowing Base, the Lender will so notify the Borrower; provided, that so long as an Event of Default has not occurred and is continuing, the Lender shall be entitled to exercise such right no more than once per year. Within 10 days after receipt of such notice from the Lender, the Borrower may, upon written notice to the Lender, elect to have such confirmation made through the Credit Parties' auditors. If the Borrower fails to timely make such election, the Lender may proceed to make such confirmations directly with account debtors and other payors. Each of the Credit Parties hereby agrees that, upon the occurrence and during the continuance of an Event of Default, the Lender shall be entitled to confirm directly with account debtors the amounts and terms of all accounts receivable.

        SECTION 5.10. Third Party Audit Rights. Promptly notify the Lender of, and allow the Lender access to the results of, all audits conducted by any Credit Party of any third party licensee, partnership and joint venture under any agreement with respect to any item of Product included in the Collateral. The Credit Parties will exercise their audit rights with respect to any third party licensees, partnerships and joint ventures under any agreement with respect to an item of Product included in the Collateral upon the reasonable written request of the Lender, to the extent such rights are available to the Credit Parties; provided, that so long as an Event of Default has not occurred and is continuing, the Lender shall be entitled to cause the Credit Parties to exercise such audit rights no more than once per year. After an Event of Default has occurred and is continuing, the Lender shall have the right to exercise through any Credit Party such Credit Party's right to audit any obligor under an agreement with respect to any item of Product included in the Collateral.

        SECTION 5.11. Observance of Agreements. Duly observe and perform all material terms and conditions of all material agreements with respect to the exploitation of items of Product and diligently protect and enforce the rights of the Credit Parties under all such agreements in a manner consistent with prudent business judgment and subject to the terms and conditions of such agreements.

        SECTION 5.12. Film Properties and Rights; Credit Parties to Act as Pledgeholder. Act as pledgeholder for the Lender with the same effect as if the Lender were a pledgee in possession of all property relating to items of Product which are now or hereafter in the (actual or constructive) possession of any Credit Party, subject to such access as shall be necessary to distribute such items of Product.

        SECTION 5.13. Laboratories; No Removal. (a) To the extent any Credit Party has control over or rights to receive any of the Physical Materials relating to any item of Product, deliver or cause to be delivered to a Laboratory or Laboratories all negative and preprint material, master tapes and all sound track materials with respect to each such item of Product and deliver to the Lender a fully executed Pledgeholder Agreement with respect to such materials. To the extent that any Credit Party has only rights of access to preprint material or master tapes then the Credit Parties will deliver to the Lender a fully executed Laboratory Access Letter covering such materials. Prior to requesting any such Laboratory to deliver such negative or other preprint or sound track material or master tapes to another laboratory, any such Credit Party shall provide the Lender with a Pledgeholder Agreement or Laboratory Access Letter, as appropriate, executed by such other laboratory and all other parties to such Pledgeholder Agreement (including the Lender). Each Credit Party hereby agrees not to remove or cause the removal of the original negative and film or sound materials with respect to any item of Product owned by such Credit Party or in which such Credit Party has an interest (i) to a location outside the United States or (ii) to any state or jurisdiction where UCC-1 financing statements (or in the case of jurisdictions outside the United States, documentation similar in purpose and effect satisfactory to the Lender) have not been filed against such Credit Party holding any rights to such item of Product.

        (b) During production of any item of Product produced by any Credit Party, such Credit Party shall promptly deliver the daily rushes for such item of Product to the appropriate Laboratory.

        (c) With respect to items of Product completed after the Closing Date, as soon as practicable after completion, deliver to the Lender and the Laboratories which are signatories to Pledgeholder Agreements a revised schedule of Product on deposit with such Laboratories.

        SECTION 5.14. Taxes and Charges; Indebtedness in Ordinary Course of Business. Duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears (after giving effect to applicable extensions), all taxes, assessments, levies and other governmental charges, imposed upon any Credit Party or its properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies which if unpaid might by law become a Lien upon any property of any Credit Party; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary; and provided, further, that such Credit Party will pay all such taxes, assessments, levies or other governmental charges forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. The Credit Parties will promptly pay when due, or in conformance with customary trade terms, all other indebtedness incident to its operations in a manner consistent with such Credit Party's past business practices.

        SECTION 5.15. Liens. Defend the Collateral against any and all Liens howsoever arising, other than Permitted Encumbrances, and in any event defend against any attempted foreclosure.

        SECTION 5.16. Further Assurances; Security Interests. (a) Upon the request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Lender to carry out the provisions and purposes of this Credit Agreement and the other Fundamental Documents.

        (b) Upon the request of the Lender, promptly execute and deliver or cause to be executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be appropriate in the reasonable judgment of the Lender, to provide the Lender a first perfected Lien in the Collateral and any and all documents (including, without limitation, the execution, amendment or supplementation of any financing statement and continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, federal, state or local jurisdiction, and perform or cause to be performed such other ministerial acts which are necessary or advisable, from time to time, in order to grant and maintain in favor of the Lender the security interest in the Collateral contemplated hereunder and under the other Fundamental Documents, subject only to Permitted Encumbrances.

        (c) Promptly undertake to deliver or cause to be delivered to the Lender from time to time such other documentation, consents, authorizations and approvals in form and substance reasonably satisfactory to the Lender, as the Lender shall deem reasonably necessary or advisable to perfect or maintain the Liens of the Lender.

        SECTION 5.17. ERISA Compliance and Reports. Furnish to the Lender (a) as soon as possible, and in any event within 30 days after any Credit Party knows that (i) any Reportable Event with respect to any Plan has occurred, a statement of an executive officer of the Credit Party, setting forth on behalf of such Credit Party details as to such Reportable Event and the action which it proposes to take with respect thereto, together with a copy of the notice, if any, required to be filed by the applicable Credit Party of such Reportable Event given to the PBGC or (ii) an accumulated funding deficiency has been incurred or an application has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard or an extension of any amortization period under Section 412 of the Code with respect to a Plan, a Plan or Multiemployer Plan has been or is proposed to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, proceedings have been instituted to terminate a Plan, a proceeding has been instituted pursuant to
Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan, or the Borrower or such Credit Party will incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Sections 4062, 4063, 4201 or 4204 of ERISA, if the occurrence of any of the foregoing events would result in a liability which is materially adverse to the financial condition of the Borrower and its Subsidiaries taken as a whole or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the Note, a statement of an executive officer of the Borrower, setting forth details as to such event and the action the applicable Credit Party proposes to take with respect thereto, (b) promptly upon reasonable request of the Lender, copies of each annual and other report with respect to each Plan and (c) promptly after receipt thereof, a copy of any notice any Credit Party may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan.

        SECTION 5.18. Environmental Laws. (a) Promptly notify the Lender upon any Credit Party becoming aware of any violation or, to the best of each Credit Party's knowledge, potential violation, or non-compliance with, or liability or, to the best of each Credit Party's knowledge, potential liability, under any Environmental Laws which, when taken together with all other pending violations would reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole, and promptly furnish to the Lender all notices of any nature which any Credit Party may receive from any Governmental Authority or other Person with respect to any violation, or potential violation or non-compliance with, or liability or potential liability under any Environmental Laws which, in any case or when taken together with all such other notices, could reasonably be expected to have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole.

        (b) Comply with and use reasonable efforts to ensure compliance by all tenants and subtenants with all Environmental Laws, and obtain and comply in all material respects with and maintain and use reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain any and all licenses, approvals, registrations or permits required by Environmental Laws, except where failure to do so would not have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole.

        (c) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under all Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities, except where failure to do so would not have a materially adverse effect on the Borrower and its Subsidiaries taken as a whole. Any order or directive whose lawfulness is being contested in good faith by appropriate proceedings shall be considered a lawful order or directive when such proceedings, including any judicial review of such proceedings, have been finally concluded by the issuance of a final non-appealable order; provided, however, that the appropriate Credit Party shall have set aside on its books reserves (the presentation of which is segregated to the extent required by GAAP) adequate with respect thereto if reserves shall be deemed necessary.

        (d) Defend, indemnify and hold harmless the Lender and its employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to the violation of or noncompliance by any Credit Party with any Environmental Laws, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, but excluding therefrom all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of any indemnified party or (ii) any acts or omissions of any indemnified party occurring after any indemnified party is in possession of, or controls the operation of, any property or asset.

        SECTION 5.19. Use of Proceeds. Use the proceeds of the Loans solely for the Borrower (i) to finance the development, production, distribution or acquisition of audio books, books, television product and film product (other than the production and distribution of motion pictures in theaters) and production and distribution expenses of the motion picture entitled "Wilde";
(ii) to refinance the Sanwa Credit Agreement and the MEI Line of Credit; and
(iii) for other general corporate purposes.

        SECTION 5.20. Security Agreements with the Guilds. Furnish to the Lender duly executed copies of (i) each security agreement relating to an item of Product entered into by a Credit Party with any guild and (ii) a subordination agreement (in form and substance satisfactory to the Lender) from the applicable guild with respect to the security interest and other rights granted to it pursuant to each such security agreement delivered to the Lender pursuant to clause (i) above.

        SECTION 5.21. Uncompleted Product. With respect to all items of Product (other than audio books and books) for which any Credit Party is the producer (but not a producer-for-hire) or has a financial interest which is subject to a completion risk (i.e. payment by a Credit Party is not conditioned upon delivery), deliver to the Lender, not later than (A) five (5) days prior to the commencement of principal photography of such item of Product and (B) five (5) days prior to payment of the acquisition cost for a negative pick-up, each of the following to the extent applicable (it being understood that for purposes of clause B clauses (viii) and (ix) below shall not be applicable), (i) the budget for such item of Product, (ii) a schedule identifying all agreements executed by a Credit Party in connection with such item of Product which provide for deferments of compensation or a gross or net profit participation, (iii) copies of such of the foregoing agreements as the Lender may reasonably request, (iv) certificates or binders of insurance with respect to such item of Product (and policies of insurance if requested by the Lender), including all forms of insurance coverage required by Section 5.5 hereof, (v) copies of all instruments of transfer or other instruments (in recordable form) ("Chain of Title" documents) necessary to establish, to the reasonable satisfaction of the Lender, in the appropriate Credit Party ownership of sufficient copyright rights in the literary properties upon which such item of Product is to be based to enable such Credit Party to produce and/or distribute such item of Product and to grant the Lender the security interests therein which are contemplated by this Credit Agreement which documents shall evidence to the Lender's satisfaction the Credit Party's rights in, and with respect to, such item of Product, (vi) an executed Copyright Security

Agreement Supplement with respect to such item of Product, (vii) executed Pledgeholder Agreements with respect to such item of Product, (viii) a schedule of sources and uses demonstrating in detail that all cash necessary to complete and deliver such item of Product will be available as and when needed from sources acceptable to the Lender, and (ix) a Completion Guarantee with respect to such item of Product in form and substance satisfactory to the Lender naming the Lender as a beneficiary thereof; provided, however, that subclause (ix) shall not be applicable to items of Product for which a major television network has committed to provide financing in an amount equal to at least 70% of the Budgeted Negative Cost for such item of Product.

        SECTION 5.22. Governmental Approval. If any further authorizations, approvals, registrations or filings with any governmental or public regulatory body or authority of the United States or any state thereof required for the execution, delivery and performance by any Credit Party of this Credit Agreement and the other Fundamental Documents to which it is a party should hereafter become necessary, the Credit Parties shall obtain or make all such authorizations, approvals, registrations or filings.

6.      NEGATIVE COVENANTS

        From the date hereof and for so long as the Commitment shall be in effect or any amount remains outstanding under the Note or any Letter of Credit shall remain outstanding or any Obligations remain unpaid or unsatisfied, each Credit Party agrees that, unless the Lender shall otherwise consent in writing, it will not and will not allow any of its Subsidiaries to:

        SECTION 6.1. Limitations on Indebtedness. Incur, create, assume or suffer to exist any preferred stock or Indebtedness or permit any partnership or joint venture in which any Credit Party is a general partner to incur create, assume or suffer to exist any Indebtedness other than:

        (a)     the Indebtedness represented by the Note and the other
Obligations;

        (b) Indebtedness in respect of secured purchase money financing, including Capital Leases, to the extent permitted by Section 6.2(b) and not to exceed $250,000 in the aggregate at any one time outstanding;

        (c) unsecured liabilities for acquisitions of rights or product incurred in the ordinary course of business and not otherwise prohibited hereunder;

        (d) liabilities relating to net or gross profit participations, deferments and guild residuals with respect to the production or acquisition of items of Product;

        (e) existing Indebtedness listed on Schedule 3.17 hereto but no increases, extensions or renewals thereof unless otherwise noted on Schedule 3.17;

        (f) in the case of the Corporate Guarantors, the guarantees of the Obligations pursuant to Article 9 hereof;

        (g) Indebtedness incurred in connection with inter-company advances permitted under Section 6.4(v) hereof;

        (h) Subordinated Debt that does not require any cash payments at any time prior to six months after the Commitment Termination Date;

        (i) Indebtedness incurred in connection with the refinancing of the Borrower's existing loan in connection with the acquisition of its office building referenced in Note 6 of the Borrower's quarterly report for the period ended June 30, 1997, provided that (i) the principal amount then outstanding and being refinanced is not increased to an amount greater than $3,300,000, (ii) the Lien(s) provided therefor are not extended to cover any additional property or assets of the Borrower, and (iii) the Weighted Average Life to Maturity of such Indebtedness is not decreased;

        (j) Indebtedness incurred in connection with the financing of television programming for which the Lender has previously provided written consent; and

        (k)     preferred stock without any mandatory redemption provisions.

        SECTION 6.2. Limitations on Liens. Incur, create, assume or suffer to exist any Lien on its revenue stream, property or assets, whether now owned or hereafter acquired, except:

        (a) Liens pursuant to written security agreements (in form and substance reasonably acceptable to the Lender) in favor of guilds required pursuant to terms of collective bargaining agreements; provided, that such guilds have entered into an intercreditor agreement with the Lender reasonably satisfactory in all respects to the Lender;

        (b) Liens granted to the Person financing the acquisition of property, plant or equipment if (i) limited to the particular assets acquired;
(ii) the debt secured by the Lien does not exceed the acquisition cost of a particular asset for which the Lien is granted; (iii) such transaction does not otherwise violate this Credit Agreement and (iv) the aggregate amount of all Indebtedness secured by Liens permitted under this paragraph (excluding the Indebtedness incurred in connection with the refinancing of the Borrower's office building permitted by Section 6.1(i)) does not exceed $250,000 at any one time outstanding;

        (c) Liens to secure distribution, exhibition and/or exploitation rights of licensees pursuant to Distribution Agreements on terms satisfactory to the Lender;

        (d) deposits under worker's compensation, unemployment insurance, old-age pensions and other Social Security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases or to secure statutory obligations or surety or appeal bonds or performance or other similar bonds incurred in the ordinary course of business (other than Completion Guarantees);

        (e) Liens for taxes, assessments or other governmental charges or levies due and payable, the validity or amount of which is currently being contested in good faith by appropriate proceedings pursuant to the terms of
Section 5.14 hereof;

        (f) Liens incurred in the ordinary course of business with regard to services rendered by laboratories and post-production houses, and suppliers of materials and equipment which secure trade payables in amounts not exceeding $500,000 in the aggregate;

        (g) Liens arising out of attachments, judgments or awards as to which an appeal or other appropriate proceedings for contest or review are promptly commenced (and as to which foreclosure and other enforcement proceedings shall not have been commenced (unless fully bonded or otherwise effectively stayed)) and as to which appropriate reserves have been established in accordance with GAAP;

        (h) the Liens of the Lender under this Credit Agreement, the other Fundamental Documents and other documents contemplated hereby;

        (i)     existing Liens set forth on Schedule 6.2 hereto;

        (j) customary Liens in favor of Approved Completion Guarantors in connection with Completion Guarantees;

        (k) possessory Liens (other than those of Laboratories and production houses) which (i) occur in the ordinary course of business, (ii) secure normal trade debt which is not yet due and payable and (iii) do not secure Indebtedness for borrowed money;

        (l) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights with respect to deposit accounts of the Credit Parties;

        (m) statutory Liens of landlords and other Liens imposed by law, such as carriers', warehouseman's or mechanic's Liens, incurred in good faith in the ordinary course of business and deposits made or bonds filed in the ordinary course of business to obtain the release of such Liens in amounts not exceeding $250,000 in the aggregate;

        (n) Liens granted to third parties securing Indebtedness permitted to be incurred under Section 6.1(j); and

        (o) Liens in favor of third-party lenders in respect of particular items of Product pursuant to production financing arrangements approved by the Lender; provided, that each such third-party lender shall have entered into an intercreditor agreement with the Lender in form and substance satisfactory to the Lender.

        SECTION 6.3. Limitation on Guarantees. Provide any Guaranty, either directly or indirectly, except (i) negative pickup agreements and minimum guarantees to acquire items of Product in the ordinary course of business to the extent otherwise permitted under Section 6.21 and the other provisions hereof,
(ii) guarantees to the Lender in accordance with Article 9 hereof and (iii) existing Guarantees listed on Schedule 6.3 hereto.

        SECTION 6.4. Limitations on Investments. Create, make or incur any Investment other than (i) to acquire Product in the ordinary course of business to the extent otherwise permitted under Section 6.21 and the other provisions hereof, (ii) purchase of Cash Equivalents, (iii) inter-company advances among Credit Parties, (iv) Investments as of the Closing Date set forth on Schedule 6.4, (v) Guarantees permitted pursuant to Section 6.3, (vi) the acquisition or creation of new Subsidiaries in accordance with Section 6.22 hereof, and (vii) additional investments in Empire Burbank in an aggregate amount not to exceed $100,000 per annum.

        SECTION 6.5. Restricted Payments. Declare, make or incur any liability to make any Restricted Payments; provided that the Borrower may declare cash dividends to its stockholders if, and only if, the EBIT Ratio calculated pursuant to Section 6.17 is at least 20 to 1.

        SECTION 6.6. Limitations on Leases. Create, incur or assume combined lease expense (but specifically excluding amounts included in the Budgeted Negative Cost of an item of Product) for any twelve consecutive calendar months in excess of $100,000.

        SECTION 6.7. Consolidation, Merger, Sale or Purchase of Assets, etc. Whether in one transaction or a series of transactions, (i) wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, (ii) sell or otherwise dispose of all or substantially all of its property, stock or assets, (iii) except to the extent permitted by Sections 6.4 and 6.22 hereof, acquire all or substantially all of the stock or assets of any other Person in amounts exceeding $500,000 in the aggregate, or (iv) agree to do or suffer any of the foregoing, except that any Subsidiary of the Borrower may merge with and into, or transfer assets to, another Subsidiary of the Borrower or with and into, or transfer assets to, the Borrower; provided that if any such transaction involves the Borrower, then the Borrower must be the surviving entity in each such transaction.

        SECTION 6.8. Receivables. Sell, discount or otherwise dispose of notes, accounts receivable or other obligations owing to any Credit Party except for the purpose of collection in the ordinary course of business.

        SECTION 6.9. Sale and Leaseback. Enter into any arrangement with any Person or Persons, whereby in contemporaneous transactions any Credit Party sells essentially all of its right, title and interest in an item of Product and acquires or licenses the right to distribute or exploit such item of Product in media and markets accounting for substantially all the value of such item of Product, unless such arrangement does not impair the collateral position of the Lender and is evidenced by documentation acceptable to the Lender.

        SECTION 6.10. Places of Business; Change of Name. Change the location of its chief executive office or principal place of business or any of the locations where it keeps any material portion of the Collateral or its books and records with respect to the Collateral or change its name without in each case
(i) giving the Lender 30 days' prior written notice of such change and (ii) filing any additional Uniform Commercial Code financing statements, and such other documents requested by the Lender or which are otherwise necessary or desirable to maintain perfection of the security interest of the Lender in the Collateral.

        SECTION 6.11. Limitations on Capital Expenditures. Make or incur on a consolidated basis any obligation to make Capital Expenditures (other than amounts included in the Budgeted Negative Cost of an item of Product) for any fiscal year in excess of $250,000.

        SECTION 6.12. Transactions with Affiliates. Effect any transaction with an Affiliate other than a Credit Party on a basis less favorable to such Credit Party than would have been the case if such transaction had been effected on an arms-length basis (and if involving more than $100,000, without a resolution approving each such transaction from the Board of Directors of each Credit Party involved).

        SECTION 6.13. Prohibition of Amendments or Waivers. Amend, alter, modify, terminate or waive, or consent to any amendment, alteration, modification or waiver of (x) any material agreement to which any Credit Party is a party, including, without limitation, the Material Agreements, or the terms thereof in any manner which would change, alter or waive any material term thereof and which could reasonably be expected to (i) materially and adversely affect the collectibility of accounts receivable that form part of the Borrowing Base, (ii) materially and adversely affect the financial condition of any Credit Party, (iii) materially and adversely affect the rights of the Lender under this Credit Agreement, the other Fundamental Documents and any other agreements contemplated hereby, (iv) materially decrease the value of the Collateral, or
(v) decrease the amount of the sum of (i) the Borrowing Base plus (ii) the Maximum Guaranty Amount plus (iii) amounts currently held in the Collection Account, to less than the sum of then outstanding principal amount of the Loans and the then current L/C Exposure, or (y) any indenture or note purchase agreement governing any Subordinated Debt in any manner whatsoever.

        SECTION 6.14. Development Costs. Permit unfunded development costs (which have not been sold, written off or allocated to an item of Product for which active preproduction has commenced) to exceed $100,000 for any item of Product.

        SECTION 6.15. Overhead Expense. Permit aggregate allocated and unallocated overhead expenses to exceed $1,100,000 in the fourth quarter of fiscal year 1997, $3,750,000 in fiscal 1998 or to exceed in any subsequent fiscal year 110% of the maximum amount permitted for the immediately preceding fiscal year.

        SECTION 6.16. Consolidated Capital Base. Permit Consolidated Capital Base at the end of any quarter to be less than the sum of $8,000,000 plus 80% of all net new equity invested plus 80% of accumulated net earnings, if any, for each fiscal quarter ending after the Closing Date and prior to the date at which compliance is being determined.

        SECTION 6.17. EBIT Ratio. Permit the ratio of (i) the sum of EBIT on the last day of each fiscal quarter plus amortization of goodwill and capitalized financing costs on the last day of each fiscal quarter to (ii) Total Interest on the last day of each fiscal quarter to be less than 1.5 to 1 as of fiscal year end 1998 and 2.0 to 1 for for any rolling four quarter period thereafter.

        SECTION 6.18. Liquidity Ratio. Permit the ratio of (i) all projected known cash sources (including cash on hand, borrowing under the Credit Agreement (taking into account projected Borrowing Base availability plus the Maximum Guaranty Amount), cash receipts from operations, overhead reimbursements, and cash received from permitted Subordinated Debt and third party investors) to
(ii) all projected known cash uses (including debt service, amounts to be spent to acquire film inventory, overhead, and all other cash expenditures), all as determined as of each quarter end and as projected in good faith by the Borrower for the ensuing 24 months, to be less than 1.0 to 1.

        SECTION 6.19. No Change in Business. Engage in any business activities other than production, distribution and other exploitation of audio books, books, television product and film product (other than the production and distribution of motion pictures in theaters) and the production and distribution of the motion picture entitled "Wilde", in each case including ancillary rights (e.g., music publishing, soundtrack album, merchandising and publishing).

        SECTION 6.20. ERISA Compliance. Engage in a "prohibited transaction", as defined in Section 406 of ERISA or Section 4975 of the Code, with respect to any Plan or Multiemployer Plan or knowingly consent to any other "party in interest" or any "disqualified person", as such terms are defined in Section 3(14) or ERISA and Section 4975(e)(2) of the Code, respectively, engaging in any "prohibited transaction", with respect to any Plan or

Multiemployer Plan maintained or contributed to by any Credit Party; or permit any Plan maintained by any Credit Party to incur any "accumulated funding deficiency", as defined in Section 302 of ERISA or Section 412 of the Code, unless such incurrence shall have been waived in advance by the Internal Revenue Service; or terminate any Plan in a manner which could result in the imposition of a Lien on any property of any Credit Party pursuant to Section 4068 of ERISA; or breach or knowingly permit any employee or officer or any trustee or administrator of any Plan maintained by any Credit Party to breach any fiduciary responsibility imposed under Title I of ERISA with respect to any Plan; engage in any transaction which would result in the incurrence of a liability under
Section 4069 of ERISA; or fail to make contributions to a Plan or Multiemployer Plan which results in the imposition of a Lien on any property of any Credit Party pursuant to Section 302(f) of ERISA or Section 412(n) of the Code, if the occurrence of any of the foregoing events (alone or in the aggregate) would result in a liability which is materially adverse to the financial condition of the Credit Parties taken as a whole or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the Note.

        SECTION 6.21. Additional Limitations on Production and Acquisition of Product. (a) Permit production and acquisition deficits (net of pre-sale guarantees and completed pre-sales payable within 1 year after delivery) to exceed: $5,000,000 in the aggregate at any time outstanding for all (i) television series in production or acquired, which shall not exceed $300,000 for any single episode of any television series; and (ii) for all movies-of-the-week or mini-series, which shall not exceed $600,000 for any single movie-of-the-week and $1,200,000 for any mini-series.

        (b) Begin production on (i) any television series with a pattern budget in excess of $1,200,000 per episode; (ii) any movie-of-the-week having a budget in excess of $3,500,000; provided, however, that with respect to movies-of-the-week, no more than $10,500,000 in the aggregate shall be outstanding at any one time; or (iii) any television miniseries which would result in the aggregate amount outstanding at any one time in respect of all mini-series currently in production to exceed $7,000,000; in each case where a Credit Party is the producer or has a financial interest which is subject to a completion risk (i.e. payment by a Credit Party is not conditioned upon delivery).

        SECTION 6.22. Subsidiaries. Acquire or create any new direct or indirect Subsidiary; provided however that a Credit Party may acquire or create additional Subsidiaries if (i) each such Subsidiary executes an Instrument of Assumption and Joinder in the form attached hereto as Exhibit I whereby such Subsidiary becomes a Credit Party hereunder and the certificates representing 100% of the shares of capital stock of such Subsidiary held by such Credit Party becomes part of the Pledged Securities hereunder and are delivered to the Lender together with stock powers for each such certificate executed in blank, and/or
(ii) such Credit Party takes such other action in connection with the stock of such Subsidiary as is deemed appropriate by the Lender to protect the Lender's security interest therein.

        SECTION 6.23. Bank Accounts. After the date hereof, open or maintain any bank account other than (a) at the office of the Lender as contemplated by
Section 8.3 hereof, (b) those accounts listed on Schedule 6.23 or as to which the Lender shall have received notice, or (c) one or more Production Accounts, as to which the Lender shall have received notice.

        SECTION 6.24. Hazardous Materials. Except as set forth on Schedule 3.21, cause or permit any of its properties or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, except in compliance in all material respects with all applicable Environmental Laws, nor release, discharge, dispose or of permit or suffer any release or disposal as a result of any intentional act or omission on its part of Hazardous Materials onto any such property or asset in material violation of any Environmental Law.

        SECTION 6.25. Use of Proceeds of Loans and Requests for Letters of Credit. Use the proceeds of Loans or request any Letter of Credit hereunder other than for the purposes set forth in, and as required by, Section 5.19 hereof.

        SECTION 6.26. Interest Rate Protection Agreements, etc. Enter into any Interest Rate Protection Agreement or Currency Agreement for other than bona fide hedging purposes.

        SECTION 6.27. Amortization Method. Change the method of amortization of film/television inventory used by any of the Credit Parties, unless required to do so under GAAP.

7.      EVENTS OF DEFAULT

        In the case of the happening and during the continuance of any of the following events (herein called "Events of Default"):

        (a) any representation or warranty made by any Credit Party in this Credit Agreement or any other Fundamental Document or in connection with this Credit Agreement or with the execution and delivery of the Note or the Borrowings hereunder, or any statement or representation made in any report, financial statement, certificate or other document furnished by or on behalf of any Credit Party to the Lender under or in connection with this Credit Agreement or any Fundamental Document shall prove to have been false or misleading in any material respect when made, deemed to be made or delivered;

        (b) default shall be made in the payment of any principal of or interest on the Note or of any fees or other amounts payable by the Borrower hereunder, when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise and, in the case of payments of any amounts other than principal, such default shall continue unremedied for three (3) Business Days after receipt by the Borrower of an invoice therefor;

        (c) default shall be made by any Credit Party in the due observance or performance of any covenant, condition or agreement contained in Section 5.4 or Article 6 of this Credit Agreement;

        (d) default shall be made with respect to any payment of any Indebtedness of any Credit Party in excess of $250,000 when due or the performance of any other obligation incurred in connection with any such Indebtedness, if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity and such default shall not be remedied, cured, waived or consented to within the period of grace with respect thereto;

        (e) any Credit Party shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Credit Party shall commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property or shall file an answer or other pleading in any such case, proceeding or other action admitting the material allegations of any petition, complaint or similar pleading filed against it or consenting to the relief sought therein; or any Credit Party shall take any action to authorize any of the foregoing;

        (f) any involuntary case, proceeding or other action against any Credit Party shall be commenced seeking to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action (i) results in the entry of any order for relief against it or (ii) shall remain undismissed for a period of thirty (30) days;

        (g) final judgment(s) for the payment of money in excess of $250,000 shall be rendered against any Credit Party which within thirty (30) days from the entry of such judgment shall not have been discharged or stayed pending appeal or which shall not have been discharged or bonded in full within thirty
(30) days from the entry of a final order of affirmance on appeal;

        (h) failure to deliver a Borrowing Base Certificate to the Lender within 10 Business Days of the date such Certificate was due pursuant to Section 5.1(e) hereof, provided, however, that any failure to deliver a Borrowing Base Certificate shall not give rise to an Event of Default under this clause (h) in the event there are no outstanding Loans and Letters of Credit;

        (i)     a Change in Control or a Change in Management shall occur;

        (j) the Guaranty Agreement shall for any reason, not be or shall cease to be in full force and effect, or shall be declared null and void, or become unenforceable, or it shall be terminated, or disaffirmed by any Individual Guarantor thereunder;

        (k) default shall be made by any Credit Party in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Credit Agreement, or any other Fundamental Document, and such default shall continue unremedied for thirty (30) consecutive days after any Credit Party obtains knowledge of such occurrence;

        (l) a Reportable Event relating to a failure to meet minimum funding standards or an inability to pay benefits when due shall have occurred with respect to any Plan under the control of any Credit Party and shall not have been remedied within thirty (30) days after the occurrence of such Reportable Event; or a trustee shall be appointed by a United States District Court to administer such Plan, or the PBGC shall institute proceedings to terminate such Plan, and the Lender shall have notified the Borrower that the Lender has determined that on the basis of such Reportable Event, appointment of trustee or commencement of proceedings, there are reasonable grounds to believe that such occurrence would have a material adverse effect to the financial condition of the Credit Parties taken as a whole or would materially and adversely affect the ability of the Borrower to perform its obligations under this Credit Agreement or the Note; or

        (m) any Fundamental Document shall, for any reason, not be or shall cease to be in full force and effect except as provided herein or therein or shall be declared null and void or any of the Fundamental Documents shall not give or shall cease to give the Lender the Liens, rights, powers and privileges purported to be created thereby in favor of the Lender superior to and prior to the rights of all third Persons (except to the extent expressly permitted herein or therein) and subject to no other Liens (except to the extent expressly permitted herein or therein) other than by actions of the Lender, provided that no such defect in the Fundamental Documents shall give rise to an Event of Default under this paragraph (m) unless such defect or such failure shall affect Collateral that is or should be subject to a Lien in favor of the Lender having an aggregate value in excess of $250,000;

then, in every such event and at any time thereafter during the continuance of such event, the Lender may take either or both of the following actions, at the same or different times: terminate forthwith the Commitment and/or declare the principal of and the interest on the Loans and the Note and all other amounts payable hereunder or thereunder to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or in the Note to the contrary notwithstanding. If an Event of Default specified in paragraphs (e) or (f) above shall have occurred, the Commitment shall automatically terminate and the Loans and the Note shall automatically become due and payable, both as to interest and principal, without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived, anything in this Credit Agreement or the Note to the contrary notwithstanding. Such remedies shall be in addition to any other remedy available to the Lender pursuant to Applicable Law or otherwise.

8.      GRANT OF SECURITY INTEREST; REMEDIES

        SECTION 8.1. Security Interests. The Borrower, as security for the due and punctual payment of the Obligations, and the Corporate Guarantors, as security for their obligations under Article 9 hereof, hereby mortgage, pledge, assign, transfer, set over, convey and deliver to the Lender and grant to the Lender a security interest in the Collateral.

        SECTION 8.2. Use of Collateral. So long as no Event of Default shall have occurred and be continuing, and subject to the various provisions of this Credit Agreement and the other Fundamental Documents, a Credit Party may use the Collateral in any lawful manner permitted hereunder.

        SECTION 8.3. Collection Accounts. (a) The Borrower will establish a lockbox arrangement and related collection bank accounts (each, a "Collection Account") and will direct all Persons who become licensees, buyers or account debtors under receivables with respect to any item included in the Collateral (other than de minimis amounts and proceeds of particular items of Product which are assigned by a Credit Party to third-party lenders as collateral for its obligations to make certain payments upon Completion and delivery of such items of Product pursuant to production financing arrangements permitted hereunder; provided that such third-party lender shall have entered into an intercreditor agreement with the Lender in form and in substance satisfactory to the Lender; and provided further that the Borrower may only assign proceeds of Distribution Agreements which relate solely to the particular item of Product whose production is being financed by such third-party lender) to make payments under or in connection with the license agreements, sales agreements or receivables directly to the appropriate lockbox or Collection Account. To the extent practicable, the Credit Parties, will amend existing agreements to direct all Persons who are licensees, buyers or account debtors under receivables with respect to any item included in the Collateral, to make payments under or in connection with the license agreements, sales agreements or receivables directly to the appropriate lockbox or Collection Account.

        (b) The Credit Parties will execute such documentation as may be reasonably required by the Lender in order to provide for the deposit into the Collection Accounts of all items received in the lockbox and to otherwise effectuate the provisions of this Section 8.3.

        (c) In the event a Credit Party receives payment from any Person or proceeds under an Acceptable L/C, which payment should have been remitted directly to a Collection Account, such Credit Party shall promptly remit such payment or proceeds to a Collection Account to be applied in accordance with the terms of this Credit Agreement.

        (d) All such lockboxes and Collection Accounts shall be maintained with the Lender or with such other financial institutions as may be approved by the Lender, subject to the right of the Lender to at any time withdraw such approval and transfer any such lockboxes and/or Collection Account(s) to the Lender or another approved financial institution.

        (e) The Lender is hereby authorized and directed to invest and reinvest the funds from time to time deposited in the Collection Accounts, so long as no Event of Default has occurred and is continuing, on the instructions of the Borrower (provided that such notice may be given verbally to be confirmed promptly in writing) or, if the Borrower shall fail to give such instruction upon delivery of any such funds, in the sole discretion of the Lender, provided that in no event may the Borrower give instructions to the Lender to, or may the Lender in its discretion, invest or reinvest funds in the Collection Accounts in other than Cash Equivalents described in clause (i) of the definition of Cash Equivalents, or described in clauses (ii) and (iii) of the definition of Cash Equivalents to the extent issued by The Chase Manhattan Bank.

        (f) Any net income or gain on the investment of funds from time to time held in the Collection Accounts, shall be promptly reinvested by the Lender at the direction of the Borrower as a part of the Collection Accounts and any net loss on any such investment shall be charged against the Collection Accounts.

        (g) The Lender shall not be a trustee for the Credit Parties, or shall have any obligations or responsibilities, or shall be liable for anything done or not done, in connection with the Collection Accounts, except as expressly provided herein and except that the Lender shall have the obligations of a secured party under the UCC. The Lender shall not have any obligation or responsibilities and shall not be liable in any way for any investment decision made pursuant to this Section 8.3(g) or for any decrease in the value of the investments held in the Collection Accounts except for the gross negligence or wilful misconduct of Lender in carrying out the written instructions of Borrower.

        (h) For value received and to induce the Lender to issue Letters of Credit and to make Loans from time to time to the Borrower as provided for in this Credit Agreement, as security for the payment of all of the Obligations, the Credit Parties hereby assign to the Lender and grant to the Lender, a first and prior Lien upon all the Credit Parties' rights in and to the Collection Accounts, all cash, documents, instruments and securities from time to time held therein, and all rights pertaining to investments of funds in the Collection Accounts and all products and proceeds of any of the foregoing. All cash, documents, instruments and securities from time to time on deposit in the Collection Accounts, and all rights pertaining to investments of funds in the Collection Accounts shall immediately and without any need for any further action on the part of any of the Credit Parties or the Lender, become subject to the Lien set forth in this Section 8.3(h), be deemed Collateral for all purposes hereof and be subject to the provisions of this Credit Agreement.

        (i) At any time after the Loans have been accelerated in accordance with Article 7 hereof, the Lender may sell any documents, instruments and securities held in the Collection Accounts and may immediately apply the proceeds thereof and any other cash held in the Collection Accounts in accordance with Section 10.5 hereof.

        SECTION 8.4. Credit Parties to Hold in Trust. Upon the occurrence and during the continuance of an Event of Default, the Credit Parties will, upon receipt by them of any revenue, income, profits or other sums in which a security interest is granted by this Article 8, payable pursuant to any agreement or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the sum in trust for the Lender, and forthwith, without any notice or demand whatsoever (all notices, demands, or other actions on the part of the Lender being expressly waived), endorse, transfer and deliver any such sums or instruments or both, to the Lender to be applied to the repayment of the Obligations in accordance with the provisions of Section 8.7 hereof.

        SECTION 8.5. Collections, etc. Upon the occurrence and during the continuance of an Event of Default, the Lender may, in its sole discretion, in its name or in the name of any Credit Party or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Lender may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, any Credit Party. The Lender will not be required to take any steps to preserve any rights against prior parties to the Collateral. If any Credit Party fails to make any payment or take any action required hereunder, the Lender may make such payments and take all such actions as the Lender reasonably deems necessary to protect the Lender's security interests in the Collateral and/or the value thereof, and the Lender is hereby authorized (without limiting the general nature of the authority herein above conferred) to pay, purchase, contest or compromise any Liens that in the judgment of the Lender appear to be equal to, prior to or superior to the security interests of the Lender in the Collateral and any Liens not expressly permitted by this Credit Agreement.

        SECTION 8.6. Possession, Sale of Collateral, etc. Upon the acceleration of the Loans in accordance with Article 7 hereof, the Lender may enter upon the premises of any Credit Party or wherever the Collateral may be, and take possession of the Collateral, and may demand and receive such possession from any Person who has possession thereof, and the Lender may take such measures as it may deem necessary or proper for the care or protection thereof, including the right to remove all or any portion of the Collateral, and with or without taking such possession may sell or cause to be sold, whenever the Lender shall decide, in one or more sales or parcels, at such prices as the Lender may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at any broker's board or at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except the Lender shall provide 15 days' written notice to the Credit Parties of the time and place of any such public sale or sales and such other notices as may be required by Applicable Law and cannot be waived), and the Lender or any other Person may be the purchaser of all or any portion of the Collateral so sold and thereafter hold the same absolutely, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released. At any sale or sales made pursuant to this Article 8, the Lender may bid for or purchase, free (to the fullest extent permitted by Applicable Law) from any claim or right of whatever kind, including any equity of redemption, of any Credit Party, any such demand, notice, claim, right or equity being hereby expressly waived and released, any part of or all of the Collateral offered for sale, and may make any payment on account thereof by using any claim for moneys then due and payable to the Lender by any Credit Party hereunder as a credit against the purchase price. The Lender shall in any such sale make no representations or warranties with respect to the Collateral or any part thereof, and the Lender shall not be chargeable with any of the obligations or liabilities of any Credit Party. Each Credit Party hereby agrees (i) that it will indemnify and hold the Lender harmless from and against any and all claims with respect to the Collateral asserted before the taking of actual possession or control of the relevant Collateral by the Lender pursuant to this Article 8, or arising out of any act of, or omission to act on the part of, any party (other than the Lender) prior to such taking of actual possession or control by the Lender (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Credit Party, or its agents before or after the commencement of such actual possession or control by the Lender except for claims arising out of Lender's gross negligence or willful misconduct; and (ii) the Lender shall not have liability or obligation to any Credit Party arising out of any such claim except for acts of willful misconduct or gross negligence or not taken in good faith. Subject only to the lawful rights of third parties, any Laboratory which has possession of any of the Collateral is hereby constituted and appointed by the Credit Parties as pledgeholder for the Lender and, upon the acceleration of the Loans in accordance with Article 7 hereof, each such pledgeholder is hereby authorized (to the fullest extent permitted by Applicable Law) to sell all or any portion of the Collateral upon the order and direction of the Lender, and each Credit Party hereby waives any and all claims, for damages or otherwise, for any action taken by such pledgeholder in accordance with the terms of the UCC not otherwise waived hereunder. In any action hereunder, the Lender shall be entitled if permitted by Applicable Law to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, upon the occurrence of an Event of Default, and during the continuation of such Event of Default, the Lender shall be entitled to apply, without prior notice to the Credit Parties, any cash or cash items constituting Collateral in the possession of the Lender to payment of the Obligations.

        SECTION 8.7. Application of Proceeds on Default. During the continuance of an Event of Default, the balances in the Collection Account(s), or in any account of any Credit Party with the Lender, all other income on the Collateral, and all proceeds from any sale of the Collateral pursuant hereto shall be applied first toward payment of the reasonable out-of-pocket costs and expenses paid or incurred by the Lender in enforcing this Credit Agreement, in realizing on or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Lender, and then to the payment in full of the Obligations in such order as determined by the Lender, provided, however, that, the Lender may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Credit Party or as a court of competent jurisdiction may otherwise direct.

        SECTION 8.8. Power of Attorney. Each Credit Party does hereby irrevocably make, constitute and appoint the Lender or any of its officers or designees its true and lawful attorney-in-fact with full power in the name of the Lender or any Credit Party, (a) after the acceleration of the Loans in accordance with Article 7 hereof, to receive, open and dispose of all mail addressed to any Credit Party, and to endorse any notes, checks, drafts, money orders or other evidences of payment relating to the Collateral that may come into the possession of the Lender with full power and right to cause the mail of such Persons to be transferred to the Lender's own offices or otherwise, and to do any and all other acts necessary or proper to carry out the intent of this Credit Agreement and the grant of the security interests hereunder and under the Fundamental Documents, and each Credit Party hereby ratifies and confirms all that the Lender or its substitutes shall properly do by virtue hereof; (b) upon the occurrence of an Event of Default which is not waived in writing by the Lender, (i) to enforce all of each Credit Party's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Lender and to enter into such other agreements as may be necessary or appropriate in the judgment of the Lender to complete the production, distribution or exploitation of any item of Product which is included in the Collateral, (ii) to enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of the Fundamental Documents that are required to be observed or performed by any Credit Party,
(iii) to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Lender may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Lender hereunder, and (iv) to do any and all other things necessary or proper to carry out the intention of this Credit Agreement and the grant of the security interests hereunder and under the other Fundamental Documents. The Credit Parties hereby ratify and confirm in advance all that the Lender as such attorney-in-fact or its substitutes shall properly do by virtue of this power of attorney. In the event the Lender exercises the power of attorney granted herein, the Lender shall, concurrently with such exercise, provide written notice to the Borrower and the Lender in accordance with Section 12.1.

        SECTION 8.9. Financing Statements, Direct Payments. Each Credit Party hereby authorizes the Lender to file UCC financing statements and any amendments thereto or continuations thereof, any Copyright Security Agreement, any Copyright Security Agreement Supplement, and any other appropriate security documents or instruments and to give any notices necessary or desirable to perfect the Lien of the Lender on the Collateral, in all cases without the signatures of any Credit Party or to execute such items as attorney-in-fact for any Credit Party. Each Credit Party further authorizes the Lender upon the occurrence of an Event of Default, and during the continuation of such Event of Default, to notify any account debtors that all sums payable to any Credit Party relating to the Collateral shall be paid directly to the Lender.

        SECTION 8.10. Further Assurances. Upon the reasonable request of the Lender, each Credit Party hereby agrees to duly and promptly execute and deliver, or cause to be duly executed and delivered, at the cost and expense of the Credit Parties, such further instruments as may be necessary or proper, in the judgment of the Lender, to carry out the provisions and purposes of this
Article 8, necessary, in the judgment of the Lender, to perfect and preserve the Liens of the Lender hereunder and under the Fundamental Documents, and in the Collateral or any portion thereof.

        SECTION 8.11. Termination. The security interests granted under this
Article 8 shall terminate when all the Obligations have been paid in full and performed and the Commitment shall have terminated and all Letters of Credit shall have expired or been terminated or canceled. Upon request by the Credit Parties (and at the sole expense of the Credit Parties) after such termination, the Lender will take all reasonable action and do all things reasonably necessary, including executing UCC terminations, Pledgeholder Agreement terminations, termination letters to account debtors and copyright reassignments, to release the security interest granted to it hereunder.

        SECTION 8.12. Remedies Not Exclusive. The remedies conferred upon or reserved to the Lender in this Article 8 are intended to be in addition to, and not in limitation of, any other remedy or remedies available to the Lender. Without limiting the generality of the foregoing, the Lender shall have all rights and remedies of a secured creditor under Article 9 of the UCC.

        SECTION 8.13. Quiet Enjoyment. The Lender acknowledges that its security interest hereunder is subject to the rights of Quiet Enjoyment of parties to Distribution Agreements, license agreements and other similar agreements, whether existing on the date hereof or hereafter executed. For the purpose hereof, "Quiet Enjoyment" shall mean in connection with the rights of licensees under license agreements and distributors under Distribution Agreements, the Lender's agreement that its rights under this Credit Agreement and the Fundamental Documents and in the Collateral are subject to the rights of such parties to distribute, exhibit and/or to exploit the item of Product licensed to them, and to receive prints or tapes or have access to preprint material or master tapes in connection therewith and that even if the Lender shall become the owner of the Collateral in case of an Event of Default, the Lender's ownership rights shall be subject to the rights of said parties under such agreements, provided, however, that such licensee or such distributor shall not be in default under the relevant license agreement or Distribution Agreement and, provided, further that the Lender shall not be responsible for any liability or obligation of any Credit Party under any license agreement.

        SECTION 8.14. Continuation and Reinstatement. Each Credit Party further agrees that the security interest granted hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment or any part thereof, of principal or interest on any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or reorganization of any Credit Party or otherwise.

9.      GUARANTY

        SECTION 9.1. Guaranty. (a) Each Corporate Guarantor unconditionally and irrevocably guarantees to the Lender the due and punctual payment by, and performance of, the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding). Each Corporate Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it (except as may be otherwise required herein), and it will remain bound upon this guaranty notwithstanding any extension or renewal of any Obligation.

        (b) Each Corporate Guarantor waives presentation to, demand for payment from and protest to, as the case may be, the Credit Parties or any other Corporate Guarantor of any of the Obligations, and also waives notice of protest for nonpayment. The obligations of each Corporate Guarantor hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower, Corporate Guarantor, any Individual Guarantor or any other guarantor under the provisions of this Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) the failure of the Lender to obtain the consent of the Corporate Guarantor with respect to any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of this Credit Agreement, the Note or of any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Lender for the Obligations or any of them; (v) the failure of the Lender to exercise any right or remedy against any other Corporate Guarantor, any Individual Guarantor or any other guarantor of the Obligations; or (vi) the release or substitution of any Corporate Guarantor, any Individual Guarantor or other guarantor of the Obligations. Without limiting the generality of the foregoing or any other provision hereof, to the extent permitted by applicable law, each Corporate Guarantor hereby expressly waives any and all benefits which might otherwise be available to it under California Civil Code Sections 2799, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2838, 2839, 2845, 2848, 2849, 2850, 2899 and
3433.

        (c) Each Corporate Guarantor further agrees that this Guaranty constitutes a guaranty of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by the Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of the Lender in favor of the Borrower, any other Corporate Guarantor, any Individual Guarantor or to any other Person.

        (d) Each Corporate Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower, the Corporate Guarantors, the Individual Guarantors and any other guarantors and any circumstances affecting the ability of the Borrower to perform under this Credit Agreement.

        (e) Each Corporate Guarantor's obligations under the guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations, the Note or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. The Lender makes no representation or warranty with respect to any such circumstances and has no duty or responsibility whatsoever to each Corporate Guarantor in respect to the management and maintenance of the Obligations or any collateral security for the Obligations.

        SECTION 9.2. No Impairment of Guaranty, etc. The obligations of each Corporate Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except payment of the Obligations), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of each Corporate Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy under this Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Corporate Guarantor or would otherwise operate as a discharge of such Corporate Guarantor as a matter of law, unless and until the Obligations are paid in full, the Commitments have terminated and each outstanding Letter of Credit has expired or otherwise been terminated.

        SECTION 9.3. Continuation and Reinstatement, etc. (a) Each Corporate Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or reorganization of Borrower or a Corporate Guarantor, or otherwise. In furtherance of the provisions of this Article 9, and not in limitation of any other right which the Lender may have at law or in equity against the Borrower or a Corporate Guarantor by virtue hereof, upon failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, each Corporate Guarantor hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay or cause to be paid to the Lender in cash an amount equal to the unpaid amount of all the Obligations with interest thereon at a rate of interest equal to the rate specified in Section 2.7(a) hereof, and thereupon the Lender shall assign such Obligation, together with all security interests, if any, then held by the Lender in respect of such Obligation, to the Corporate Guarantors making such payment; such assignment to be subordinate and junior to the rights of the Lender with regard to amounts payable by the Borrower in connection with the remaining unpaid Obligations and to be pro tanto to the extent to which the Obligation in question was discharged by the Corporate Guarantor or Corporate Guarantors making such payments.

        (b) All rights of the Corporate Guarantors against the Borrower, arising as a result of the payment by any Corporate Guarantor of any sums to the Lender or directly to the Lender hereunder by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to, and shall not be exercised by such Corporate Guarantor until and unless, the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Corporate Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Lender, segregated from such Corporate Guarantor's own assets, and shall forthwith be paid to the Lender to be credited and applied to the Obligations, whether matured or unmatured.

        SECTION 9.4. Limitation on Guaranteed Amount etc. Notwithstanding any other provision of this Article 9, the amount guaranteed by each Corporate Guarantor hereunder shall be limited to the extent, if any, required so that its obligations under this Article 9 shall not be subject to avoidance under Section 548 of the Bankruptcy Code or to being set aside or annulled under any applicable state law relating to fraud on creditors. In determining the limitations, if any, on the amount of any Corporate Guarantor's obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation or contribution which such Corporate Guarantor may have under this Article 9 (or as a result of the operation of Article 8 with regard to assets of other Credit Parties) or any other agreement or under Applicable Law shall be taken into account.

10.     PLEDGE

        SECTION 10.1. Pledge. As security for the Obligations, each Pledgor hereby pledges, hypothecates, assigns, transfers, sets over and delivers unto the Lender, a security interest in all Pledged Securities now owned or hereafter acquired by it. On the Closing Date, the Pledgors shall deliver to the Lender the definitive instruments representing all Pledged Securities, accompanied by executed undated stock powers, duly endorsed or executed in blank by the appropriate Pledgor, and such other instruments or documents as the Lender or its counsel shall reasonably request.

        SECTION 10.2. Covenant. Each Pledgor covenants that as stockholder of each of its respective Subsidiaries it will not take any action to allow any additional shares of common stock, preferred stock or other equity securities of any of its respective Subsidiaries or any securities convertible or exchangeable into common or preferred stock of such Subsidiaries to be issued, or grant any options or warrants, unless such securities are pledged to the Lender as security for the Obligations.

        SECTION 10.3. Registration in Nominee Name; Denominations. Upon the occurrence and during the continuation of an Event of Default, the Lender shall have the right (in its sole and absolute discretion) to hold the certificates representing any Pledged Securities (a) in its own name or in the name of its nominee or (b) in the name of the appropriate Pledgor, endorsed or assigned in blank or in favor of the Lender. The Lender shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Credit Agreement.

        SECTION 10.4. Voting Rights; Dividends; etc. (a) The appropriate Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers accruing to owners of the Pledged Securities or any part thereof for any purpose not inconsistent with the terms hereof, at all times, except as expressly provided in (c) below.

        (b) Any dividends or distributions of any kind whatsoever (other, so long as an Event of Default is not continuing, than cash) received by a Pledgor, whether resulting from a subdivision, combination, or reclassification of the outstanding capital stock of the issuer or received in exchange for Pledged Securities or any part thereof or as a result of any merger, consolidation, acquisition, or other exchange of assets to which the issuer may be a party, or otherwise, shall be and become part of the Pledged Securities pledged hereunder and shall immediately be delivered to the Lender to be held subject to the terms hereof.

        (c) Upon the occurrence and during the continuance of an Event of Default and notice from the Lender of the transfer of such rights to the Lender, all rights of the Pledgors to exercise the voting and/or consensual rights and powers and to receive dividends or distributions which it is entitled to pursuant to this Section 10.4 shall cease, and all such rights shall thereupon become vested in the Lender, which shall have the sole and exclusive right and authority to exercise such voting and/or consensual rights and/or receive such dividends or distributions until such time as such Event of Default has been cured. All dividends and distributions which are received contrary to the provisions of this subsection (c) shall be received in trust for the benefit of the Lender and shall be delivered.

        (d) If the Lender shall receive any cash pursuant to Section 10.4(c) which but for the occurrence of an Event of Default the relevant Pledgor would be entitled to retain for its own account under Section 10.4(b), then after and so long as all Events of Default have been cured and only if the Obligations have not been accelerated, the Lender shall pay over to such Pledgor any such cash retained by it during the continuance of such Event of Default which has not been applied to the Obligations pursuant to the terms hereof.

        SECTION 10.5. Remedies Upon Default. If the Loans shall have been accelerated in accordance with Article 7 hereof, the Lender may sell the Pledged Securities, or any part thereof, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Lender shall deem appropriate subject to the terms hereof or as otherwise provided in the UCC. The Lender shall be authorized at any such sale (if it deems it advisable to do so) to restrict to the full extent permitted by Applicable Law the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Lender shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Pledged Securities so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors. The Lender shall give ten (10) days' written notice of its intention to make any such public or private sale, or sale at any broker's board or on any such securities exchange, or of any other disposition of the Pledged Securities. Such notice, in the case of public sale, shall state the time and place for such sale and, in the case of sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Securities, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix and shall state in the notice of such sale. At any such sale, the Pledged Securities, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine. The Lender shall not be obligated to make any sale of the Pledged Securities if it shall determine not to do so, regardless of the fact that notice of sale of the Pledged Securities may have been given. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case the sale of all or any part of the Pledged Securities is made on credit or for future delivery, the Pledged Securities so sold shall be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Securities so sold and, in case of any such failure, such Pledged Securities may be sold again upon like notice. At any sale or sales made pursuant to this Section 10.5, the Lender may bid for or purchase, free from any claim or right of whatever kind, including any equity of redemption, of the Pledgors, any such demand, notice, claim, right or equity being hereby expressly waived and released, any or all of the Pledged Securities offered for sale, and may make any payment on the account thereof by using any claim for moneys then due and payable to the Lender by any Credit Party as a credit against the purchase price; and the Lender, upon compliance with the terms of sale, may hold, retain and dispose of the Pledged Securities without further accountability therefor to the Pledgors or any third party (other than the Lender). The Lender shall in any such sale make no representations or warranties with respect to the Pledged Securities or any part thereof, and shall not be chargeable with any of the obligations or liabilities of the Pledgors with respect thereto. Each Pledgor hereby agrees (i) it will indemnify and hold the Lender harmless from and against any and all claims with respect to the Pledged Securities asserted before the taking of actual possession or control of the Pledged Securities by the Lender pursuant to this Credit Agreement or arising out of any act of, or omission to act on the part of, any party prior to such taking of actual possession or control by the Lender (whether asserted before or after such taking of possession or control), or arising out of any act on the part of any Pledgor or Affiliates before or after the commencement of such actual possession or control by the Lender unless due to Lender's gross negligence or wilful misconduct and (ii) the Lender shall have no liability or obligation arising out of any such claim unless due to Lender's gross negligence or wilful misconduct. As an alternative to exercising the power of sale herein conferred upon it, the Lender may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and Pledged Securities under this Credit Agreement and to sell the Pledged Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts having competent jurisdiction.

        SECTION 10.6. Application of Proceeds of Sale and Cash. The proceeds of sale of the Pledged Securities sold pursuant to Section 10.5 hereof shall be applied by the Lender as follows:

                (i) to the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Lender in connection with such sale, including, without limitation, all court costs and the reasonable fees and expenses of counsel for the Lender in connection therewith, and the payment of all reasonable out-of-pocket costs and expenses paid or incurred by the Lender in enforcing this Credit Agreement, in realizing or protecting any Collateral and in enforcing or collecting any Obligations or any Guaranty thereof, including, without limitation, court costs and the reasonable attorney's fees and expenses incurred by the Lender in connection therewith; and

                (ii) to the payment in full of the Obligations in such order as determined by the Lender;

provided, however, that the Lender may in its discretion apply funds comprising the Collateral to pay the cost (i) of completing any item of Product owned in whole or in part by any Credit Party in any stage of production and (ii) of making delivery to the distributors of such item of Product. Any amounts remaining after such indefeasible payment in full shall be remitted to the appropriate Pledgor, or as a court of competent jurisdiction may otherwise direct.

        SECTION 10.7. Securities Act, etc. In view of the position of each Pledgor in relation to the Pledged Securities pledged by it, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as amended, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being hereinafter called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder, each Pledgor understands that compliance with the Federal Securities Laws may very strictly limit the course of conduct of the Lender if the Lender were to attempt to dispose of all or any part of the Pledged Securities, and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Lender in any attempt to dispose of all or any part of the Pledged Securities under applicable Blue Sky or other state securities laws, or similar laws analogous in purpose or effect. Under Applicable Law, in the absence of an Agreement to the contrary, the Lender may perhaps be held to have certain general duties and obligations to the Pledgors to make some effort towards obtaining a fair price even though the Obligations may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor waives to the fullest extent permitted by Applicable Law any such general duty or obligation to it, and the Pledgors and/or the Credit Parties will not attempt to hold the Lender responsible for selling all or any part of the Pledged Securities at an inadequate price; provided that the Lender, in good faith, shall have obtained three bids for the purchase of all or part of the Pledged Securities and the Lender shall have accepted the highest offer of such three bids.

        SECTION 10.8. Continuation and Reinstatement. Each Pledgor further agrees that its pledge hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or reorganization of any Pledgor or otherwise.

        SECTION 10.9. Termination. The pledge referenced herein shall terminate when all of the Obligations shall have been paid in full and the Commitment shall have terminated, and all Letters of Credit shall have expired or been terminated or cancelled, at which time the Lender shall assign and deliver to the appropriate Pledgor, or to such Person or Persons as such Pledgor shall designate, against receipt, such of the Pledged Securities (if any) as shall not have been sold or otherwise applied by the Lender pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be free and clear of all Liens, arising by, under or through the Lender but shall otherwise be without recourse upon or warranty by the Lender and at the expense of the Pledgors.


11.     [RESERVED]

12.     MISCELLANEOUS

        SECTION 12.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or in the case of facsimile communication, if by telegram, delivered to the telegraph company and, if by telex, graphic scanning or other telegraphic or facsimile communications equipment of the sending party hereto, delivered by such equipment) addressed, if to the Lender to it at 270 Park Avenue, 37th Floor, New York, New York 10017,
Attn: John J. Huber III, Facsimile No.: (212) 270-4584, with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Kenneth R. Wilson, Facsimile No.: (310) 788-5628 or if to any Credit Party at 8955 Beverly Boulevard, Beverly Hills, California 90048, Attn:
Robert Murray, Esq. and Ronald Lighstone, Facsimile No.: (310) 724-7146 or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. Any failure of the Lender giving notice pursuant to this Section 12.1, to provide a courtesy copy to a party as provided herein, shall not affect the validity of such notice. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail, or when delivered to the telegraph company, charges prepaid, if by telegram, or upon receipt by such party, if by any telegraphic or facsimile communications equipment, in each case addressed to such party as provided in this Section 12.1 or in accordance with the latest unrevoked written direction from such party.

        SECTION 12.2. Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by any of the Credit Parties herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Credit

Agreement shall be considered to have been relied upon by the Lender and, except for any terminations, amendments, modifications or waivers thereof in accordance with the terms hereof, shall survive the making of the Loans and issuance of the Letters of Credit herein contemplated and the execution and delivery to the Lender of the Note regardless of any investigation made by the Lender and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as any Letter of Credit remains outstanding and so long as the Commitment has not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Credit Parties hereunder.

        SECTION 12.3. Successors and Assigns; Loan Sales; Participations. (a) Whenever in this Credit Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; provided, however, that the Borrower may not assign its rights hereunder without the prior written consent of the Lender, and all covenants, promises and agreements by or on behalf of the Borrower which are contained in this Credit Agreement shall bind and inure to the benefit of the successors and assigns of all such parties.

        (b) The Lender may, with the consent of the Borrower (such consent not to be unreasonably withheld), assign to one or more banks or other entities, all or a portion of its interests, rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment and the same portion of the Loans at the time owing to it and the Note held by it). The Lender and such assignee shall execute appropriate documentation (i) evidencing such assignment, which documentation shall set forth the respective rights and obligations of the Lender and such assignee and (ii) to the extent The Chase Manhattan Bank shall retain a portion of the Commitment, appointing The Chase Manhattan Bank as agent for the Lender and such assignee(s). Upon the effectiveness of such assignment, the assignee thereunder shall become a party to this Credit Agreement.

        (c)     Once there has been an assignment by the Lender pursuant to this
Section 12.3, the Lender shall maintain at its address at which notices are to be given to it pursuant to Section 12.1 hereof, a register for the recordation of the names and addresses of the assignees of the Lender hereunder and the commitments of, and principal amount of the Loans owing to, each such assignee from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower and any such assignee may treat each Person whose name is recorded in the Register as an assignee of the Lender hereunder for all purposes of the Fundamental Documents. The Register shall be available for inspection by the Borrower or any such assignee at any reasonable time and from time to time upon reasonable prior notice.

        (d) The Lender shall give prompt written notice to the Borrower of each assignment made hereunder. Within five (5) Business Days after receipt of any such notice, the Borrower, at its own expense, shall execute and deliver to the Lender in exchange for the Note surrendered by the Lender to the Borrower, new Notes to the order of the assignee of the Lender and the Lender in amounts equal to the respective Commitments held by each of them after giving effect to the applicable assignment. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the date of the surrendered Notes and shall otherwise be in substantially the form of Exhibit A hereto. In addition the Borrower will promptly, at its own expense, execute such amendments to the Fundamental Documents to which it is a party and such additional documents, and take such other actions as the Lender or the assignee of the Lender may reasonably request in order to give such assignee of the Lender the full benefit of the Liens contemplated by the Fundamental Documents.

        (e) The Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note held by it); provided, however, that (i) the Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such participant shall not be granted any voting rights under this Credit Agreement, except with respect to proposed changes to interest rates, amounts of Commitments, maturity of any Loans, release of all or substantially all the Collateral and fees (as applicable to such participant), (iii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iv) the participating banks or other entities shall be entitled to the cost protection provisions contained in Sections 2.9(b), 2.10 and 2.14 hereof; provided, that the aggregate amount that the Borrower shall be obligated to pay to the Lender (for the benefit of itself and any participants) pursuant to such provisions shall be limited to the amount to which the Lender shall be entitled to receive pursuant to such provisions and (v) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Credit Agreement.

        (f) The Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 12.3, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to the Lender by or on behalf of the Borrower; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree (by executing a confidentiality letter) to preserve the confidentiality of any confidential information relating to the Borrower received from the Lender to the same extent as the Lender as set forth in Section 12.16 hereof.

        (g) The Borrower consents that the Lender may at any time and from time to time pledge or otherwise grant a security interest in any Loan or in any Note evidencing any Loan (or any part thereof) to any Federal Reserve Bank.

        SECTION 12.4. Expenses; Documentary Taxes. Whether or not the transactions hereby contemplated shall be consummated, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in connection with performance of due diligence by the Lender in connection with the transactions hereby contemplated and the preparation, execution, delivery, waiver or modification and administration of this Credit Agreement and any other documentation contemplated hereby, the Note and the making of the Loans and the Letters of Credit, including but not limited to any internally allocated audit costs, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel for the Lender and any other counsel that the Lender shall retain, reasonable fees and expenses of technical or other consultants engaged by the Lender. Such payments shall be made on the date of execution of this Credit Agreement and thereafter on demand. In addition, the Borrower agrees to pay all reasonable out-of-pocket expenses incurred by the Lender in the enforcement or protection of the rights of the Lender in connection with this Credit Agreement, the Note or the Letters of Credit, and with respect to any action which may be instituted by any Person other than the Credit Parties against the Lender in respect of the foregoing, or as a result of any transaction, action or non-action arising from the foregoing, including but not limited to the reasonable fees and disbursements of any counsel for the Lender (but excluding any such expenses to the extent incurred by reason of the gross negligence or wilful misconduct of the Lender). Such payments shall be made on demand after the date of execution of this Credit Agreement. The Borrower agrees that it shall indemnify the Lender from and hold it harmless against any documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Credit Agreement, the Note or the issuance of Letters of Credit. The obligations of the Borrower under this Section 12.4 shall survive the termination of this Credit Agreement and/or the payment of the Loans and/or the expiration of the Letters of Credit.

        SECTION 12.5. Indemnification of the Lender. The Borrower agrees (a) to indemnify and hold harmless the Lender and its directors, officers, employees, trustees and agents (to the full extent permitted by law) from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever nature, and (b) to pay to the Lender an amount equal to the amount of all costs and expenses, including reasonable legal fees and disbursements, in each case arising out of or resulting from any litigation, investigation or other proceedings relating to the Collateral, this Credit Agreement, the Copyright Security Agreement, the Pledgeholder Agreements and the Letters of Credit, the making of the Loans, any attempt to audit, inspect, protect or sell the Collateral, or the administration and enforcement or exercise of any right or remedy granted to the Lender hereunder or thereunder but excluding therefrom all claims, demands, losses, judgments, liabilities, costs and expenses arising out of or resulting from (i) the gross negligence or willful misconduct of the Lender and (ii) litigation between the Borrower and the Lender in connection with the Fundamental Documents or in any way relating to the transactions contemplated hereby if, after final non-appealable judgment, the Lender is not the prevailing party in such litigation. The foregoing indemnity agreement includes any reasonable costs incurred by the Lender in connection with any action or proceeding which may be instituted in respect of the foregoing by the Lender or by any other Person either against the Lender or in connection with which any officer, director, agent or employee of the Lender is called as a witness or deponent, including, but not limited to, the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP, counsel to the Lender and any out-of-pocket costs incurred by the Lender in appearing as a witness or in otherwise complying with legal process served upon them. In no event shall the Lender be liable to the Borrower for any matter or thing in connection with this Credit Agreement other than to make Loans and account for moneys actually received by them in accordance with the terms hereof.

        Whenever the provisions of this Credit Agreement or any other Fundamental Document provide that, if any Credit Party shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty of any of the Credit Parties shall be breached, the Lender may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and if the Lender does the same or causes it to be done, there shall be added to the Obligations hereunder the cost or expense incurred by the Lender in so doing, and any and all amounts expended by the Lender in taking any such action shall be repayable to it upon its demand therefor and shall bear interest at 2% in excess of the Alternate Base Rate from time to time in effect from the date advanced to the date of repayment.

        All indemnities contained in this Section 12.5 shall survive the expiration or earlier termination of this Credit Agreement and shall inure to the benefit of any Person who was a Lender notwithstanding such Person's assignment of all its Loans and Commitment.

        SECTION 12.6. CHOICE OF LAW. THIS CREDIT AGREEMENT AND THE NOTES SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK WHICH ARE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND, IN THE CASE OF PROVISIONS RELATING TO INTEREST RATES, ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED BY THE UNIFORM CUSTOMS, THE LAWS OF THE STATE OF NEW YORK.

        SECTION 12.7. WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH CREDIT PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. EACH CREDIT PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE LENDER THAT THE PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDER HAS RELIED, IS RELYING AND WILL RELY IN ENTERING INTO THIS CREDIT AGREEMENT AND ANY OTHER FUNDAMENTAL DOCUMENT. THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.7 WITH ANY

COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE CREDIT PARTIES TO THE WAIVER OF THEIR RIGHTS TO TRIAL BY JURY.

        SECTION 12.8. No Waiver. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy hereunder, under the Note or any other Fundamental Document or with regards to Letters of Credit shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

        SECTION 12.9. Extension of Payment Date. Should any payment of principal of or interest on the Note or any other amount due hereunder become due and payable on a day other than a Business Day, the due date of such payment thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

        SECTION 12.10. Amendments, etc. No modification, amendment or waiver of any provision of this Credit Agreement, and no consent to any departure by the Credit Parties herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any of the Credit Parties shall entitle such Credit Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by any holder of a Note shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked.

        SECTION 12.11. Severability. Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        SECTION 12.12. SERVICE OF PROCESS. EACH CREDIT PARTY (EACH A "SUBMITTING PARTY") HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS CREDIT AGREEMENT (INCLUDING, BUT NOT LIMITED TO THE LETTERS OF CREDIT) OR THE SUBJECT MATTER HEREOF BROUGHT BY THE LENDER OR ANY OF ITS SUCCESSORS OR ASSIGNS IN EITHER OF THE ABOVE-REFERENCED FORUMS AT THE SOLE OPTION OF THE LENDER. EACH SUBMITTING PARTY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A)

HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURTS, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS CREDIT AGREEMENT OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT,
(B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE LENDER IN STATE COURT TO FEDERAL COURT AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE SUBMITTING PARTY HEREBY CONSENTS TO SERVICE OF PROCESS BY MAIL AT ITS ADDRESS TO WHICH NOTICES ARE TO BE GIVEN PURSUANT TO
SECTION 12.1 HEREOF. THE SUBMITTING PARTY AGREES THAT ITS SUBMISSION TO JURISDICTION AND CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE LENDER. FINAL JUDGMENT AGAINST THE SUBMITTING PARTY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (A) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE SUBMITTING PARTY THEREIN DESCRIBED OR (B) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION, PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT, OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE SUBMITTING PARTY OR ANY OF ITS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE SUBMITTING PARTY OR SUCH ASSETS MAY BE FOUND.

        SECTION 12.13. Headings. Section headings used herein and the Table of Contents are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Credit Agreement.

        SECTION 12.14. Execution in Counterparts. This Credit Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

        SECTION 12.15. Subordination of Intercompany Advances. (a) Each Credit Party hereby agrees that any Indebtedness or other intercompany receivables or advances of any other Credit Party, directly or indirectly, in favor of such Credit Party of whatever nature at any time outstanding shall be completely subordinate in right of payment to the prior payment in full of the Obligations, and that no payment on any such Indebtedness shall be made
(i) except intercompany receivables and advances permitted pursuant to the terms hereof may be repaid in the ordinary course of business so long as no Default or Event of Default, shall have occurred and be continuing and (ii) except as specifically consented to by the Lender in writing, until the prior payment in full all Obligations and termination of the Commitment.

        (b) In the event that any payment on any such Indebtedness shall be received by such Credit Party other than as permitted by Section 12.15(a) before payment in full of all Obligations and termination of the Commitment, such Credit Party shall receive such payments and hold the same in trust for, segregate the same from its own assets and shall immediately pay over to, the Lender all such sums to the extent necessary so that the Lender shall have been paid all Obligations owed or which may become owing.

        SECTION 12.16. Confidentiality. The Lender understands that certain information furnished to it pursuant to this Agreement will be received by it prior to the time that such information shall have been made public, and the Lender hereby agrees that it will keep, and will direct its officers and employees to keep, all the information provided to it pursuant to this Credit Agreement confidential prior to its becoming public except that the Lender shall be permitted to disclose such information (i) to officers, directors, employees, representatives, agents, auditors, accountants, consultants, advisors, lawyers and affiliates of the Lender necessary for the administration of this Credit Agreement, in the ordinary course of business who have been made aware of the confidential nature of the information; (ii) to prospective assignees or participants and their respective officers, directors, employees, agents and representatives in accordance with Section 12.3(h) herein; (iii) as required by Applicable Law, or pursuant to subpoenas or other legal process, or as requested by governmental agencies and examiners; (iv) in proceedings to enforce the Lender's rights and remedies hereunder or under any other Fundamental Document or in any proceeding against the Lender in connection with this Credit Agreement or under any other Fundamental Document or the transactions contemplated hereunder; (v) to the extent such information (A) becomes publicly available other than as a result of a breach of this Credit Agreement or (B) becomes available to the Lender or a participant on a non-confidential basis, not in breach of any agreement or other obligation to Borrower, from a source other than Borrower; or (vi) to the extent Borrower shall have consented to such disclosure in writing.

        SECTION 12.17. Entire Agreement. This Credit Agreement represents the entire agreement of the parties with regard to the subject matter hereof, and the terms of any letters and other documentation entered into between any of the parties hereto (other than the Commitment Letter) prior to the execution of this Credit Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Credit Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and the year first written.

                                       BORROWER:

                                       DOVE ENTERTAINMENT, INC.


                                       By: /s/ NEIL TOPHAM
                                           -------------------------------------
                                           Name:  Neil Topham
                                           Title: Vice President & Chief
                                                  Financial Officer


                                       CORPORATE GUARANTORS:

                                       DOVE INTERNATIONAL, INC.


                                       By: /s/ NEIL TOPHAM
                                           -------------------------------------
                                           Name:  Neil Topham
                                           Title: Vice President & Treasurer

                                       DOVE FOUR POINT, INC.


                                       By: /s/ NEIL TOPHAM
                                           -------------------------------------
                                           Name:  Neil Topham
                                           Title: Vice President

                                       LENDER:

                                       THE CHASE MANHATTAN BANK


                                       By: /s/ MITCHELL J. GERVIS
                                           -------------------------------------
                                           Name:  Mitchell J. Gervis
                                           Title: Vice President

                                   SCHEDULE 1


                             MEI OWNERSHIP INTEREST

Individual Guarantor                            Interest
--------------------                            --------
Terrence Elkes                                  33.57%
Kenneth Gorman                                  33.57%
Bruce Maggin                                    14.11%
John Healy                                       7.05%
Ronald Lightstone                               11.70%

                                 SCHEDULE 3.7(a)

                     CORPORATE GUARANTORS/PLEDGED SECURITIES


                                                                           NUMBER OF
                                                                           SHARES OF
                               JURISDICTION OF      AUTHORIZED             OUTSTANDING
NAME                           INCORPORATION        CAPITALIZATION         CAPITAL STOCK    OWNERSHIP OF CAPITAL STOCK
----                           ---------------      --------------         -------------    --------------------------
Dove Four Point, Inc.          Florida              10,000 shares          100 shares       100% by Dove Entertainment, Inc.
                                                    common stock           common stock
                                                    10,000 shares
                                                    preferred stock

Dove International, Inc.       Calfornia            1,000 shares           100 shares       100% by Dove Entertainment, Inc.
                                                    common stock           common stock

                                 SCHEDULE 3.7(b)

                              BENEFICIAL INTERESTS


NAME                                OWNERSHIP BY CREDIT PARTY
----                                -------------------------
Empire Burbank Studios, Inc.        33% by Dove Four Point, Inc.

                                  SCHEDULE 3.9

                                FICTITIOUS NAMES


Dove*
Dove Entertainment*
Dove Four Point*
Dove International*
Four Point
Dove Books*
Dove Audio*
Dove Television*
Dove Frontlist
Audio Select
Dove Books on Tape
Dove Kids
Olive Branch
Dove Pictures, Inc.



*Names with an asterisk are names currently used by the Credit Parties.

                                  SCHEDULE 3.11

                           PRINCIPAL EXECUTIVE OFFICE/
                      LOCATION OF COLLATERAL/FILING OFFICES


Chief Executive Office and office           8955 Beverly Boulevard
where "located" for purposes of UCC:        Los Angeles, CA 90048

Dove Four Point, Inc.                       8955 Beverly Boulevard
                                            Los Angeles, CA  90048

Dove International, Inc.                    8955 Beverly Boulevard
                                            Los Angeles, CA  90048

Places where records of Collateral          8955 Beverly Boulevard
are regularly kept:                         Los Angeles, CA  90048

Places where goods included in the          8955 Beverly Boulevard
Collateral are regularly kept:              Los Angeles, CA  90048

                                            301 North Canon Drive, Suite 203
                                            Beverly Hills, California  90210

                                            International Cine Service, Inc.
                                            920 Allen Avenue
                                            Glendale, California  91201

                                            Bonded Archives
                                            3205 Burton Avenue
                                            Burbank, California  91504

                                            Penguin USA Returns
                                            100 Fabrite Road
                                            Newbern, TN  38059-1334

                                            Laser Pacific Media Corp.
                                            809 N. Cahuenga Blvd.
                                            Hollywood, CA  90038

                                            American Direct Mail
                                            3688 Beverly Boulvard
                                            Los Angeles, CA  90069


                                            GES Exposition Services
                                            13861 Rosencrans Avenue
                                            Santa Fe Springs, CA  90670

                                            Gilbert Productions Services, Inc.
                                            4571 Electonics Place
                                            Los Angeles, CA  90039

                                            Keep It Self Storage
                                            6827 Woodley Avenue
                                            Van Nuys, CA  91406

                                            Select Storage
                                            135 West Avenue 34
                                            Los Angeles, CA  90031

                                  SCHEDULE 3.12

                                   LITIGATION

1. In August 1993, the trial court confirmed an arbitration award in favor of the Borrower, Michael Viner and Jerry Leider and against Steven Stern and Sharmhill Productions in the approximate amount of $4.5 million (plus interest accruing thereon from September 1992 and attorney's fees) relating to the film "Morning Glory." In March 1995, defendants appealed the judgment to the California Court of Appeals. In June 1995, the Court of Appeals affirmed the judgment, and that judgment is now final. In a related matter, the Borrower sought to restore certain fraudulent conveyances that Mr. Stern had made. In August 1995, Mr. Stern filed for bankruptcy protection. The United States Trustee is pursuing the fraudulent conveyance action on behalf of the bankruptcy estate, of which the Borrower comprises approximately 80%, and the Borrower, Mr. Viner and Mr. Leider are separately pursuing their own adversary proceeding for conspiracy against Mr. Stern and others in the bankruptcy case. The Borrower is also objecting to Mr. Stern's discharge in bankruptcy.

2. In February 1993, Mr. Stern filed a complaint against the Borrower, Mr. Viner and Mr. Leider entitled Steven A. Stern and Steven A. Stern as assignee of the claims of Sharmhill Productions (B.C.), Inc., a bankrupt company v. Dove Audio, Inc. et al. (British Columbia Supreme Court, Vancouver Registry No. C930935) (the "Canadian Stern Action") claiming that he had been fraudulently induced to enter into the agreement underlying the arbitration award and seeking as damages the amount of the judgment.

3. In February 1996, the Borrower was served with a complaint in an action entitled Robert H. Tourtelot v. Dove Audio, Inc. etc. et al. (Los Angeles Superior Court Case No. SC040739) (the "Tourtelot Action"). Mr. Tourtelot seeks in excess of a million dollars in damages claiming that he had an oral agreement with the Company to write a book that the Company would publish, and that information he provided to the Company was used in another book published by the Company, "Legacy of Deception." Mr. Tourtelot alleged causes of action for breach or oral contract, fraud, suppression of fact, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, infringement of common law copyright, conversion, conspiracy and accounting. The Company successfully removed the action to the United States District Court for the Central District of California, and successfully moved to have the claims for infringement of common law copyright, breach of fiduciary duty, conversion, conspiracy and accounting dismissed. The Tourtelot Action was then remanded to the Los Angeles Superior Court, which has permitted Mr. Tourtelot to pursue claims for breach of oral contract, fraud, suppression of fact, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, conversion, conspiracy and quantum merit.

4. In March 1996, the Company was served with a complaint in an action entitled Alexandra D. Datig v. Dove Audio, et al. (Los Angeles Superior Court Case No. BC145501) (the "Datig Action"). The Datig Action was brought by a contributor to, and relates to, the book "You'll Never Make Love In This Town Again." The Datig complaint sought in excess of a million dollars in monetary damages. In October 1996, the Company obtained a judgment of dismissal of the entire Datig Action, which judgment also awarded the Company its attorney's fees and costs in defending the matter. Thereafter, the Company sued Ms. Datig for malicious prosecution. Ms. Datig, however, has appealed the judgment.

5. In June 1996, the Company was served with a complaint in an action entitled Shukri Ghalayini v. Dove etc. et al. (Los Angeles Superior Court Cast No. BC152129) (the "Ghalayini Action"). The complaint alleges among other things: (i) breach of employment contract against Four Point Entertainment, Inc. ("Four Point") due to termination of Mr. Ghalayini's employment without good cause, adequate notice or opportunity to cure any alleged breaches and (ii) fraud in the defendants allegedly never intended to honor the terms of the employment agreement. The complaint seeks damages under the employment agreement of not less than $900,000, loss of future earnings estimated at $20,000,000 and damage to his reputation, mental and emotional distress, punitive damages and attorney's fees.

On the same day, the Company filed an action against Mr. Ghalayini in the Los Angeles Superior Court alleging, among other things, that (i) Ghalayini breached his fiduciary duty to the Company by diverting corporate assets to pay his personal expenses, (ii) that in order to induce the Company into closing the Four Point acquisition, Mr. Ghalayini made false representations, including misrepresenting the tangible shareholder's equity of Four Point as of the closing, diverted production and other funds and held checks previously drawn to pay accounts payable in order to meet a closing condition that outstanding bank debt be below a specified level, and that Mr. Ghalayini made false representations to induce Dove Four Point to enter into his employment agreement.

In May 1997, the Company was served with a complaint in a related action entitled Shukri Ghalayini v. Dove Audio, Inc., et al. (Los Angeles Superior Court Case No. BC170340) (the "Ghalayini Defamation Action"). The Complaint alleges that Mr. Ghalayini was defamed at a Company shareholders meeting and seeks damages accorded to proof.

In September 1997, the Company entered into an agreement with Mr. Ghalayini providing for settlement of all claims by the Company against Mr. Ghalayini and settlement of all claims by Mr. Ghalayini against the Company. The settlement agreement provides for the Company to issue 66,667 shares of common stock to Mr. Ghalayini.

6. In July 1996, the Company was served with a complaint in an action entitled Terrie Maxine Frankle and Jennie Louise Frankle v. Dove Audio (U.S. District Court, Central District of California Cast No. 96-4073
      RSWL) (the "Frankle Action"). The Frankles claim to be the authors of "You'll Never Make Love In This Town Again," and have alleged claims for copyright infringement and fraud. The Frankles' application for a preliminary injunction was denied because they could not demonstrate a likelihood of success on the merits of their claims.

7. In January 1997, the Company was served with a complaint in an action entitled Greer v. Dove (Los Angeles Superior Court Case No. BC160871) (the "Greer Action"). Ms. Greer is another contributor to the book "You'll Never Make Love In This Town Again" and has sought damages in excess of one million dollars alleging causes of action for breach of contract, breach of the implied covenant of good faith and fair dealing, breach of fiduciary duty, fraud, imposition of constructive trust and an accounting recession, declamatory relief, conspiracy, unfair competition, and false advertising.

8. In May 1997, the Company was served with a complaint in an action entitled Kenneth Raskoff v. Dove (Los Angeles Superior Court Case No. BC171355) (the "Raskoff Action"). Mr. Raskoff is a former employee of Dove Four Point. The complaint seeks unspecified damages and other relief for breach of Mr. Raskoff's alleged employment contract, breach of the implied covenant of good faith and fair dealing, breach of implied-in-fact contract, promissory estoppel, and fraudulent inducement. The complaint also seeks an injunction requiring that Mr. Raskoff receive producer credit with respect to the television program entitled "Unwed Father" and other unnamed projects.

9. In June 1997, the Company was served with a complaint in an action entitled Michael Bass v. Penguin USA Inc., et al. (New York Superior Court Case No. 97-11143) (the "Bass Action"). The complaint alleges among other things that Ms. Greer's contribution to the book "You'll Never Make Love In This Town Again" defames Mr. Bass and violates his rights of publicity under New York statutes. The complaint seeks damages of $70,000 for defamation and $20,000,000 for violation of the New York right of publicity statutes and an injunction taking the book out of circulation and prohibiting the use of Mr. Bass' name. As a result of the Bass Action, the Company has brought a cross-complaint against Ms. Greer in the Greer Action.

10. In July 1997, the Michael Viner and Deborah Raffin Viner (the "Former Principals") commenced an arbitration against the Company. In their arbitration demand, the Former Principals claim that they are owed in excess of $1 million by the Company relating to the motion picture entitled "Morning Glory." The Former Principals claim that they are also entitled to the repayment of certain deferred amounts for producing and acting services rendered by them in connection with "Morning Glory" and to 50% of the profits. They claim that a director of the Company, Gerald Leider, is entitled to the other 50% of the profits (although Mr. Leider's claim is not the subject of any present proceeding). The Former Principals have also asserted that from any recovery of a judgment confirming an arbitration award against Steven Stern and/or Sharmhill Productions relating to "Morning Glory" (the "Stern Judgment") they are entitled to receive $1 million, as well as the deferred amounts and 50% of the profits. Present management believes it has good and sufficient defenses to the claims, including, but not limited to the Former Principals' waiver of their claims that any amounts are owed to them as debt, as profit participation's or as deferred compensation and that the Company has not yet recouped its investment in the Picture. The Company has also asked the arbitrator to determine that the Former Principals are not entitled to any monies or rights with respect to "Morning Glory," including from the proceeds of the Stern Judgment.

11. In July 1997, the Former Principals advised the Company that they intend to refer certain matters arising from the Securities Purchase Agreement and Termination Agreement to arbitration. The Former Principals have identified in writing their intention to arbitrate a variety of miscellaneous claims, including the Company's alleged failure to reimburse charitable contributions, business expenses, medical expenses, to return certain personal property, to account for sales with respect to certain titles, and other matters. They have also suggested to the arbitrator their intention to seek unpaid consulting fees under the Termination Agreement. On October 16, 1997, however, the Former Principals filed an action in the Los Angeles Superior Court (Case No BC179639) for "Breach of Written Contract; Specific Performance; Temporary Restraining Order, Preliminary and Permanent Injunctive Relief" which appears to seek damages for the same claims identified (either in writing or orally) as the Former Principals' claims in arbitration, as well as for Producer and Executive Producer fees on "Unwed Father." In this action the Former Principals claim that, in addition to other damages, they are entitled to accelerate all payments to become due under the Termination Agreement, in the aggregate amount of $1,511,823.79 and to the rights to certain titles. This action appears to have been filed for purposes of obtaining an attachment.

12. In July 1997, the Company was served with a complaint in an action entitled Alan Fields v. Dove Entertainment, Inc., et al. (Los Angeles Superior Court No. BC 174659) (the "Fields Action"). The Fields Action was brought by an alleged purchaser of Common Stock against the Company and the Former Principals as a putative class action on behalf of all persons who acquired Common Stock between July 25, 1995 and August 20, 1996. The complaint alleges a cause of action for violation of Section 25400(d) of the California Corporations Code based on the alleged dissemination of false and misleading statements about, among other things, the success of the Company's printed book operations, financial results, business condition and future prospects. The plaintiff seeks unspecified damages and other relief. The Company has not yet filed a response to the complaint. While the Company believes it has good and meritorious defenses against the claim, the

      Company has taken a charge of $150,000 in the quarter ended September 30, 1997 in respect of potential costs associated with the claim. In July 1997, the Company was served with a complaint in an action entitled Alan Fields v. Dove Entertainment, Inc., et al. (Los Angeles Superior Court No. BC174659) (the "Fields Action"). The Fields Action was brought by an alleged purchaser of Common Stock against the Company and the Former Principals as a putative class action on behalf of all persons who acquired Common Stock between July 25, 1995 and August 20, 1996. The complaint alleges a cause of action for violation of Section 25400(d) of the California Corporations Code based on the alleged dissemination of false and misleading statements about, among other things, the success of the Company's printed book operations, financial results, business condition and future prospect. The plaintiff seeks unspecified damages and other relief. In August 1997, an action entitled Global Asset Allocation Consultants, L.L.C. v. Dove Entertainment, Inc., et al. (Civil Action NO. 97-6253-WDK) (the "Global Asset Action"), was commenced against the Company and the Former Principals in the United States District Court for the Central District of California. The Global Asset Action was brought by an alleged purchaser of Common Stock as a putative class action on behalf of all persons who acquired Common Stock between July 25, 1995 and August 20, 1996. The complaint alleges a cause of action for violation of Section 10(b) of the Securities Exchange Act of 1934 and SEC Rule 10b-5 promulgated thereunder based on the conduct at issue in the Fields Action. The plaintiff seeks unspecified damages and other relief. The Company has learned that another putative federal securities class action was filed in the United States District Court for the Central District of California by an alleged purchase of Common Stock represented by the law firm of Berman, DeValerio & Pease LLP (the "Berman Action"; and collectively with the Fields Action and the Global Asset Action, the "Securities Actions"). The complaint is reported be brought on behalf of all persons who acquired Common Stock between April 15, 1996 and October 10, 1996 and to allege a cause of action against the Company and certain of its officers for violation of Section 10(b) of the Securities Exchange Act of 1934 and SEC Rule 10b-5 promulgated thereunder. To date, the Company has not been served with the complaints in the Global Asset Action or the Berman Action. The Company has not yet filed a response to the complaints in the Securities Actions. While the Company believes it has good and meritorious defenses against the claims, the Company took a charge of $150,000 in the quarter ended June 30, 1997 in respect of potential costs associated with the claims.

13. In July 1997, the Company was served with a complaint in an action entitled Steven A. Soloway v. Dove Entertainment, Inc., etc. et al. (Los Angeles Superior Court Case No. BC 175516) (the "Soloway Action"). Mr. Soloway is a former director and employee of the Company and has sought damages of approximately $350,000 for breach of contract. Mr. Soloway claims that as a result of the Securities Purchase Agreement he was entitled to declare his employment agreement terminated without cause and to receive his base salary through September 1999. In September 1997, Mr. Soloway obtained a writ of attachment for approximately $350,000 in respect of his claims, for which the Borrower has substituted an undertaking for the amount of the attachment. The Borrower has filed a cross-complaint against Mr. Soloway for breach of fiduciary duty and legal malpractice.

THREATENED LITIGATION

1. Jerry Leider, a director and former officer of the Borrower, has informed the Borrower that he intends to commence litigation in connection with a dispute between the Borrower and Mr. Leider over a purported key executives severance agreement. The amount of the dispute is currently approximately $250,000.

2. A Mr. A.J. Goldman has informed the Borrower that he may commence litigation in connection with alleged defamatory statements in the book "Worse Than He Says He Is."

The Company is a party to various other routine legal proceedings and claims incidental to its business. The Company believes that the ultimate resolution of these matters, individually and in the aggregate, will not have a material adverse effect upon the Company's financial position.

                                  SCHEDULE 3.17

                    EXISTING INDEBTEDNESS/MATERIAL AGREEMENTS

(i)   Existing Indebtedness

      1. Line of Credit pursuant to Loan Agreement, dated as of September 26, 1997, between Dove Entertainment, Inc. and Dove Four Point, Inc., as Borrowers, and Media Equities International, LLC. TO BE REPAID AT CLOSING.

      2. Loan pursuant to Term Loan Agreement, dated as of August 16, 1996, between Dove Entertainment, Inc. and Sanwa Bank California. TO BE REPAID AT CLOSING.

      3. Mortgage Note in the amount of $1,800,000 to Asahi Bank of California (8% interest per annum, maturing on April 2001). This mortgage note may be extended, renewed or increased to an amount not to exceed $3.2 million.

      4.    Auto loan on Mercedes 500 SL.

(ii)  Material Joint Venture Agreements

      None

(iii) Material Distribution Agreements

      1. Letter Agreement, dated July 1, 1994, between Penguin Books USA, Inc. and Dove Audio, Inc.

      2. Letter Agreement, dated as of February 15, 1995 between Buena Vista Television and Four Point Entertainment re: "Make Me Laugh."

      3. Letter Agreement, dated October 21, 1996, between Discovery Communications, Inc. and Dove Four Point Entertainment, re:
            "Unnatural History."

(iv)  Material Contractual Arrangements

      1. Stock Purchase Agreement, dated as of March 27, 1997, among Dove Entertainment, Inc., and the Purchasers named therein and the following related agreements:

            a. Warrant to Purchase Shares of Common Stock of Dove Entertainment, in favor of Media Equities International, LLC (1,500,000 shares).

            b. Warrant to Purchase Shares of Common Stock of Dove Entertainment, in favor of Media Equities International LLC (500,000 shares).

            c. Warrant to Purchase Shares of Common Sock of Dove Entertainment, Inc., in favor of MEI (500,000 shares).

            d. Warrant to Purchase Shares of Common Sock of Dove Entertainment, Inc., in favor of MEI (500,000 shares).

            e. Registration Rights Agreement, dated as of March 27, 1997, by and among Dove Entertainment, Inc., Media Equities International, LLC, Michael Viner and Deborah Raffin.

            f. Pledge Agreement, dated as of March 27, 1997, among Michael Viner, Deborah Raffin, Media Equities International, LLC and Dove Entertainment, Inc.

            g. Shareholders Voting Agreement, dated as of March 27, 1997, by and between Michael Viner and Deborah Raffin, on the one hand, and Media Equities International, LLC, on the other hand.

            h. Escrow Agreement, dated June 10, 1997, by and between Dove Entertainment, Inc., Michael Viner and Deborah Raffin.

      2. Employment Termination Agreement, dated June 10, 1997 among Dove Entertainment, Inc., Michael Viner and Deborah Raffin.

      3. Key Executive Severence Agreement between Dove Entertainment, Inc. and Gerald Leider, dated September 4, 1996.

      4. Employment Agreement between Dove Entertainment, Inc. and Ron Ziskin dated April 29, 1996.

      5. Employment Agreement between Dove Entertainment, Inc. and Steven Soloway, dated September 4, 1996.

      6.    Dove Four Point, Inc. is a signatory with the Directors Guild of
            America.

      7. Registration Rights Agreements, between the various purchasers in the private placement conducted through Whale Securities Co., L.P. and Dove Audio, Inc. The agreements provide for piggyback registration rights beginning January 1, 1996 and an automatic registration on or prior to June 14, 1996.

      8. Registration provisions in the Warrant Agreements between Dove Audio, Inc. and Whale Securities Co., L.P.

      9. Registration Rights Agreement, dated as of April ____, 1996, between Shukri Ghalayini and Dove Audio, Inc.

      10. Registration Rights Agreement, dated as of April ____, 1996, between Ronald Ziskin and Dove Audio, Inc.

      11. Warrant Certificates of Dove Audio, Inc. to Morgan Fuller Capital Group, LLC and others, each dated October 1, 1996.

      12.   Employment Agreement with Ronald Lightstone.

      13.   Employment Agreement with Neil Topham.

      14.   Insurance Policies.

      15. Agreement and Plan of Merger, made and entered into as of April 12, 1996, by and among Dove Audio, Inc., Dove Four Point, Inc. and Four Point Entertainment Inc.

      16. Stock Option Award Agreement, dated April 1996, by and between Dove Audio, Inc. and Ron Ziskin, as amended.

                                  SCHEDULE 3.21
                            ENVIRONMENTAL LIABILITIES


                 Nothing is to be reported on this Schedule 3.21

                                  SCHEDULE 3.22
                    OUTSTANDING RIGHTS RE: PLEDGED SECURITIES


                 Nothing is to be reported on this Schedule 3.22

                                  SCHEDULE 6.2

                                 EXISTING LIENS

1. First Deed of Trust on 8955 Beverly Boulevard, Los Angeles, California in favor of Asahi Bank of California

2.    Mercedes Benz Credit Corporation - security interest in Mercedes Benz 500
      SL

3.    Lien in favor of Guinness Mahon in connection with the film
      "Wilde"securing an obligation in the amount of $15,000.

4.    Operating Leases:

      Fletcher Jones Motorcars, Inc. - Mercedes 94 C280W

      Miller Infinity - Infinity QX4 Truck

      Various operating leases for Apple Computers, photocopiers and telephone systems.

5. Liens in favor of Individual Guarantors securing amounts paid pursuant to the Guaranty. Such Liens will be subordinate to the Liens of the Lender.

6. UCC-1 naming Dove International as Debtor and BWE Distribution, Inc., covering a security interest in Debtor's rights under the motion picture "Unwed Father," to be filed.

7.    Liens evidenced by the following UCC-1 financing statements:

      (a)   Where Filed:     California Secretary of State
            Debtor:          Dove International, Inc.
            Secured Party:   Paramount Pictures Corporation
            File No.:        9617660715

      (b)   Where Filed:     California Secretary of State
            Debtor:          Dove International, Inc.
            Secured Party:   Paramount Pictures Corporation
            File No.:        9617660730

      (c)   Where Filed:     California Secretary of State
            Debtor:          Dove International, Inc.
            Secured Party:   Paramount Pictures Corporation
            File No.:        9625060583

      (d)   Where Filed:     California Secretary of State
            Debtor:          Dove International, Inc.
            Secured Party:   Michael Viner
            File No.:        9631061125

      (e)   Where Filed:     California Secretary of State
            Debtor:          Dove International, Inc.
            Secured Party:   Paramount Pictures Corporation
            File No.:        9635360269

      (f)   Where Filed:     California Secretary of State
            Debtor:          Dove International, Inc.
            Secured Party:   Guinness Mahon & Co. Limited
            File No.:        9635360521

                                  SCHEDULE 6.3

                                   GUARANTEES


                 Nothing is to be reported on this Schedule 6.3

                                  SCHEDULE 6.4


  Dove Four Point, Inc. has a 33% ownership interest in Empire Burbank Studios.

                                  SCHEDULE 6.23
                                  BANK ACCOUNTS

                 Nothing is to be reported on this Schedule 6.23

                                                                     EXHIBIT B-1



                                                   November 10, 1997



The Chase Manhattan Bank, as Lender
  under the Credit Agreement referred to below
270 Park Avenue
New York, New York  10017

Re: Credit, Security, Guaranty and Pledge Agreement, dated as of November 4, 1997 (the "Credit Agreement") among DOVE ENTERTAINMENT, INC., a California corporation ("Borrower"), the Corporate Guarantors named therein and THE CHASE MANHATTAN BANK, a New York banking corporation, as Lender ("Lender)

Ladies and Gentlemen:

We have acted as special counsel to (i) Borrower and (ii) Dove International, Inc., a California corporation ("DII"), and Dove Foup Point, Inc. a Florida corporation ("DFP" and, together with DII, the "Corporate Guarantors"), in connection with the Credit Agreement and the transactions contemplated thereby (the "Transactions"). This opinion letter is given at the request of Borrower and the Corporate Guarantors pursuant to Section 4.1(c) of the Credit Agreement.

Capitalized terms not otherwise defined in this opinion letter shall have the meanings ascribed to them in the Credit Agreement. The term "Collateral", as used herein shall include the "Pledged Stock", the "copyrights" and the "collateral", as each such term is hereinafter defined.

We have delivered this opinion letter as counsel admitted to practice in the States of California, Florida and New York, and we shall not be understood to have expressed any opinion herein under or with respect to the laws of any jurisdiction other than the State of New York, the State of California (with respect to paragraphs 2 (other than the first sentence thereof), 5 and 6 of this opinion letter), the State of Florida (with respect to paragraph 6 of this opinion letter) and the Federal laws of the United States of America (with respect to paragraph 5 of this opinion letter). In addition, except as specifically set forth in this opinion letter, we are not rendering any opinion herein as to any legal issue that would be excluded by Section 19 of the Legal Opinion Accord of the ABA Section of Business Law (1991) were it to govern this opinion letter.

         In connection with this opinion letter, we have reviewed executed copies of the following documents:

                  (i) the Credit Agreement;

                  (ii) the Note;

                  (iii) the agreement dated as November 4, 1997 made by Borrower and the Corporate Guarantors in favor of Lender (the "Copyright Security Agreement");

                  (iv) the Uniform Commercial Code Form UCC-1 Financing Statement to be filed with the Secretary of State of California, naming Borrower as debtor and Lender as secured party ("Borrower Financing Statement");

                  (v) the Uniform Commercial Code Form UCC-1 Financing Statement to be filed with the Secretary of State of California, naming DII as debtor and Lender as secured party (the "DII Financing Statement");

                  (vi) the Uniform Commercial Code Form UCC-1 Financing Statement to be filed with the Secretary of State of California, naming DFP as debtor and Lender as secured party (the "DFP Financing Statement" and, together with the Borrower Financing Statement and the DII Financing Statement, the "Financing Statements");

                  (vii) the Articles of Incorporation and Bylaws of DFP;

                  (viii) a good standing certificate issued on October 31, 1997 by the Office of the Secretary of State of the State of Florida with respect to DFP (the "DFP Florida Good Standing Certificate); and

                  (ix) a good standing certificate issued on October 31, 1997 by the Office of the Secretary of State of the State of California with respect to DFP (the "DFP California Good Standing Certificate and, together with the DFP Florida Good Standing Certificate, the "DFP Good Standing Certificates").

The documents listed in subparagraphs (i) through (iii) above are hereinafter sometimes referred to collectively as the "Documents."

        We have not participated in the negotiations relating to the Documents or the Transactions and have undertaken no review or investigation in connection with the opinions expressed herein other than to read each of the Documents. As to factual matters relevant to such opinions, we have relied with your permission solely upon the representations and warranties contained in the Documents and have not made any independent verification thereof. We have made such examinations of law as we have deemed appropriate in order to render such opinions.

        In rendering the opinions set forth herein, we have assumed (a) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic originals of all documents submitted to us as copies; (b) that the Financing Statements have been properly filed with the California Secretary of State, and that the Copyright Security Agreement has been properly filed in the United States copyright office within thirty days after its execution; (c) the legal capacity of each natural person;
(d) that each of Lender and each Credit Party (other than DFP) is a corporation duly organized and validly existing in good standing under applicable law; (e) that each Person has all requisite power and authority to execute, deliver and perform each document executed and delivered by such Person and to do each other act done or to be done by such Person; (f) the due execution and delivery by each Person of each document executed and delivered or to be executed and delivered by such Person; (g) except as specifically set forth in paragraph 1 of this opinion letter with respect to the Credit Parties, the legality, validity, binding effect and enforceability against each party thereto of each document executed and delivered or to be executed and delivered in connection with the Transactions; (h) that the execution and delivery of each such document do not breach the certificate or articles of incorporation, by-laws and other constituent documents of each such party and, except as specifically set forth in paragraph 3 of this opinion letter, do not violate any law, rule or regulation applicable to such party or breach any instrument or agreement to which such party is a party; (i) that all conditions precedent set forth in
Article 4 of the Credit Agreement required as of the Closing Date have been fully complied with or waived; (j) that Lender has given value, has acted in good faith without notice of adverse claims or defenses against enforcement of any rights created by the Documents, has complied with all laws applicable to it that affect the Transactions or the Documents and has paid all taxes and fees required to be paid by it in connection therewith; (k) that all statutes, judicial and administrative decisions and rules and regulations of governmental agencies constituting the law with respect to which we are rendering opinions herein are published or otherwise generally accessible; (l) that, with respect to the Documents or the Transactions, there has been no mutual mistake of fact, fraud or duress; (m) the constitutionality and validity of all relevant laws, regulations and governmental actions; (n) that routine procedural matters such as service of process will be satisfied by the parties seeking to enforce any right created by the Documents; (o) that the Credit Parties own, free and clear of any liens or options, the Collateral that they purport to own; and (p) that the DFP Good Standing Certificates have remained accurate through and including the date of this opinion letter.

        Various issues are addressed in the opinion letter of Robert Murray, Esq., general counsel of Borrower, a copy of which is attached hereto as Exhibit A, and we express no opinion with respect to the matters which are addressed in such opinion letter. To the extent any of the opinions expressed therein are relevant to this opinion letter, we have, with your permission, relied thereon together with and subject to any and all assumptions, qualifications and limitations expressed therein and herein which are relevant to those opinions upon which we have relied.

        Based upon the foregoing and subject to the exceptions, qualifications, limitations and other statements contained herein, it is our opinion that:

         1. Under New York law, each of the Documents to which a Credit Party is a party constitutes the legal, valid and binding obligation of such Credit Party and is enforceable against such Credit Party in accordance with its terms.

         2. The Credit Agreement creates in favor of Lender a valid security interest in that portion of the collateral in which the creation and attachment of security interests or liens are governed by Article 9 of the New York Uniform Commercial Code (the "NYUCC"), as security for the obligations of the Credit Parties under the Credit Agreement. Upon the filing of the Financing Statements with the California Secretary of State (the "Filing Office"), Lender will have a perfected security interest (to the extent that perfection may be accomplished by filing the Financing Statement in the Filing Office) in that portion of the collateral described in the Financing Statement other than fixtures (the "UCC Property") in which the perfection of security interests is governed by Division 9 of the California Uniform Commercial Code ("CAUCC"). Whenever used in this opinion letter, the term "collateral" shall be limited to "accounts", "general intangibles", "inventory", "equipment" and "goods" as each of such terms is defined in Article 9 of the NYUCC and Division 9 of the CAUCC. The Financing Statements are in appropriate form for filing in the Filing Office.

         3. The execution and delivery of the Documents by each Credit Party that is a party thereto and the performance by such Credit Party of its obligations thereunder, the grant to Lender of the security interests as provided in the Credit Agreement and the pledge to Lender of the Pledged Stock (as hereinafter defined) as provided in the Credit Agreement do not violate any New York law, statute, rule or regulation applicable to such Credit Party, and no governmental authorizations, consents, approvals, registrations or filings by or in the State of New York are required in connection with the execution, delivery and performance of the Documents by such Credit Party.

         4. The delivery in the State of New York to Lender of the certificates evidencing the shares of stock described in Exhibit B hereto (the "Pledged Stock"), duly endorsed in the name of Lender or in blank (or accompanied by stock powers or separate documents of assignment duly executed in favor of Lender or in blank), together with the execution and delivery by the Credit Parties of the Credit Agreement, creates in favor of Lender a valid and perfected security interest in such Pledged Stock as security for the obligations of the Credit Parties under the Credit Agreement, which security interest will remain perfected for as long as possession of the Pledged Stock is continuously maintained by Lender in the State of New York.

         5. The Copyright Security Agreement creates in favor of Lender a valid and enforceable security interest in that portion of the collateral (the "copyrights") in which the creation and attachment of security interests or liens are governed by 17 U.S.C. Section 205 and Article 9 of the NYUCC, and such security interest will become effective against third parties at the later of the execution and delivery of the Copyright Security Agreement and the filing of the Financing Statements in the Filing Office.

         6. DFP is a corporation duly organized, validly existing and, based solely on the DFP Good Standing Certificates, in good standing under the laws of the State of Florida and as a foreign corporation under the laws of the State of California.

         The opinions set forth above in this opinion letter are subject, in all respects, to the following exceptions, qualifications and limitations:

         (a) Our opinion concerning the legality, validity, binding effect and enforceability of the Documents in accordance with their terms does not mean that (1) any particular remedy is available upon a material default or (2) every provision of the Documents will be upheld or enforced in any or each circumstance by a court. Certain provisions of the Documents may be or are unenforceable in whole or in part, but in each case the inclusion of such provisions does not affect the validity of each such Documents taken as whole, and each such Document taken as a whole contains adequate provisions for the practical realization of the benefits purported to be created thereby (subject to the consequences of any judicial, administrative or other delay which may be imposed by, be related to or arise from applicable laws or equitable principles). Furthermore, the validity, binding effect and enforceability of the Documents may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws, rules or regulations affecting the enforcement of creditors' rights and remedies generally and the unavailability of, or limitation of the availability of, a particular right or remedy (whether in a proceeding in equity or at law) because of an equitable principle or a requirement as to commercial reasonableness, conscionability or good faith. The provisions of any Document which permit any Person to take action or make determinations (and/or to have such determinations be binding on other parties to any degree), or to benefit from indemnities, contributions or similar undertakings, or waivers, exculpatory provisions or similar provisions, may be subject to limitations imposed by law or by public policy considerations, including, without limitation, a requirement that such action be taken or such determination be made, or that any action or inaction by any Person in respect of which such an indemnity, right of contribution or similar undertaking, or such a waiver, exculpatory provision or similar provision, be called upon or raised, or be taken or not taken, as the case may be, on a reasonable and lawful basis and in good faith.

         (b) The use of the term "enforceable" shall not imply any opinion as to the availability of equitable remedies, including, without limitation, the remedies of specific performance or injunctive relief, nor is any opinion regarding the same intended to be expressed herein, and no opinion is expressed that any particular provision of any of the Documents may not be limited by defenses such as estoppel, waiver and other equitable considerations.

         (c) Under certain circumstances the requirement that the provision of a Document may be modified or waived only in writing or only in a specific instance and the provision that failure or delay in exercising any power, right, privilege or remedy will not impair or waive such power, right, privilege or remedy may be unenforceable to the extent that an oral agreement has been effected or a course of dealing has occurred modifying such provisions.

         (d) With respect to any Document creating a security interest in UCC Property, we express no opinion as to the enforceability of the rights and remedies under such Documents against property located in the State of California unless the procedural requirements under the CAUCC are followed.

         (e) We express no opinion with respect to any security interest in any Collateral described in the Financing Statements to which the provisions of
Article 9 of the NYUCC or Division 9 of the CAUCC do not apply.

         (f) The continuation and perfection of security interests in proceeds is limited to the extent set forth in Sections 9-306 through 9-309 of the NYUCC and Sections 9306 through 9309 of the CAUCC.

         (g) We express no opinion with respect to the creation, attachment, validity, perfection or priority of any security interest, except as specifically set forth in paragraphs 2, 4 and 5 of this opinion letter.

         (h) We express no opinion as to (1) the impact of any laws regulating the type of investments that can be made by, or the legal lending limits of, Lender or (2) the effect of the laws of any jurisdiction in which Lender or any Credit Party is located (other than the State of New York) that limit the interest, fees or other charges Lender may impose.

         (i) We express no opinion with respect to the enforceability of any provision of the Documents which provides for (1) acceleration of future amounts due (other than principal) without appropriate discount to present value, (2) late charges or (3) increased interest rates upon default, to the extent that any such provision is determined to be penalty, or which purports to bind a Person not a party or signatory thereto.

         (j) We expressed no opinion as to any Credit Party's rights in, or title to, any Collateral, the value thereof or the interest of Lender in any after-acquired property. We call to your attention the fact that Section 552 of the Federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by such debtor before the commencement of such case. Our opinions are subject to the provisions of Sections 9-203 and 9-204 of the NYUCC relating to the time of attachment of a security interest in an item of Collateral in which the Person granting the security interest does not presently have rights.

         (k) We express no opinion with respect to any provisions in the Documents (1) authorizing the unilateral appointment of a receiver or (2) which provide that Lender is appointed as any Credit Party's attorney-in-fact or that Lender may otherwise act on behalf of in the name of a Credit Party.

         (l) We express no opinion as to any Document provision contrary to
Section 9-311 or Part V of Article 9 of the NYUCC or Section 9311 or Chapter 5 of Division 9 of the CAUCC.

         (m) We express no opinion as to the enforceability or perfection of any interest of any Person other than Lender in any property included in the UCC Property. Our opinion as to the enforceability of an governing law provision contained in any Document is qualified by the effects of subsection (2) of
Section 1-105 of the NYUCC.

         (n) We express no opinion regarding any items of Collateral which are
(1) accessioned to, or commingled or processed with, other goods to the extent the security interest of Lender is limited by Section 9-314 or 9-315 of the NYUCC or Section 9314 or 9315 of the CAUCC or (2) subject to or represented by a certificate of title or a document of title.

         (o) Except as specifically set forth in paragraph 5 of this opinion letter, we express no opinion regarding any items of Collateral which are subject to a statute, regulation or treaty of the United States which provides for a national or international registration or a national or international certificate of title for the perfection of a security interest therein or which specifies a place of filing different from the place specified in the CAUCC.

         (p) We express no opinion regarding any Collateral consisting of claims against any government or governmental agency (including, without limitation, the United States or any state thereof or any agency or department of the United States or any state thereof).

         (q) In the case of any chattel paper, account or general intangible which is itself secured by other property, we express no opinion with respect to Lender's rights in and to such other property.

         (r) We express no opinion with respect to Collateral consisting of mobile goods, goods in possession of a third party, equipment used in farming operations, farm products, consumer goods, crops growing or to be grown, timber to be cut or minerals or the like (including oil and gas), accounts subject to
Section 9-103(5) of the NYUCC of Section 9103(5) of the CAUCC, goods which are or are to become fixtures, an ownership interest in a corporation or partnership formed for the purpose of cooperative ownership of real estate, policies of insurance, beneficial interests in a trust or decedent's estate, letters of credit, instruments, money, cash, deposit accounts (and any items of property in such accounts), collection accounts (and any items of property in such accounts), lockboxes, intellectual property (except as specifically set forth in paragraph 5 of this opinion letter) or securities (except as specifically set forth in paragraph 4 of this opinion letter).

         (s) We have assumed that the collateral, other than accounts and general intangibles, is located in the State of California and that any part of such collateral that was brought into the State of California within the last four months is not subject to a security interest perfected under the law of the jurisdiction from which such part of the collateral was removed.

         (t) We call to your attention that the security interest of Lender in the collateral and the copyrights may be subject to the rights of lessees, licensees, assignees or other account debtors, the claims and defenses of such lessees, licensees, assignees and account debtors and the terms of any leases or other agreements with such lessees, licensees, assignees and account debtors.

         (u) We call to your attention that the perfection and the effect of perfection and non-perfection of the security interest of Lender may be governed by laws other than those of the State of California to the extent either the collateral or a Credit Party is or becomes located in a jurisdiction other than the State of California.

         (v) We call to your attention that the perfection of the security interest in any UCC Property may be terminated as to any UCC Property acquired more than four months subsequent to a change in the nature, corporate structure or identity of a Credit

Party and that a continuation statement is required to be filed under the CAUCC within six months prior to the expiration of five-years from the date of filing of a financing statement and within six months prior to each fifth anniversary of the expiration of such five-year period in order to maintain the continuous perfection of the security interests referred to therein.

         (w) We call to your attention that provisions of the Documents which provide that a guaranty by a party thereto or the grant of a lien or security interest by a party thereto to secure the obligations of a third party shall not be affected by changes in or amendments to the Documents or other relevant documents might be enforceable only to the extent such changes or amendments are not so material as to constitute a new agreement among the parties to such documents.

         (x) We call to your attention that a court may modify or limit contractual awards of attorneys' fees.

         (y) We express no opinion with respect to any provision contained in the Documents concerning waiver of inconvenient forum, venue, forum non conveniens or subject matter jurisdiction, in each case with respect to Federal courts.

         (z) We express no opinion as to the enforceability of any provision of any Document that purports to establish (or may be construed to establish) evidentiary standards.

         (aa) We express no opinion as to the last sentence of Section 9.1(b) of the Credit Agreement, the last sentence of the first paragraph of Section 12.5 of the Credit Agreement, the last sentence of Section 12.6 of the Credit Agreement, Sections 12.7 and 12.11 of the Credit Agreement, the third sentence of Section 12.12 of the Credit Agreement (unless a reasonable time for appearance is allowed in connection with any such service of process) or the fifth sentence of Section 12.12 of the Credit Agreement.

         (bb) We express no opinion herein as to the legality, validity or enforceability of any provisions of the Documents precluding oral waivers or modifications of provisions of the Documents, precluding waivers of equitable rights and defenses by the Credit Parties or precluding the Credit Parties from asserting certain claims or defenses or from obtaining certain rights and remedies.

         The opinions set forth herein are based upon those statutes, rules and regulations that, in our experience, are normally applicable to transactions of the type provided for in the Documents, but without our having made any independent investigation of any other statute, rule or regulation.

        This opinion is issued as of the date hereof, and we disclaim any obligation to advise you of changes of law or fact that occur after the date hereof. This opinion is solely for your benefit in connection with the Transactions and may not be relied upon for any other purpose or furnished, circulated or quoted to, or used or referred to by, any other Person without our prior written consent in each instance.

                                            Very truly yours,

                                                                       EXHIBIT A


November 10, 1997


The Chase Manhattan Bank
270 Park Avenue
New York, NY  10017

Hughes Hubbard & Reed
One Battery Park Plaza
New York, New York  10004-1482

Ladies and Gentlemen:

I am Vice President and General Counsel of Dove Entertainment, Inc. (the "Company"), a California corporation. I am providing this opinion to you pursuant to Section 4.1(c) of the Credit, Security, Guaranty and Pledge Agreement (the "Credit Agreement"), dated as of November 4, 1997, among the Company, the Corporate Guarantors named therein and The Chase Manhattan Bank (the "Lender"). Except as otherwise indicated, capitalized terms used in this opinion and defined in the Credit Agreement will have the meanings given in the Credit Agreement.

In my capacity as General Counsel, I have examined originals or copies of those corporate and other records and documents I considered appropriate. I have obtained and relied upon those certificates of public officials I considered appropriate. I have assumed the genuineness of all signatures (other than with respect to the Credit Parties), the authenticity of all documents submitted as originals and the conformity with originals of all documents submitted as copies. To the extent any Credit Parties' obligations depend on the due authorization, execution and delivery of any Fundamental Document by any other person, I have assumed that such Fundamental Document has been so authorized, executed and delivered by such other person.

The "Individual Guaranty Agreements" are the guaranty agreements, each dated as of November 4, 1997, between Terrence Elkes, Bruce Maggin, Kenneth Gorman, John Healy and Ronald Lightstone and the Lender.

On the basis of such examination, my reliance upon the assumptions in this opinion and my consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that:

               1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               2. Dove International, Inc. ("Dove International") is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               3. The Borrower has the power and authority (i) to own and operate its assets and properties and to carry on its business as now being conducted, (ii) to execute, deliver and perform its obligations under the Credit Agreement and other Fundamental Documents to which it is a party and any other documents contemplated thereby to which it is a party, (iii) to borrow under the Credit Agreement, (iv) to grant to the Lender the security interests contemplated by the Fundamental Documents and (v) to pledge to the Lender the Pledged Securities as contemplated by the Credit Agreement.

               4. Each of Dove International and Dove Four Point, Inc. ("Dove Four Point") has the corporate power and authority (i) to own and operate its assets and properties and to carry on its business as now being conducted, (ii) to execute, deliver and perform its obligations under the Fundamental Documents to which it is a party, (iii) to guarantee the obligations of the Borrower and
(iv) to grant to the Lender the security interests contemplated by the Fundamental Documents.

               5. The execution, delivery and performance of the Fundamental Documents to which it is a party by each Credit Party, the grant to the Lender of the security interest as contemplated by the Credit Agreement and the pledge to the Lender of the Pledged Securities as contemplated by the Credit Agreement:
(a) have been duly authorized by all requisite corporate action on the part of each Credit Party, (b) will not violate any provision of any State of California or United States federal law, statute, governmental rule or regulation, or treaty that I, in the exercise of customary professional diligence, recognized as applicable to the Credit Parties or to transactions of the type contemplated in the Fundamental Documents, (c) will not violate any provision of the Articles of Incorporation or By-laws of any Credit Party, (d) will not violate any provision of any material indenture, agreement, bond, note or other instrument to which any Credit Party or by which any Credit Party or any of their respective properties or assets are bound, or be in conflict with, result in a breach or termination of, or constitute (with due notice or lapse of time or both) a default under, or accelerate any performance required by, any such indenture, agreement, bond, note or other instrument and (e) will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of any Credit Party, other than pursuant to of the Fundamental Documents to which such Credit Party is a party.

               6. Each Credit Party has duly executed and delivered to the Lender all of the Fundamental Documents to which it is a party.

               7. No authorizations, consents, approvals, registrations or filings from or with any California or United States federal governmental authority that I have, in the exercise of customary professional diligence, recognized as applicable to the Credit Parties or to transactions of the type contemplated by the Fundamental Documents, is required in connection with the execution, delivery and performance by any Credit Party of the Fundamental Documents to which it is a party.

               8. There is no judgment, order, action, suit or other proceeding at law or in equity, or before any arbitrator or arbitration panel, of any California state or United States federal governmental authority (and, to my knowledge, any other Governmental Authority), or, to my knowledge, any investigation of the affairs of, any Credit Party, or any of their respective properties or rights which (i) if adversely determined, could reasonably be expected to materially affect (a) the ability of any Credit Party to carry on its business, (b) the ability of any Credit Party to perform its respective obligations under the Fundamental Documents to which it is a party or any other material contract to which it is a party, (c) the validity or enforceability or priority of the security interests, rights, remedies or benefits available to the Lender under any of the Fundamental Documents, or (d) the Collateral or the Pledged Securities; or (ii) involves any of the transactions contemplated by the Fundamental Documents.

               9. The authorized, issued and outstanding capital stock of Dove Four Point and Dove International is as set forth on Schedule 3.7(a) to the Credit Agreement (the "Pledged Securities") and such issued and outstanding capital stock has been duly authorized, validly issued, is fully paid and nonassessable and is owned of record by the Borrower.

               10. There are no restrictions on the transfer of any Pledged Securities other than under the Credit Agreement. There are no outstanding rights, warrants, options or agreements to purchase or otherwise acquire any shares of stock or securities or obligations of any kind convertible into any shares of capital stock of Dove International or Dove Four Point.

               11. None of the Credit Parties is (a) and "investment company", within the meaning of the Investment Company Act of 1940, as amended or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any federal statute or regulation limiting such corporation's ability to incur indebtedness for money borrowed as contemplated by the Credit Agreement or by any other Fundamental Document. The making of the Loans and the application of the proceeds thereof as contemplated by the Fundamental Documents do not violate any of

Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

               12. Assuming that New York law is identical to California law, each Individual Guaranty Agreement constitutes the legal, valid and binding obligation of the Individual Guarantor party thereto and is enforceable against such Individual Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

               13. You have received an opinion letter of Hughes, Hubbard & Reed (a copy of which is attached hereto) (the "HHR Opinion") with respect to the creation and perfection of a security interest in the Pledged Stock (as defined therein). Assuming that New York law is identical with California law, and in reliance on the HHR Opinion and subject to any and all assumptions, qualifications and limitations expressed therein, the perfected security interest of the Lender in the Pledged Stock will be prior to any other security interest in such Pledged Stock that may be created by the Company under the Uniform Commercial Code.

I express no opinion as to the effect of non-compliance by the Lender with any state or federal laws or regulations applicable to the transactions contemplated by any of the Fundamental Documents because of the nature of its business.

The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of California. I express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is issued as of the date hereof, and I disclaim any obligation to advise you of changes in law or fact that occur after the date hereof.

This opinion may be relied upon by you only in connection with the execution and delivery of the Credit Agreement and the other Fundamental Documents. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance my prior written consent. You may, however, deliver a copy of this opinion to your accountants, attorneys, and other professional advisors, to governmental regulatory agencies having jurisdiction over you and to successors and permitted transferees under the Credit

Agreement, and such successors and transferees may rely on this opinion as if it were addressed and had been delivered to them on the date of this opinion.


Very truly yours,



/s/     ROBERT C. MURRAY
------------------------
Robert C. Murray
RCM:kms

                                                                       EXHIBIT B


       NAME OF ISSUER                            NUMBER OF SHARES
       --------------                            ----------------
 Dove International, Inc.                              100
  Dove Four Point, Inc.                                100

                                                                     EXHIBIT B-2


November 10, 1997


The Chase Manhattan Bank
270 Park Avenue
New York, NY  10017

Hughes Hubbard & Reed
One Battery Park Plaza
New York, New York  10004-1482

Ladies and Gentlemen:

I am Vice President and General Counsel of Dove Entertainment, Inc. (the "Company"), a California corporation. I am providing this opinion to you pursuant to Section 4.1(c) of the Credit, Security, Guaranty and Pledge Agreement (the "Credit Agreement"), dated as of November 4, 1997, among the Company, the Corporate Guarantors named therein and The Chase Manhattan Bank (the "Lender"). Except as otherwise indicated, capitalized terms used in this opinion and defined in the Credit Agreement will have the meanings given in the Credit Agreement.

In my capacity as General Counsel, I have examined originals or copies of those corporate and other records and documents I considered appropriate. I have obtained and relied upon those certificates of public officials I considered appropriate. I have assumed the genuineness of all signatures (other than with respect to the Credit Parties), the authenticity of all documents submitted as originals and the conformity with originals of all documents submitted as copies. To the extent any Credit Parties' obligations depend on the due authorization, execution and delivery of any Fundamental Document by any other person, I have assumed that such Fundamental Document has been so authorized, executed and delivered by such other person.

The "Individual Guaranty Agreements" are the guaranty agreements, each dated as of November 4, 1997, between Terrence Elkes, Bruce Maggin, Kenneth Gorman, John Healy and Ronald Lightstone and the Lender.

On the basis of such examination, my reliance upon the assumptions in this opinion and my consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that:

               1. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               2. Dove International, Inc. ("Dove International") is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

               3. The Borrower has the power and authority (i) to own and operate its assets and properties and to carry on its business as now being conducted, (ii) to execute, deliver and perform its obligations under the Credit Agreement and other Fundamental Documents to which it is a party and any other documents contemplated thereby to which it is a party, (iii) to borrow under the Credit Agreement, (iv) to grant to the Lender the security interests contemplated by the Fundamental Documents and (v) to pledge to the Lender the Pledged Securities as contemplated by the Credit Agreement.

               4. Each of Dove International and Dove Four Point, Inc. ("Dove Four Point") has the corporate power and authority (i) to own and operate its assets and properties and to carry on its business as now being conducted, (ii) to execute, deliver and perform its obligations under the Fundamental Documents to which it is a party, (iii) to guarantee the obligations of the Borrower and
(iv) to grant to the Lender the security interests contemplated by the Fundamental Documents.

               5. The execution, delivery and performance of the Fundamental Documents to which it is a party by each Credit Party, the grant to the Lender of the security interest as contemplated by the Credit Agreement and the pledge to the Lender of the Pledged Securities as contemplated by the Credit Agreement:
(a) have been duly authorized by all requisite corporate action on the part of each Credit Party, (b) will not violate any provision of any State of California or United States federal law, statute, governmental rule or regulation, or treaty that I, in the exercise of customary professional diligence, recognized as applicable to the Credit Parties or to transactions of the type contemplated in the Fundamental Documents, (c) will not violate any provision of the Articles of Incorporation or By-laws of any Credit Party, (d) will not violate any provision of any material indenture, agreement, bond, note or other instrument to which any Credit Party or by which any Credit Party or any of their respective properties or assets are bound, or be in conflict with, result in a breach or termination of, or constitute (with due notice or lapse of time or both) a default under, or accelerate any performance required by, any such indenture, agreement, bond, note or other instrument and (e) will not result in the creation or imposition of (or the obligation to create or impose) any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of any of any Credit Party, other than pursuant to of the Fundamental Documents to which such Credit Party is a party.

               6. Each Credit Party has duly executed and delivered to the Lender all of the Fundamental Documents to which it is a party.

               7. No authorizations, consents, approvals, registrations or filings from or with any California or United States federal governmental authority that I have, in the exercise of customary professional diligence, recognized as applicable to the Credit Parties or to transactions of the type contemplated by the Fundamental Documents, is required in connection with the execution, delivery and performance by any Credit Party of the Fundamental Documents to which it is a party.

               8. There is no judgment, order, action, suit or other proceeding at law or in equity, or before any arbitrator or arbitration panel, of any California state or United States federal governmental authority (and, to my knowledge, any other Governmental Authority), or, to my knowledge, any investigation of the affairs of, any Credit Party, or any of their respective properties or rights which (i) if adversely determined, could reasonably be expected to materially affect (a) the ability of any Credit Party to carry on its business, (b) the ability of any Credit Party to perform its respective obligations under the Fundamental Documents to which it is a party or any other material contract to which it is a party, (c) the validity or enforceability or priority of the security interests, rights, remedies or benefits available to the Lender under any of the Fundamental Documents, or (d) the Collateral or the Pledged Securities; or (ii) involves any of the transactions contemplated by the Fundamental Documents.

               9. The authorized, issued and outstanding capital stock of Dove Four Point and Dove International is as set forth on Schedule 3.7(a) to the Credit Agreement (the "Pledged Securities") and such issued and outstanding capital stock has been duly authorized, validly issued, is fully paid and nonassessable and is owned of record by the Borrower.

               10. There are no restrictions on the transfer of any Pledged Securities other than under the Credit Agreement. There are no outstanding rights, warrants, options or agreements to purchase or otherwise acquire any shares of stock or securities or obligations of any kind convertible into any shares of capital stock of Dove International or Dove Four Point.

               11. None of the Credit Parties is (a) and "investment company", within the meaning of the Investment Company Act of 1940, as amended or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or any federal statute or regulation limiting such corporation's ability to incur indebtedness for money borrowed as contemplated by the Credit Agreement or by any other Fundamental Document. The making of the Loans and the application of the proceeds thereof as contemplated by the Fundamental Documents do not violate any of

Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as amended.

               12. Assuming that New York law is identical to California law, each Individual Guaranty Agreement constitutes the legal, valid and binding obligation of the Individual Guarantor party thereto and is enforceable against such Individual Guarantor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

               13. You have received an opinion letter of Hughes, Hubbard & Reed (a copy of which is attached hereto) (the "HHR Opinion") with respect to the creation and perfection of a security interest in the Pledged Stock (as defined therein). Assuming that New York law is identical with California law, and in reliance on the HHR Opinion and subject to any and all assumptions, qualifications and limitations expressed therein, the perfected security interest of the Lender in the Pledged Stock will be prior to any other security interest in such Pledged Stock that may be created by the Company under the Uniform Commercial Code.

I express no opinion as to the effect of non-compliance by the Lender with any state or federal laws or regulations applicable to the transactions contemplated by any of the Fundamental Documents because of the nature of its business.

The law covered by this opinion is limited to the present federal law of the United States and the present law of the State of California. I express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is issued as of the date hereof, and I disclaim any obligation to advise you of changes in law or fact that occur after the date hereof.

This opinion may be relied upon by you only in connection with the execution and delivery of the Credit Agreement and the other Fundamental Documents. It may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance my prior written consent. You may, however, deliver a copy of this opinion to your accountants, attorneys, and other professional advisors, to governmental regulatory agencies having jurisdiction over you and to successors and permitted transferees under the Credit

Agreement, and such successors and transferees may rely on this opinion as if it were addressed and had been delivered to them on the date of this opinion.


Very truly yours,



/s/     ROBERT C. MURRAY
------------------------
Robert C. Murray
RCM:kms

                                                                       EXHIBIT C

                       FORM OF BORROWING BASE CERTIFICATE
                                as of ___________

               The undersigned (the "Borrower") HEREBY CERTIFIES the following information as of __________, pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997, among Dove Entertainment, Inc. as Borrower, the Corporate Guarantors named therein and The Chase Manhattan Bank, as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time (herein called the "Credit Agreement"), the defined terms therein being herein used with the same meanings:


        (from detailed schedules              Amount              Advance            Borrowing
       attached)                              $000's               Rate                Base
                                              ------              -------            ---------

a.     Eligible L/C Receivables                     x             100% =
                                              -------                                ---------

b.     Eligible Receivables                         x              85% =
                                              -------                                ---------

c.     Eligible Library Amount                      x              35% =
                                              -------                                ---------

d.     Inventory of physical audio
       cassettes and printed books                  x              30% =
                                              -------                                ---------

e.     Less Amounts Payable to
       Third Parties not Already
       Deducted(1)                                                                   (        )
                                                                                      --------
f.     Less Amounts of accrued but
       unpaid residuals owed to any
       trade guilds with respect to
       each item of Product included
       in the Borrowing Base                                                         (        )
                                                                                      --------

TOTAL BORROWING BASE
                                                                                     ==========

--------

(1) To the extent not already deducted in computing the Total Borrowing Base, the sum of all amounts payable to third parties from or with regard to the amounts otherwise included in the Borrowing Base pursuant to items (a) through (d), including without limitation remaining acquisition payments, set offs, current profit participations, deferments, commissions and royalties must be subtracted from the Total Borrowing Base.


COMMITMENT AVAILABILITY

a.  Outstanding Loans
                                                         ----------
b.  L/C Exposure
                                                         ----------

Total outstanding
                                                         ----------
                             Availability
                                                         ----------

               The Borrower has no reason to believe that the aggregate principal amount of all Loans to the Borrower outstanding as of the date of this certificate would exceed the Borrowing Base if such Borrowing Base was computed as of the date of this certificate.


               IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this ____ day of _____________.



                                   DOVE ENTERTAINMENT, INC.


                                   By:
                                       -------------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT D-1


                         FORM OF PLEDGEHOLDER AGREEMENT

              (ONLY APPLICABLE WITH RESPECT TO UNCOMPLETED PRODUCT
                  FOR WHICH A COMPLETION GUARANTEE IS REQUIRED)


                                            AGREEMENT dated as of [INSERT DATE]
                                    (the "Agreement") among (i) [INSERT NAME OF
                                    LABORATORY] (the "Laboratory"), (ii) [INSERT
                                    NAME OF EACH CREDIT PARTY WHO HAS CONTROL
                                    OVER THE PHYSICAL ELEMENTS OF THE
                                    COLLATERAL] (collectively referred to herein as the "Company"), (iii) [INSERT NAME OF COMPLETION GUARANTOR] (the "Completion Guarantor") and (iv) The Chase Manhattan Bank (the "Lender").


               Pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among Dove Entertainment, Inc., (the "Borrower"), the Corporate Guarantors named therein and the Lender, the Lender has agreed, subject to the terms and conditions set forth in the Credit Agreement, to make loans to the Borrower in connection with, among other things, the acquisition, production and distribution of the Product (as hereinafter defined).

                The Company has granted to the Lender a security interest in, among other things, all of its right, title and interest in and to the [DESCRIBE NATURE OF PRODUCT, I.E. MOVIE-OF-THE-WEEK, TELEVISION PROGRAMS, AUDIOBOOKS, ETC.] listed on Schedule 1 hereto (hereinafter called the "Product") as security for various obligations of the Company to the Lender. Such security interest covers, among other things, all physical properties of every kind or nature of, or relating to, the Product and all versions thereof, including, without limitation, exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature of, or relating to, the Product, whether in completed form or in some state of completion, and all audio and video masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk, cassette, phonorecord or otherwise and all music sheets and promotional materials relating to the Product all of the foregoing items being hereinafter collectively called the "Collateral".

               Pursuant to the Completion Guaranty dated as of [INSERT DATE], among the Completion Guarantor, the Company and the Lender (the "Completion Guaranty"), the Completion Guarantor has agreed to guaranty the completion and delivery of the Product. In connection therewith, the Company has granted to the Completion Guarantor, a security interest in certain assets that are included in the Collateral, all as specified in, and subject to the terms and conditions of, the Company's Completion Agreement dated as of [INSERT DATE], between the Company and the Completion Guarantor (the "Company's Agreement").

               From time to time, the Laboratory will have in its possession certain items of the Collateral.

               Accordingly, the parties hereto hereby agree as follows:

               1. Each of the Company, the Completion Guarantor, and the Lender hereby appoints the Laboratory as the pledgeholder of all items of Collateral that may from time to time come into the possession or control of the Laboratory. The Laboratory agrees to hold all such items of Collateral as pledgeholder for the Lender subject to the following terms and conditions:

                      a. Except as permitted by Section 1(b) below, the
               Laboratory will keep all items of Collateral at the laboratories or storage facilities listed on Schedule 2 hereto, and will not deliver such property to anyone.

                      b. Subject to the provisions of Sections 1(c) and 1(d)
               below, the Laboratory will permit the Company and/or Completion Guarantor (and their respective designated affiliates, sublicensees or designees):

                             i) to have access to the negatives and other
                      pre-print material of the Product (but not remove them from the possession of the Laboratory) for purposes of inspecting, cutting, scoring or similar purposes;

                             ii) to obtain a reasonable number of positive
                      prints including without limitation, dailies, for the purposes of editing and previewing the Product;

                             iii) to direct the making of pre-print material,
                      positive prints and video masters of the Product and trailers thereof and the delivery thereof to the Company or distributors, licensees or other parties as the Company may direct;

                             iv) to remove reasonable amounts of material for
                      processing by optical and/or sound houses which agree in writing to be bound by the terms hereof or enter into a separate laboratory pledgeholder agreement substantially in the form hereof, and to return such materials when processed to the Laboratory;

                             v) with the prior written consent of the Lender, to
                      forward any item of Collateral to another laboratory. The Lender's consent contained in this clause (v) may be revoked at any time by written notice to the Laboratory, the Completion Guarantor and the Company from the Lender. In addition, such consent shall be deemed to be revoked at any time upon receipt by the Laboratory of written notice from the Lender, that an Event of Default has occurred under the Credit Agreement; and

                             vi) to forward any of the above-mentioned property
                      to another laboratory, approved by the Lender, if the Lender has previously received a Pledgeholder Agreement executed by such laboratory.

                      c. If and when the Laboratory shall receive written notice from the Lender that an Event of Default shall have occurred and is continuing under the Credit Agreement, the Laboratory shall take no further orders from the Company and will hold all items of Collateral within its possession or under its control as pledgeholder hereunder, subject only (i) to the order and instruction of the Lender; and (ii) to the rights of the Lender and/or the Completion Guarantor to have access to and/or delivery of items referred to in Section 6 below.

                      d. If and when the Laboratory shall receive written notice from the Completion Guarantor that the Completion Guarantor has exercised its right to take over the production of the Product under the Company's Agreement and, unless and until the Laboratory shall have received written notice from the Lender to the contrary, the Laboratory shall allow the Completion Guarantor to exercise the rights set forth in clauses (i), (ii), (iii) and
               (iv) of Section 1(b) hereof. Following such notice from the Completion Guarantor, the Laboratory will not permit the Company to have any further access to, or direct any further actions to be taken with respect to, the Collateral in the Laboratory's possession or under its control or to obtain any prints thereof.

                      e. If the Completion Guarantor takes over the production
               of the Product and requests that the Collateral be moved to a different laboratory, the Lender agrees to consent to such move so long as a laboratory pledgeholder agreement is executed by the various parties hereto (other than the Laboratory) and by the replacement laboratory, substantially in the form hereof and so as long as the replacement laboratory is reasonably satisfactory to the Lender.

               2. The Company agrees with the Lender that during production of the Product it will deliver the daily rushes for the Product to the Laboratory as soon as practicable and will use their best efforts to deliver the daily rushes on a weekly basis.

               3. The Laboratory shall keep the original negatives of the Product in film vaults separate from and at a reasonable distance from protective duplicating materials (whether protective masters, fine grains, duplicate negatives or otherwise) to afford protection against any loss or damage, whether by fire or other disaster or otherwise. The Laboratory shall keep the Lender and the Completion Guarantor advised in writing of the actual location of the film vaults where all items of the Collateral are kept, including information as to the separate film vaults utilized for the original negatives and protective materials as aforesaid.

               4. Subject to the rights of the Completion Guarantor, the Laboratory agrees that in its capacity as pledgeholder it is holding and has possession of the Collateral and the physical properties thereof constructively for the Lender and, until such time that the Lender notifies the Laboratory that the Lender no longer has any rights in the Collateral, upon written notice to the Laboratory indicating that an Event of Default has occurred and is continuing under the Credit Agreement (a copy of which will be sent to the Completion Guarantor unless its rights hereunder have terminated as contemplated by Section 8 hereof), will hold a sale or sales of the Collateral or any part thereof in accordance with the direction and instruction of the Lender, at the expense of the Lender, or in the alternative will cause to be delivered or made available to the Lender or its nominee (in all cases, pursuant to written instructions from the Lender) the Collateral and all physical properties thereof in the possession of the Laboratory or under its control for the purpose of enabling the Lender to deal with the same pursuant to the Credit Agreement. Nothing herein contained shall be construed to waive any rights of the Laboratory as specified under Section 9 hereof.

               5. Each of the Completion Guarantor and the Company hereby waives any claim for damages or otherwise which it may have against the Laboratory for any acts which the Laboratory may take as pledgeholder, pursuant to the written direction of the Lender made in accordance with the terms of this Agreement.

               6. Subject to Section 9 hereof, the Laboratory agrees that, despite the existence of any other claim which the Laboratory may have against the Company and/or the Completion Guarantor and/or any third-party distributor of the Product, the Laboratory shall accept and fulfill orders for laboratory work and any other material which may be required by the Lender or any other third-party distributor of the Product, subject to satisfactory credit arrangements being made with the Laboratory with respect to any charges incurred on behalf of the Lender or any such third-party distributor, and the Laboratory will not assert any claim or lien, statutory or otherwise, against the Lender or against the Product (except as set forth in Section 9 hereof) with respect to any charges for laboratory services or materials ordered by the Company, the designees of the Company, any third-party distributor of the Product or the Completion Guarantor.

               7. The parties hereto agree that the Lender and its respective designees, successors and assigns shall each be entitled to unilaterally remove from the Laboratory materials made pursuant to an order contemplated by Section 6 hereof, which materials shall not be subject to this Agreement.

               8. The rights granted hereunder to the Completion Guarantor shall
(i) at all times be junior and subordinate to the rights hereunder of the Lender and (ii) terminate upon the completion and delivery of the Product, unless prior to such completion and delivery of the Product, the Completion Guarantor has notified the Lender and the Laboratory in writing that it has or anticipates that it will have to advance its own funds to complete the Product. Notwithstanding anything to the contrary in this Agreement, the Completion Guarantor shall have no rights under this Agreement if the Lender gives written notice to the Laboratory and the Completion Guarantor that the Product has been completed and delivered without the requirement that the Completion Guarantor advance any of its own funds pursuant to the Completion Guaranty. The Completion Guarantor hereby agrees that in the event that the Completion Guarantor shall have been released in writing from all of its obligations under the Completion Guaranty for the Product, any amendment or termination of this Agreement thereafter shall not require the Completion Guarantor's consent.

               9. The Laboratory shall hold and/or process the Collateral under its standard terms of business as set forth in Schedule 3 hereto, except that any liens arising in favor of the Laboratory shall be limited to an aggregate amount of $50,000 at any one time outstanding for processing and/or storing the Collateral and/or materials delivered therefrom for the Company, any of their designees and/or the Completion Guarantor. Except as provided in the prior sentence, the rights of the Laboratory in the Collateral shall be subordinate and junior to the rights of the Lender and the Completion Guarantor in respect of the Collateral.

               10. The Lender shall promptly give written notice to the Laboratory when the Lender's security interests in the Collateral has terminated. Upon receipt of such written notice, the Laboratory's obligations hereunder as pledgeholder for the Lender shall terminate.

               11. This Agreement shall be binding on and inure to the benefit of the parties hereto and the successors and assigns of each of the parties.

               12. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

               13. No amendment to this Agreement shall be effective unless in writing and signed by the Company, the Lender and the Laboratory and if the Laboratory has not received the notice from the Lender contemplated by Section 8 hereof, then also the Completion Guarantor. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one instrument, and shall become effective on the date on which each of the Completion Guarantor and the Lender shall have received a fully-executed copy of this Agreement. Promptly thereafter, the Company shall deliver or mail counterparts of this Agreement bearing the signature of each of the parties hereto to each party hereto.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                    [LABORATORY]


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Address:
                                       Attn:


                                     [LIST APPLICABLE CREDIT PARTY(IES)]


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Address:
                                       Attn:

                                    [COMPLETION GUARANTOR]


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Address:
                                       Attn:


                                    THE CHASE MANHATTAN BANK


                                     By
                                       -----------------------------------------
                                       Name:
                                       Title:
                                       Address: 270 Park Avenue, 37th floor
                                                New York, NY 10017-2070
                                                Attn:  John J. Huber, III

                                   Schedule 1

                            List of items of Product

                                   Schedule 2



                    List of Laboratory and Storage Facilities

                                   Schedule 3


                [Attach Laboratory's Standard Terms of Business]

                                                                     EXHIBIT D-2


                      FORM OF PLEDGEHOLDER AGREEMENT (COMPLETED PRODUCT)


                                            AGREEMENT dated as of __________,
                                    1997 (the "Agreement") among (i) [INSERT
                                    NAME OF LABORATORY] (the "Laboratory"), (ii)
                                    [INSERT NAME OF EACH CREDIT PARTY WHO HAS
                                    CONTROL OVER THE PHYSICAL ELEMENTS OF THE
                                    COLLATERAL] (collectively referred to herein as the "Company") and (iii) The Chase Manhattan Bank (the "Lender").


               Pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"), among Dove Entertainment, Inc., (the "Borrower"), the Corporate Guarantors named therein and the Lender, the Lender has agreed, subject to the terms and conditions set forth in the Credit Agreement, to make loans to the Borrower in connection with, among other things, the acquisition, production and distribution of the Product (as hereinafter defined).

                The Company has granted to the Lender a security interest in, among other things, all of its right, title and interest in and to the [DESCRIBE NATURE OF PRODUCT, I.E. MOVIE-OF-THE-WEEK, TELEVISION PROGRAMS, AUDIOBOOKS, ETC.] listed on Schedule 1 hereto (hereinafter called the "Product") as security for various obligations of the Company to the Lender. Such security interest covers, among other things, all physical properties of every kind or nature of, or relating to, the Product and all versions thereof, including, without limitation, exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature of, or relating to, the Product, whether in completed form or in some state of completion, and all audio and video masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk, cassette, phonorecord or otherwise and all music sheets and promotional materials relating to the Product all of the foregoing items being hereinafter collectively called the "Collateral".

               From time to time, the Laboratory will have in its possession certain items of the Collateral.

               Accordingly, the parties hereto hereby agree as follows:

               1. Each of the Company and the Lender hereby appoints the Laboratory as the pledgeholder of all items of Collateral that may from time to time come into the possession or control of the Laboratory. The Laboratory agrees to hold all such items of Collateral as pledgeholder for the Lender subject to the following terms and conditions:

                      a. Except as permitted by Section 1(b) below, the
               Laboratory will keep all items of Collateral at the laboratories or storage facilities listed on Schedule 2 hereto, and will not deliver such property to anyone.

                      b. Subject to the provisions of Sections 1(c) below, the
               Laboratory will permit the Company and its designated affiliates, sublicensees and designees:

                             i) to have access to the negatives and other
                      pre-print material of the Product (but not remove them from the possession of the Laboratory) for purposes of inspecting, cutting, scoring or similar purposes;

                             ii) to obtain a reasonable number of positive
                      prints including without limitation, dailies, for the purposes of editing and previewing the Product;

                             iii) to direct the making of pre-print material,
                      positive prints and video masters of the Product and trailers thereof and the delivery thereof to the Company or distributors, licensees or other parties as the Company may direct;

                             iv) to remove reasonable amounts of material for
                      processing by optical and/or sound houses which agree in writing to be bound by the terms hereof or enter into a separate laboratory pledgeholder agreement substantially in the form hereof, and to return such materials when processed to the Laboratory;

                             v) with the prior written consent of the Lender, to
                      forward any item of Collateral to another laboratory. The Lender hereby consents to the Laboratory's forwarding original material or elements constituting Collateral, if requested to do so by the Company, to any of the laboratories listed on Schedule 4 hereto. The Lender's consent contained in this clause (v) may be revoked at any time by written notice to the Laboratory and the Company from the Lender. In addition, such consent shall be deemed to be revoked at any time upon receipt by the Laboratory of written notice from the Lender, that an Event of Default has occurred under the Credit Agreement; and

                             vi) to forward any of the above-mentioned property
                      to another laboratory, approved by the Lender, if the Lender has previously received a Pledgeholder Agreement executed by such laboratory.

                      c. If and when the Laboratory shall receive written notice from the Lender that an Event of Default shall have occurred and is continuing under the Credit Agreement, the Laboratory shall take no further orders from the Company and will hold all items of Collateral within its possession or under its control as pledgeholder hereunder, subject only (i) to the order and instruction of the Lender; and (ii) to the rights of the Lender to have access to and/or delivery of items referred to in Section 5 below.

               2. The Laboratory shall keep the original negatives of the Product in film vaults separate from and at a reasonable distance from protective duplicating materials (whether protective masters, fine grains, duplicate negatives or otherwise) to afford protection against any loss or damage, whether by fire or other disaster or otherwise. The Laboratory shall keep the Lender advised in writing of the actual location of the film vaults where all items of the Collateral are kept, including information as to the separate film vaults utilized for the original negatives and protective materials as aforesaid.

               3. The Laboratory agrees that in its capacity as pledgeholder it is holding and has possession of the Collateral and the physical properties thereof constructively for the Lender and, until such time that the Lender notifies the Laboratory that the Lender no longer has any rights in the Collateral, upon written notice to the Laboratory indicating that an Event of Default has occurred and is continuing under the Credit Agreement, will hold a sale or sales of the Collateral or any part thereof in accordance with the direction and instruction of the Lender, at the expense of the Lender, or in the alternative will cause to be delivered or made available to the Lender or its nominee (in all cases, pursuant to written instructions from the Lender) the Collateral and all physical properties thereof in the possession of the Laboratory or under its control for the purpose of enabling the Lender to deal with the same pursuant to the Credit Agreement. Nothing herein contained shall be construed to waive any rights of the Laboratory as specified under Section 7 hereof.

               4. The Company hereby waives any claim for damages or otherwise which it may have against the Laboratory for any acts which the Laboratory may take as pledgeholder, pursuant to the written direction of the Lender made in accordance with the terms of this Agreement.

               5. Subject to Section 7 hereof, the Laboratory agrees that, despite the existence of any other claim which the Laboratory may have against the Company and/or any third-party distributor of the Product, the Laboratory shall accept and fulfill orders for laboratory work and any other material which may be required by the Lender or any other third-party distributor of the Product, subject to satisfactory credit arrangements being made with the Laboratory with respect to any charges incurred on behalf of the Lender or any such third-party distributor, and the Laboratory will not assert any claim or lien, statutory or otherwise, against the Lender or against the Product (except as set forth in Section 7 hereof) with respect to any charges for laboratory services or materials ordered by the Company, the designees of the Company or any third-party distributor of the Product.

               6. The parties hereto agree that the Lender and its respective designees, successors and assigns shall each be entitled to unilaterally remove from the Laboratory materials made pursuant to an order contemplated by Section 5 hereof, which materials shall not be subject to this Agreement.

               7. The Laboratory shall hold and/or process the Collateral under its standard terms of business as set forth in Schedule 3 hereto, except that any liens arising in favor of the Laboratory shall be limited to an aggregate amount of $50,000 at any one time outstanding for processing and/or storing the Collateral and/or materials delivered therefrom for the Company and/or any of their designees. Except as provided in the prior sentence, the rights of the Laboratory in the Collateral shall be subordinate and junior to the rights of the Lender in respect of the Collateral.

               8. The Lender shall promptly give written notice to the Laboratory when the Lender's security interests in the Collateral has terminated. Upon receipt of such written notice, the Laboratory's obligations hereunder as pledgeholder for the Lender shall terminate.

               9. This Agreement shall be binding on and inure to the benefit of the parties hereto and the successors and assigns of each of the parties.

               10. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

               11. No amendment to this Agreement shall be effective unless in writing and signed by the Company, the Lender and the Laboratory. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one instrument, and shall become effective on the date on which the Lender shall have received a fully-executed copy of this Agreement. Promptly thereafter, the

Company shall deliver or mail counterparts of this Agreement bearing the signature of each of the parties hereto to each party hereto.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first written above.

                                        [LABORATORY]


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:
                                          Address:
                                          Attn:


                                        DOVE ENTERTAINMENT, INC.


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:
                                          Address:
                                          Attn:



                                        DOVE INTERNATIONAL, INC.

                                        By
                                          -------------------------------------
                                          Name:
                                          Title:
                                          Address:

                                          Attn:

                                        DOVE FOUR POINT, INC.


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:
                                          Address:

                                          Attn:


                                        THE CHASE MANHATTAN BANK


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:
                                          Address: 270 Park Avenue, 37th floor
                                          New York, NY 10017-2070
                                          Attn: John J. Huber, III

                                   Schedule 1

                            List of Items of Product

                                   Schedule 2



                    List of Laboratory and Storage Facilities

                                   Schedule 3


                [Attach Laboratory's Standard Terms of Business]

                                   Schedule 4


                               Other Laboratories

                                                                     EXHIBIT E-1


                      FORM OF COPYRIGHT SECURITY AGREEMENT


               WHEREAS, Dove Entertainment, Inc., a California corporation ("Borrower"), and each Subsidiary of Borrower whose name appears at the foot hereof (collectively the "Grantors") now own or hold and may hereafter acquire or hold certain copyrights and rights under copyright with respect to certain movies-of-the-week, television programs, films, videotapes or other programs produced for television release or for release in any other medium, shown on network, free and cable, pay and/or other television medium (including, without limitation, first-run syndication), certain written works, books and other published material, and sound recordings and audiobooks, in each case whether recorded on film, videotape, cassette, cartridge, disc, audio cassette or on or by any other means, method, process or device whether now owned or hereafter developed, including, without limitation, those United States copyright registrations listed on Schedule 1 hereto (the "Product") as such Schedule may be amended from time to time by the addition of copyrights subsequently arising or acquired;

               WHEREAS, pursuant to that certain Credit, Security, Guaranty and Pledge Agreement, dated as of November 4, 1997, (as the same may be amended, modified or otherwise supplemented from time to time, the "Credit Agreement"), among the Borrower, the Corporate Guarantors named therein and The Chase Manhattan Bank (the "Lender"), the Lender has agreed to make loans to the Borrower;

               WHEREAS, pursuant to the terms of the Credit Agreement, the Grantors granted to the Lender a security interest in all of the personal property of the Grantors including all right, title and interest of the Grantors in, to and under any copyright or copyright license whether now existing or hereafter arising or acquired, and all proceeds thereof to secure the payment of the Obligations (as such term is defined in the Credit Agreement);

               NOW THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Grantors do, as security for the Obligations, hereby grant to the Lender a continuing security interest in all the Grantors' right, title and interest in and to each and every item of Product, the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of such Grantors, including with respect to each and every item of Product and without limiting the foregoing language, each and all of the following particular rights and properties (to the extent they are owned or hereafter created or acquired by Grantors):

                (i) all scenarios, screenplays and/or scripts at every stage thereof;

                (ii) all common law and/or statutory copyright and other rights in all literary and other properties (hereinafter called "said literary properties") which form the basis of each item of Product and/or which are and/or will be incorporated into each item of Product, all component parts of each item of Product consisting of said literary properties, all rights in and to the story, all treatments of said story and said literary properties, together with all preliminary and final screenplays used and to be used in connection with the item of Product, and all other literary material upon which the item of Product is based or from which it is adapted;

               (iii) all rights in and to all music and musical compositions used and to be used in each item of Product, including, each without limitation, all rights to record, rerecord, produce, reproduce or synchronize all of said music and musical compositions in and in connection therewith;

                (iv) without limitation, all exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing materials (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature relating to such item of Product, whether in completed form or in some state of completion, and all masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk or otherwise and all music sheets and promotional materials relating to such item of Product (collectively, the "Physical Materials");

                 (v) all collateral, allied, subsidiary and merchandising rights appurtenant or related to each item of Product including, without limitation, the following rights: all rights to produce remakes or sequels or prequels to each item of Product based upon each item of Product, said literary properties or the theme of each item of Product and/or the text or any part of said literary properties; all rights throughout the world to broadcast, transmit and/or reproduce by means of television (including commercially sponsored, sustaining and subscription or "pay" television) or by any process analogous thereto, now known or hereafter devised, each item of Product or any remake or sequel or prequel to the item of Product; all rights to produce primarily for television or similar use a motion picture or series of motion pictures, by use of film or any other recording device or medium now known or hereafter devised, based upon each item of Product, said literary properties or any part thereof, including, without limitation, based upon any script, scenario or the like used in each item of Product; all merchandising rights including, without limitation, all rights to use, exploit and license others to use and exploit any and all commercial tieups of any kind arising out of or connected with said literary properties, each item of Product, the title or titles of each item of Product, the characters of each item of Product or said literary properties and/or the names or characteristics of said characters and including further, without limitation, any and all commercial exploitation in connection with or related to each item of Product, any remake or sequel thereof and/or said literary properties;

                (vi) all statutory copyrights, domestic and foreign, obtained or to be obtained on items of Product, together with any and all copyrights obtained or to be obtained in connection with each item of Product or any underlying or component elements of each item of Product, including, in each case without limitation, all copyrights on the property described in subparagraphs (i) through (v) inclusive, of this paragraph, together with the right to copyright (and all rights to renew or extend such copyrights) and the right to sue in the name of any of the Grantors' names for past, present and future infringements of copyright;

               (vii) all insurance policies and completion bonds connected with each item of Product and all proceeds which may be derived therefrom;

               (viii) all rights to distribute, sell, rent, license the exhibition of and otherwise exploit and turn to account each item of Product, the Physical Materials and rights in and to said story, other literary material upon which each item of Product is based or from which it is adapted, and said music and musical compositions used or to be used in each item of Product;

                (ix) any and all sums, proceeds, money, products, profits or increases, including money profits or increases (as those terms are used in the New York Uniform Commercial Code (the "UCC") or otherwise) or other property obtained or to be obtained from the distribution, exhibition, sale or other uses or dispositions of each item of Product or any part of each item of Product, including, without limitation, all proceeds, profits, products and increases, whether in money or otherwise, from the sale, rental or licensing of each item of Product and/or any of the elements of each item of Product including from collateral, allied, subsidiary and merchandising rights;

                 (x) the dramatic, nondramatic, stage, television, radio and publishing rights, title and interest in and to each item of Product, and the right to obtain copyrights and renewals of copyrights therein;

                (xi) the name or title of each item of Product and all rights of such Grantor to the use thereof, including, without limitation, rights protected pursuant to trademark, service mark, unfair competition and/or the rules and principles of any other applicable statutes, common law, or other rule or principle of law;

               (xii) any and all contract rights and/or chattel paper which may arise in connection with each item of Product;

                (xiii) all accounts and/or other rights to payment which such Grantor presently owns or which may arise in favor of such Grantor in the future, including, without limitation, any refund under a completion guaranty, all accounts and/or rights to payment due from exhibitors in connection with the distribution of each item of Product, and from exploitation of any and all of the collateral, allied, subsidiary, merchandising and other rights in connection with each item of Product;

                 (xiv) any and all "general intangibles" (as that term is defined in the UCC) not elsewhere included in this definition, including, without limitation, any and all general intangibles consisting of any right to payment which may arise in the distribution or exploitation of any of the rights set out herein, and any and all general intangible rights in favor of such Grantor for services or other performances by any third parties, including actors, writers, directors, individual producers and/or any and all other performing or nonperforming artists in any way connected with each item of Product, any and all general intangible rights in favor of such Grantor relating to licenses of sound or other equipment, licenses for any photograph or photographic process, and all general intangibles related to the distribution or exploitation of each item of Product including general intangibles related to or which grow out of the exhibition of each item of Product and the exploitation of any and all other rights in each item of Product set out in this definition;

                  (xv) any and all goods, including inventory (as that term is defined in the UCC), which may arise in connection with the creation, production or delivery of each item of Product and which goods pursuant to any production or distribution agreement or otherwise are owned by such Grantor;

                 (xvi) all and each of the rights, regardless of denomination, which arise in connection with the creation, production, completion of production, delivery, distribution, or other exploitation of each item of Product, including, without limitation, any and all rights in favor of such Grantor, the ownership or control of which are or may become necessary or desirable, in the opinion of the Lender, in order to complete production of each item of Product in the event that the Agent exercises any rights it may have to take over and complete production of each item of Product;

                (xvii) any and all documents issued by any pledgeholder or bailee with respect to the item of Product, or any Physical Materials (whether or not in completed form) with respect thereto;

               (xviii) any and all production accounts or other bank accounts established by such Grantor with respect to such item of Product;

                 (xix) any and all rights of such Grantor under contracts relating to the production or acquisition of each item of Product; and

                (xx) any and all rights of such Grantor under any agreement entered into by such Grantor pursuant to which such Grantor has sold, leased, licensed or assigned distribution rights or other exploitation rights to any item of Product to an unaffiliated person;

(all of the foregoing items or types of property, whether presently existing or hereafter arising or acquired, shall be referred to herein collectively as the "Collateral").

               Each of the Grantors agrees that if any person, firm, corporation or other entity shall do or perform any acts which the Lender believes constitute a copyright infringement of the photoplay or of any of the literary, dramatic or musical material contained in the Product, or constitute a plagiarism, or violate or infringe any right of any Grantor or the Lender therein or if any person, firm, corporation or other entity shall do or perform any acts which the Lender believes constitute an unauthorized or unlawful distribution, exhibition, or use thereof, then and in any such event, upon 30 days' prior written notice to such Grantor, while an Event of Default under the Credit Agreement is continuing, the Lender may and shall have the right to take such steps and institute such suits or proceedings as the Lender may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Lender may take such steps or institute such suits or proceedings in its own name or in the name of such Grantor or in the names of the parties jointly. The Lender hereby agrees to give the applicable Grantor notice of any steps taken, or any suits or proceedings instituted, by the Lender pursuant to this paragraph.

               This security interest is granted in conjunction with the security interests granted to the Lender pursuant to the Credit Agreement. Each Grantor does hereby further acknowledge and affirm that the rights and remedies of the Lender with respect to the security interest in the Collateral made and granted hereby are subject to, and more fully set forth in, the Credit Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

               This Copyright Security Agreement is made for collateral purposes only. At such time as all of the Loans under the Credit Agreement shall have been repaid in full, the Commitments (including any commitment to issue any Letter of Credit) shall have terminated and all Letters of Credit shall have expired or been terminated or cancelled, the Lender shall execute and deliver to such Grantors, at the Borrower's or the applicable Grantor's expense, without representation, warranty or recourse, all releases and reassignments, termination statements and other instruments as may be necessary or proper to terminate the security interest of the Lender in the Collateral, subject to any disposition thereof which may have been made by the Lender pursuant to the terms hereof or of the Credit Agreement.

               The Lender agrees that there will be no assignment of the Collateral, other than the security interest described herein, unless and until there shall occur an Event of Default under the Credit Agreement and the Lender gives written notice to the applicable Grantor of its intention to enforce its rights against any of the Collateral.

               So long as no Event of Default under the Credit Agreement shall have occurred and be continuing, and subject to the various provisions of the Credit Agreement and the other Fundamental Documents to which it is a party, each Grantor may use, license and exploit the Collateral in any lawful manner.

               THIS COPYRIGHT SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

               Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement.


               IN WITNESS WHEREOF, the Grantors have caused this Copyright Security Agreement to be duly executed by its officer thereunto duly authorized as of November 4, 1997.


                                   DOVE ENTERTAINMENT, INC.


                                   By
                                     ------------------------------------------
                                     Name:
                                     Title:

                                   DOVE INTERNATIONAL, INC.



                                   By
                                     ------------------------------------------
                                     Name:
                                     Title:


                                   DOVE FOUR POINT, INC.



                                   By
                                     ------------------------------------------
                                     Name:
                                     Title:



Accepted:

THE CHASE MANHATTAN BANK



By
  ------------------------------------------
  Name:
  Title:

STATE OF CALIFORNIA  )
                     :   ss.:
COUNTY OF LOS ANGELES)


        On the ____ day of __________, in the year 1997, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is an ____________ of Dove Entertainment, Inc. which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.



                             -----------------------------------
                                    Notary Public

STATE OF                       )
                               : ss.:
COUNTY OF                      )


        On the ____ day of __________, in the year 1997, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is an ____________ of Dove International, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.



                             -----------------------------------
                                    Notary Public

STATE OF                       )
                               : ss.:
COUNTY OF                      )


        On the ____ day of __________, in the year 1997, before me personally came _____________________, to me known, who, being by me sworn, did say that s/he is an ____________ of Dove Four Point, Inc., which corporation is described in, and which corporation executed the above instrument, and that s/he signed his/her name by order of the Board of Directors of said corporation.



                             -----------------------------------
                                    Notary Public

                                                                      SCHEDULE 1
                                                 to Copyright Security Agreement


Title                 Registration No.               Date of Registration
-----                 ----------------               --------------------


                                                                     EXHIBIT E-2



                                     FORM OF
                   SUPPLEMENT NO. __ TO THE COPYRIGHT SECURITY
                     AGREEMENT DATED AS OF NOVEMBER 4, 1997


               WHEREAS, [INSERT NAME OF GRANTOR], a __________ corporation (the "Grantor") is party to that certain Credit, Security, Guaranty and Pledge Agreement, dated as of November 4, 1997, (as the same may be amended, modified or otherwise supplemented from time to time, the "Credit Agreement"), among Dove Entertainment, Inc. (the "Borrower"), the Corporate Guarantors named therein (the "Guarantors") and The Chase Manhattan Bank, as Lender (the "Lender");

               WHEREAS, pursuant to the terms of the Credit Agreement, the Grantor has granted to the Lender a security interest in all right, title and interest of the Grantor in and to all personal property, whether now owned, presently existing or hereafter acquired or created, including, without limitation, all right, title and interest of the Grantor in, to and under any item of Product (such term being used herein as defined in the Copyright Security Agreement referred to below) and any copyright or copyright license, whether now existing or hereafter arising, acquired or created, and all proceeds thereof or income therefrom, to secure the payment and performance of the Obligations (such term being used herein as defined in the Credit Agreement) pursuant to the Credit Agreement;

               WHEREAS, the Grantor is a party to a Copyright Security Agreement, dated as of November 4, 1997 (as the same has been, or may hereafter be, amended or supplemented from time to time, the "Copyright Security Agreement"), pursuant to which the Grantor has granted to the Lender, as security for the Obligations, a continuing security interest in all of the Grantor's right, title and interest in and to each and every item of Product, the scenario, screenplay or script upon which an item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of the Grantor, all as more fully set forth in the Copyright Security Agreement;

               WHEREAS, the Grantor has acquired or created additional items of Product since the date of execution of the Copyright Security Agreement and the most recent Supplement thereto and holds certain additional copyrights and rights under copyright with respect to items of Product;

               WHEREAS, Schedule 1 to the Copyright Security Agreement does not reflect (i) item(s) of Product acquired or created by the Grantor since the date of execution of the Copyright Security Agreement and the most recent Supplement thereto or (ii) all the copyrights and rights under copyright held by the Grantor;

               THEREFORE,

               A. The Grantor does hereby grant to the Lender, as security, a continuing security interest in and to all of the Grantor's right, title and interest in and to each and every item of Product being added to
        Schedule 1 to the Copyright Security Agreement pursuant to paragraph (b) below, the scenario, screenplay or script upon which such item of Product is based, all of the properties thereof, tangible and intangible, and all domestic and foreign copyrights and all other rights therein and thereto, of every kind and character, whether now in existence or hereafter to be made or produced, and whether or not in possession of the Grantor, all as contemplated by, and as more fully set forth in, the Copyright Security Agreement.

               B. Schedule 1 to the Copyright Security Agreement is hereby supplemented, effective as of the date hereof, so as to reflect all of the copyrights and rights under copyright with respect to the item(s) of Product in and to which the Grantor has granted a continuing security interest to the Lender pursuant to the terms of the Copyright Security Agreement and the Credit Agreement. The following item(s) of Product and copyright information are hereby added to Schedule 1 to the Copyright Security Agreement:

                                                                 Date of
        Title                       Registration No.             Registration
        -----                       ----------------             ------------




               Except as expressly supplemented hereby, the Copyright Security Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Copyright Security Agreement, the terms "Agreement", "this Agreement", "this Copyright Security Agreement", "herein", "hereafter", "hereto", "hereof" and words of similar import, shall, unless the context otherwise requires, mean the Copyright Security Agreement as supplemented by this Supplement.

               Except as expressly supplemented hereby, the Copyright Security Agreement, all documents contemplated thereby and any previously executed Supplements thereto, are each hereby confirmed and ratified by the Grantor.

               The execution and filing of this Supplement, and the addition of the item(s) of Product set forth herein to Schedule 1 to the Copyright Security Agreement are not intended by the parties to derogate from, or extinguish, any of the Lender's rights or remedies under (i) the Copyright Security Agreement and/or any agreement, amendment or supplement thereto or any other instrument executed by the Grantor and heretofore recorded or submitted for recording in the U.S. Copyright Office or (ii) any financing statement, continuation statement, deed or charge or other instrument executed by the Grantor and heretofore filed in any state or country in the United States of America or elsewhere.

               IN WITNESS WHEREOF, the Grantor has caused this Supplement No. ___ to the Copyright Security Agreement to be duly executed by its duly authorized officer as of [INSERT DATE OF EXECUTION].

                                    [NAME OF GRANTOR]


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

STATE OF _____________)
                      :  ss.:
COUNTY OF ____________)

               On this the ___ day of __________, ____, before me, ________________________________, the undersigned Notary Public, personally appeared ________________________________,
               [ ] personally known to me,

               [ ] proved to me on the basis of satisfactory evidence, to be the
_________________________ of the corporation known as ______________________ who executed the foregoing instrument on behalf of the corporation, and acknowledged that such corporation executed it pursuant to a resolution of its Board of Directors.

               WITNESS my hand and official seal.


                             ______________________________
                                    Notary Public

                                                                       EXHIBIT F


                        FORM OF LABORATORY ACCESS LETTER

                                     [DATE]

[ADDRESS TO LABORATORY]


Dear Sir or Madam:

               This letter will confirm the terms of an agreement among you (the "Laboratory"), Dove Entertainment, Inc. ("Borrower") and the affiliates of Borrower listed on the signature pages hereto (collectively, the "Company") and The Chase Manhattan Bank (the "Lender") relating to the items of Product (the "Product") listed on Schedule 1 hereto.

               Reference is hereby made to that certain Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among the Borrower, the Corporate Guarantors named therein and the Lender;

               The Laboratory now has or may have in its possession or under its control certain of the exposed film, developed film, positives, negatives, prints, positive prints, answer prints, special effects, preparing material (including interpositives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices, and all other forms of pre-print elements), sound tracks, cutouts, trims and any and all other physical properties of every kind and nature, of or relating to, the Product, whether in completed form or in some state of completion, and all audio and video masters, duplicates, drafts, versions, variations and copies of each thereof, in all formats whether on film, videotape, disk, cassette, phonorecord or otherwise and all materials relating to the Product (all of the foregoing physical properties now or hereafter in the Laboratory's possession or control are herein collectively referred to as the "Physical Materials"). The Company now possesses certain rights in connection with the Product and the Physical Materials, including, without limitation, non-exclusive rights of access with respect to the Physical Materials (the "Access Rights").

               For good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

               1. The Laboratory hereby agrees and confirms to the Lender that the Company is entitled to exercise the Access Rights with respect to the Physical Materials. The Company and the Lender hereby confirm to the Laboratory, and the Laboratory hereby acknowledges, that in order to secure certain obligations under the Credit Agreement, the Company has pursuant to the Credit Agreement, inter alia, granted to the Lender a security interest in and to the Company's right, title and interest in and to the Access Rights.

               2. The parties hereby agree that, upon written notice from the Lender to the Laboratory that an Event of Default (as such term is defined in the Credit Agreement) has occurred and is continuing, and the Lender has exercised its security interest with respect to Access Rights, the Laboratory shall accord to the Lender (or the Lender's successors or assigns) instead of the Company, the non-exclusive right to exercise the Access Rights including, without limitation, the non-exclusive right to have access to the Physical Materials and to order and receive from the Laboratory on the Laboratory's normal and customary terms all materials and services customarily rendered or furnished by the Laboratory in connection with the Physical Materials.

               3. The Laboratory and the other parties hereto hereby agree that the rights of any party hereunder (including, without limitation, the Lender's non-exclusive right to exercise the Access Rights) shall not be affected, diminished, impeded or interfered with by reason of any failure of any other person or entity to pay for any charges which have heretofore been incurred or which may hereinafter be incurred in connection with the Product or the Physical Materials, that the Laboratory will not look to any party hereunder for payment of any charges incurred by any other person or entity with respect to the Product or the Physical Materials (it being understood and agreed that all services or materials ordered by any party shall be at the sole cost and expense of the party ordering the same) and that any claim or lien which the Laboratory may assert against any party hereto with respect to services or materials furnished or rendered by the Laboratory at the request of such party with respect to the Product or the Physical Materials will not interfere with any other party's rights of access with respect to the Physical Materials or other rights referred to hereunder.

               4. The parties hereto hereby agree that the Access Rights may not be terminated without the prior written consent of the Lender or unless the Laboratory shall have received notice that the Lender's security interest in and to the Company's right, title and interest in and to the Access Rights has terminated, and that the Physical Materials may not be released to any other entity (including another laboratory) without the Lender's prior written consent (which consent shall not be unreasonably withheld), except that unless and until the Laboratory shall have received written notice to the contrary, the Laboratory will permit the Company to remove Physical Materials from its premises in the ordinary course of business and in a manner consistent with the Access Rights.

               Kindly confirm your agreement to and acceptance of the foregoing by signing in the space provided below.

                                   Very truly yours,

                                   DOVE ENTERTAINMENT, INC.



                                   By
                                     ------------------------------------------
                                     Name:
                                     Title:


                                   DOVE INTERNATIONAL, INC.


                                   By
                                     ------------------------------------------
                                     Name:
                                     Title:


                                   DOVE FOUR POINT, INC.



                                   By
                                     ------------------------------------------
                                     Name:
                                     Title:

                                   THE CHASE MANHATTAN BANK


                                   By
                                     ------------------------------------------
                                     Name:
                                     Title:


AGREED AND ACCEPTED BY:

[LABORATORY]


By:
  ------------------------------------
Name:
Title:

                                                                      Schedule 1



                                   THE PRODUCT


                            [LIST TITLES OF PRODUCT]

                                                                       EXHIBIT G


                          FORM OF NOTICE OF ASSIGNMENT
                          AND IRREVOCABLE INSTRUCTIONS


              [INSERT NAME AND ADDRESS OF APPLICABLE CREDIT PARTY]



                                As of __________



[INSERT NAME AND ADDRESS OF ACCOUNT DEBTOR]


      Re: [DESCRIBE AGREEMENT BETWEEN THE APPLICABLE CREDIT PARTY (THE "COMPANY") AND ACCOUNT DEBTOR (THE "AGREEMENT")]

Dear Sir or Madam:

            The undersigned has created a security interest in its benefits and rights to receive payments under the Agreement referred to above, for the benefit of The Chase Manhattan Bank (the "Lender") pursuant to that certain Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Dove Entertainment, Inc., the Corporate Guarantors named therein and the Lender.

            The Company hereby irrevocably instructs and authorizes you to pay all monies from time to time owing or to become due from you to us pursuant to the Agreement (the "Assigned Payments") as follows:

            If by wire transfer, to:

            The Chase Manhattan Bank
            for credit to Dove Entertainment, Inc. Collection Account Account No. 323-516-440
            ABA No.  021000021

            If by mail or hand delivery, to:

            The Chase Manhattan Bank
            P.O. Box 29176
            New York, NY  10087-9176
            for credit to Dove Entertainment, Inc. Collection Account

            This authority and instruction is coupled with an interest and may not be modified, terminated or revoked without the prior written consent of the Lender.

            Upon the occurrence of an Event of Default (as such term is defined in the Credit Agreement), the Lender shall have the right to modify this authority and instruction by written notice to the parties hereto.

            This Notice of Assignment and Irrevocable Instruction rescinds, supersedes and replaces in its entirety any prior or previous notice and/or directions to pay that you may have received with regard to the payment of all or any portion of the Assigned Payments.

            Please signify your acknowledgment hereof by signing and returning to the Lender at the address below the acknowledgment and confirmation as set out below.

                                       Very truly yours,

                                       [INSERT NAME OF APPLICABLE CREDIT PARTY]



                                       By:___________________________
                                          Name:
                                          Title:


To:   The Chase Manhattan Bank
      c/o Morgan, Lewis & Bockius LLP
      101 Park Avenue
      New York, New York  10178-0060
      Attention:  Michael A. Chapnick, Esq.

WE ACKNOWLEDGE RECEIPT, of the foregoing notice of irrevocable authority and instruction and undertake to comply with it. We hereby confirm and agree that all monies owing under the Agreement shall be paid immediately when they are due subject only to the Agreement between us and the Company.

Dated this ______ day of ______

[NAME OF ACCOUNT DEBTOR]



By:_________________________
   Name:
   Title:


[THE UNDERSIGNED ACKNOWLEDGES THAT
THE NOTICE OF ASSIGNMENT, DATED
AS OF ______,  IN FAVOR OF
THE UNDERSIGNED HAS BEEN TERMINATED.

[NAME OF OLD LENDER]


BY:_________________________
   NAME:
   TITLE:(1)

--------
(1) Applicable only to receivables previously assigned to another lender.

                                                                       EXHIBIT H


                          FORM OF BORROWING CERTIFICATE

            The undersigned HEREBY CERTIFIES with respect to the Borrowing to be made on the date indicated below pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997, among Dove Entertainment, Inc. (the "Borrower"), the Corporate Guarantors named therein and The Chase Manhattan Bank (the "Lender") (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement) that:

            (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof except to the extent that such representations and warranties expressly relate to an earlier date and except to the extent that changes have occurred without breach or default under any of the terms or conditions of the Credit Agreement;

            (b) no Default or Event of Default has occurred or is continuing, nor shall any such event occur by reason of the making of the Loan(s) requested herein;

            (c) the Borrower requests [A] Loan(s) on the terms and conditions as stated in the Credit Agreement and the Note:

                  (i)   the requested Business Day of the Loan is [INSERT DATE];

                  (ii) the type of [INSERT WHETHER AN ALTERNATE BASE RATE OR EURODOLLAR LOAN] requested, the amounts thereof and the Interest Period(s) [IF A EURODOLLAR LOAN IS REQUESTED] are as follows:

               Type                    Interest Period             Amount
               ----                    ---------------             ------


                  (iii) $_______ of the Loan requested above shall be subject to the guaranty obligations of the Individual Guarantors pursuant to the Guaranty Agreements(1);

            (d) the Borrowing Base on [INSERT DATE] was $__________ as indicated on the most recent Borrowing Base Certificate delivered to the Lender pursuant to the Credit

--------
(1) Applicable for Loans subject to the guaranty obligations of the Individual Guarantors under the Guaranty Agreements.

      Agreement and the undersigned has no reason to believe that the sum of (x) the Borrowing Base, (y) Maximum Guaranty Amount and (z) amounts currently held in the Collection Account, if currently computed would be less than the outstanding principal amount of all Loans under the Credit Agreement (after giving effect to the Loan requested hereby).


            IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed this ___ day of ___________.


                                       DOVE ENTERTAINMENT, INC.


                                       By____________________________
                                         Name:
                                         Title:


APPROVED BY:

MEDIA EQUITIES INTERNATIONAL, L.L.C.


By____________________________
  Name:  Kenneth F. Gorman
  Title:


By____________________________
  Name:  Bruce Maggin
  Title:

                                                                       EXHIBIT I


                  FORM OF INSTRUMENT OF ASSUMPTION AND JOINDER


            Instrument of ASSUMPTION AND JOINDER AGREEMENT dated as of ___________ (the "Assumption Agreement") made by [INSERT NAME OF NEW CREDIT PARTY], a [INSERT STATE OF INCORPORATION] corporation (the "Company") in favor of The Chase Manhattan Bank, as Lender (the "Lender"), under that certain Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Dove Entertainment, Inc., a California corporation, the Corporate Guarantors referred to therein and the Lender.

                               W I T N E S S E T H


            The Company is a [INSERT STATE OF INCORPORATION] corporation and is a Subsidiary of [INSERT NAME OF CREDIT PARTY]. Pursuant to Section 6.22 of the Credit Agreement, the Company is required to execute this document (as a newly [FORMED OR ACQUIRED] Subsidiary of [INSERT NAME OF CREDIT PARTY]).

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Company hereby agrees as follows:

            1.    Assumption and Joinder.

                  (a) The Company hereby expressly confirms that it has assumed, and hereby agrees to perform and observe, each and every one of the covenants, rights, promises, agreements, terms, conditions, obligations, appointments, duties and liabilities of (i) a Corporate Guarantor under the Credit Agreement and all the other Fundamental Documents applicable to it as a Corporate Guarantor, (ii) a Contributor (as such term is defined in the Contribution Agreement) under the Contribution Agreement and (iii) a Grantor (as such term is defined in the Copyright Security agreement) under the Copyright Security Agreement. By virtue of the foregoing, the Company hereby accepts and assumes any liability of (x) a Corporate Guarantor and/or a Credit Party related to each representation or warranty, covenant or obligation made by a Corporate Guarantor and/or a Credit Party in the Credit Agreement or any other document and hereby expressly affirms, on the date hereof, for the benefit of the Lender, each of such representations, warranties, covenants and obligations, (y) a Contributor related to each covenant or obligation made by a Contributor in the Contribution Agreement and hereby expressly affirms, on the date hereof, each of such covenants and obligations and (z) a Grantor related to each covenant or obligation made by a Grantor in the Copyright Security Agreement and hereby expressly affirms, on the date hereof, each of such covenants and obligations.

                  (b) All references to the term "Corporate Guarantor" or "Credit Party" in the Credit Agreement or any other Fundamental Document, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.

                  (c) All references to the term "Contributor" in the Contribution Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.

                  (d) All references to the term "Grantor" in the Copyright Security Agreement, or in any document or instrument executed and delivered or furnished, or to be executed and delivered or furnished, in connection therewith shall be deemed to be references to, and shall include, the Company.

            2. Representations and Warranties. The Company hereby represents and warrants to the Lender as follows:

                  (a) The Company has the requisite corporate power and authority to enter into this Assumption Agreement and to perform its obligations hereunder and under the Credit Agreement, the Contribution Agreement, the Copyright Security Agreement and the other Fundamental Documents to which it is a party. The execution, delivery and performance of this Assumption Agreement by the Company and the performance of its obligations under the Credit Agreement and the other Fundamental Documents have been duly authorized by the Board of Directors of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery or performance of this Assumption Agreement, the transactions contemplated hereby or the performance of its obligations under the Credit Agreement or any other Fundamental Document. This Assumption Agreement has been duly executed and delivered by the Company. This Assumption Agreement and the Credit Agreement each constitutes a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors rights generally and to general principles of equity.

                  (b) The representations and warranties set forth in Article 3 of the Credit Agreement are true and correct on and as of the date hereof (except to the extent that such representations and warranties expressly relate to an earlier date) with the same effect as if made on and as of the date hereof.

                  (c) The authorized capitalization of the Company, the number of shares of its capital stock outstanding on the date hereof, and the ownership of the outstanding shares of its capital stock is set forth on Schedule 1 hereto.

                  (d) On the date hereof the Company has not done business, is not doing business and does not intend to do business other than under its full corporate name, including, without limitation, under any trade name or other doing business name except as set forth on Schedule 1 hereto, and is in good standing in all jurisdictions where the failure to be in good standing as a foreign jurisdiction would give rise to a material liability of the Company.

                  (e) The chief executive office of the Company is located at ________________________. Such office is the place where the Company keeps the records concerning the Collateral attributable to it on the date hereof. The only places at which the Company regularly keeps any goods included in the Collateral attributable to it on the date hereof are the places listed on
Schedule 2 hereto.

            3. Further Assurances. At any time and from time to time, upon the Lender?s request and at the sole expense of the Company, the Company will promptly and duly execute and deliver any and all further instruments and documents and take such further action as the Lender reasonably deems necessary to effect the purposes of this Assumption Agreement.

            4. Binding Effect; Assignment. This Assumption Agreement shall be binding upon the Company and shall inure to the benefit of the Lender and its successors and assigns.

            5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered by its duly authorized officer as of the date first above written.


                                       [NAME OF COMPANY]


                                       By: ______________________
                                           Name:
                                           Title:

                                   SCHEDULE 1

                       Capital Stock of [NAME OF COMPANY]


Authorized capitalization:

Number of shares of capital stock outstanding:

Ownership of the outstanding capital stock:

                                   SCHEDULE 2

                             Location of Collateral

                                                                       EXHIBIT J


                         FORM OF CONTRIBUTION AGREEMENT


            This CONTRIBUTION AGREEMENT ("Agreement") is entered into as of November 4, 1997 by and among Dove Entertainment, Inc., a California corporation (the "Company" or the "Borrower") and each Subsidiary of the Borrower whose name appears at the foot hereof (collectively, the "Contributors", individually each a "Contributor"), for the purpose of establishing the respective rights and obligations of contribution among the Contributors and the Borrower in connection with the Credit Agreement (as hereinafter defined). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

            WHEREAS, the Borrower and the Contributors are parties to a Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 among the Borrower, the Contributors and The Chase Manhattan Bank (the "Lender") (said agreement, as it may hereafter be amended, supplemented or otherwise modified, renewed or replaced from time to time in accordance with its terms being the "Credit Agreement"), pursuant to which the Lender has made certain commitments, subject to the terms and conditions set forth therein, to extend a credit facility to the Borrower;

            WHEREAS, pursuant to the Credit Agreement, the Contributors have guaranteed the Obligations (such term being used herein as defined in the Credit Agreement) of the Borrower;

            WHEREAS, pursuant to the terms of the Credit Agreement, each of the Borrower and Contributors has granted to the Lender a security interest in the Collateral (as defined in the Credit Agreement) for their respective obligations thereunder;

            WHEREAS, as a result of the transactions contemplated by the Credit Agreement, the Borrower and the Contributors will benefit, directly and indirectly, from the Obligations and in consideration thereof desire to enter into this Agreement to allocate such benefits among themselves and to provide a fair and equitable arrangement to make contributions in the event any payments are made by the Contributors under the Credit Agreement or the Lender exercises recourse against any of the Collateral owned by the Contributors (such payment or recourse being referred to herein as a "Contribution");

            NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Contributors and the Borrower hereby agree as follows:

            SECTION 1. Contribution. In order to provide for just and equitable contribution among the Contributors and the Borrower in the event any Contribution is made by a Contributor (a "Funding Contributor") under the Credit Agreement, that Funding Contributor shall be entitled to a contribution from certain other Contributors and from the Borrower for all payments, damages and expenses incurred by that Funding Contributor in discharging any of the Obligations, in the manner and to the extent set forth in this Agreement. The amount of any Contribution under this Agreement shall be equal to the payment made pursuant to the Credit Agreement or the fair saleable value of the Funding Contributor's portion of the Collateral against which recourse is exercised, and shall be determined as of the date on which such payment is made or recourse is exercised, as the case may be.

            SECTION 2. Benefit Amount Defined. For purposes of this Agreement, the "Benefit Amount" of any Contributor as of any date of determination shall be the net value of the benefits to such Contributor from extensions of credit made by the Lender to the Borrower under the Credit Agreement. Such benefits shall include benefits of funds constituting proceeds of Loans which are deposited into the account of the Borrower by the Lender which are in turn advanced or contributed by the Borrower to such Contributor (collectively, the "Benefits"). In the case of any proceeds of Loans or Benefits advanced or contributed to a Person (an "Owned Entity") any of the equity interests of which are owned directly or indirectly by a Contributor, the Benefit Amount of a Contributor with respect thereto shall be that portion of the net value of the benefits attributable to Loans or Benefits advanced or contributed to the Owned Entity equal to the direct or indirect percentage ownership of such Contributor in its Owned Entity.

            SECTION 3. Contribution Obligation. Each Contributor and the Borrower shall be liable to a Funding Contributor in an amount equal to the greater of (A) the product of (i) a fraction the numerator of which is (x) the Benefit Amount of such Contributor or Borrower, and the denominator of which is
(y) the total amount of Obligations and (ii) the amount of Obligations paid by such Funding Contributor and (B) 95% of the excess of the fair saleable value of the property of such Contributor over the total liabilities of such Contributor (including the maximum amount reasonably expected to become due in respect of contingent liabilities), as the case may be, determined as of the date on which the payment made by a Funding Contributor is deemed made for purposes of this Agreement or any recourse is exercised against any Contributor's portion of the Collateral, as the case may be (giving effect to all payments made by other Funding Contributors and to the exercise of recourse against any other Funding Contributor's portion of the Collateral as of such date in a manner to maximize the amount of such contributions).

            SECTION 4. Allocation. In the event that at any time there exists more than one Funding Contributor with respect to any Contribution (in any such case, the "Applicable Contribution"), then payment from other Contributors and from the Borrower pursuant to this Agreement shall be allocated among such Funding Contributors in proportion to the total amount of the Contribution made for or on account of the Borrower by each such Funding Contributor pursuant to the Applicable Contribution. In the event that at any time any Contributor pays an amount under this Agreement in excess of the amount calculated pursuant to clause (A) of Section 3, that Contributor shall be deemed to be a Funding Contributor to the extent of such excess and shall be entitled to contribution from the other Contributors and from the Borrower in accordance with the provisions of this Agreement.

            SECTION 5. Subrogation. Any payments made hereunder by the Borrower shall be credited against amounts payable by the Borrower pursuant to any subrogation rights of the Contributors which received the payments under this Agreement.

            SECTION 6. Preservation of Rights. This Agreement shall not limit any right which any Contributor may have against any other Person which is not a party hereto.

            SECTION 7. Subsidiary Payment. The amount of contribution payable under this Agreement by any Contributor shall be reduced by the amount of any contribution paid hereunder by a Subsidiary of such Contributor.

            SECTION 8. Equitable Allocation. If as a result of any reorganization, recapitalization, or other corporate change in the Company or any Affiliates or Subsidiaries thereof, or as a result of any amendment, waiver or modification of the terms and conditions governing the Credit Agreement or the Obligations, or for any other reason, the Contributions under this Agreement become inequitable, the parties hereto shall promptly modify and amend this Agreement to provide for an equitable allocation of the Contributions. Any of the foregoing modifications and amendments to this Agreement shall be in writing and signed by all parties hereto.

            SECTION 9. Asset of Party to Which Contribution is Owing. The parties hereto acknowledge that the right to contribution hereunder shall constitute an asset in favor of the party to which such contribution is owing.

            SECTION 10. Subordination. No payments payable by a Contributor or by the Borrower pursuant to the terms hereof shall be paid until all amounts then due and payable by the Borrower to the Lender, pursuant to the terms of the Fundamental Documents, are paid in full in cash. Nothing contained in this Agreement shall affect the obligations of any party hereto to the Lender under the Credit Agreement or any other Fundamental Documents.

            SECTION 11. Successors and Assigns; Amendments. This Agreement shall be binding upon each party hereto and its respective successors and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns, and in the event of any transfer or assignment of rights by a Contributor or by the Borrower, the rights and privileges herein conferred upon that Contributor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and condition hereof. Except as specifically required under Section 8, this Agreement shall not be amended without the prior written consent of the Lender.

            SECTION 12. Termination. This Agreement, as it may be modified or amended from time to time, shall remain in effect, and shall not be terminated until the Credit Agreement has been discharged or otherwise satisfied in accordance with its terms.

            SECTION 13. Choice of Law. This Agreement, and any instrument or agreement required hereunder, shall be deemed to be made under, shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflict of laws.

            SECTION 14. Counterparts. This Agreement, and any modifications or amendments hereto may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes, but all such counterparts shall constitute but one and the same instrument.

            SECTION 15. Effectiveness. This Agreement shall become effective on the date on which all of the parties hereto shall have executed this Agreement. The Company shall deliver counterparts hereof bearing the signatures of each of the parties hereto to the Lender.

            IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the day and year first written above.

                                       DOVE ENTERTAINMENT, INC.


                                       By_______________________________
                                         Name:
                                         Title:


                                       DOVE INTERNATIONAL, INC.
                                       DOVE FOUR POINT, INC.



                                       By_____________________________
                                         Name:
                                         Title:

                                                                     EXHIBIT K-1

                           FORM OF GUARANTY AGREEMENT


                                       GUARANTY AGREEMENT, dated as of November
                                       4, 1997 (as the same may be further
                                       supplemented, amended or otherwise
                                       modified, renewed or replaced from time
                                       to time, the "Guaranty Agreement")
                                       between (i) TERRENCE A. ELKES, an
                                       individual residing in Westchester
                                       County, New York (the "Individual
                                       Guarantor") and (ii) THE CHASE MANHATTAN
                                       BANK, a New York banking corporation (the
                                       "Lender").


            Pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 (as the same may be further amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Dove Entertainment, Inc., a California corporation (the "Borrower"), the Corporate Guarantors referred to therein and the Lender, the Lender has agreed to make Loans to the Borrower and issue Letters of Credit in an amount outstanding at any one time not in excess of $8,000,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

            The Individual Guarantor, Kenneth F. Gorman, Ronald Lightstone, John
T. Healy and Bruce Maggin (collectively, the "Guarantors") are the direct and indirect owners of Media Equities International, L.L.C.

            As an inducement to the Lender to make the Loans and issue Letters of Credit to the Borrower, each of the Guarantors has agreed to guaranty such obligations of the Borrower in an amount not to exceed the lesser of (x) $2,000,000 and (y) the outstanding principal of and any interest on all Loans made and to be made by the Lender to the Borrower in excess of the Borrowing Base (as defined in the Credit Agreement) on the terms and conditions set forth in the Credit Agreement (the "Maximum Guaranty Amount").

            The Individual Guarantor individually has agreed to guaranty such obligations of the Borrower to the extent and in accordance with the terms hereof.

            Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged by the Individual Guarantor, the parties hereto agree as follows:

            1.    GUARANTY

            SECTION 1.1 Guaranty. (a) The Individual Guarantor unconditionally and irrevocably guarantees the due and punctual payment by the Borrower, subject to Section 1.1(g) and the limitations set forth in Section 3.1 hereof, in an amount not to exceed the product of 110% of the Individual Guarantor's ownership interest in MEI as of the date hereof (as set forth on Schedule 1 hereto) multiplied by the Maximum Guaranty Amount (the "Guaranteed Obligations"), as and when such amounts shall become due and payable whether by scheduled maturity, acceleration or otherwise and any extensions or renewals thereof, reimbursement obligations in respect of Letters of Credit, related costs and attorney's fees, and all other monetary obligations of the Borrower to the Lender under the Credit Agreement.

            (b) In furtherance of the provisions of this Guaranty Agreement, and not in limitation of any other right which the Lender may have at law or in equity against the Borrower or any other guarantor of the Guaranteed Obligations, upon failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, the Individual Guarantor hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay or cause to be paid to the Lender in cash an amount equal to the unpaid balance of the Guaranteed Obligations then due and payable, subject always to the limitations set forth in Section 3.1 hereof.

            (c) The Individual Guarantor, to the extent permitted by applicable law, waives presentation to, demand for payment from and protest to the Borrower and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Individual Guarantor hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other guarantor of the Guaranteed Obligations under the provisions of the Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement, the Note or any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Lender for the Guaranteed Obligations or any of them or (v) the failure of the Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

            (d) The Individual Guarantor further agrees that this guaranty is a continuing guaranty and constitutes a guaranty of performance and of payment when due and not just of collection, and waives, to the extent permitted by applicable law, any right to require that any resort be had by the Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Lender in favor of the Borrower or any other guarantor or to any other person.

            (e) The Individual Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and each other guarantor of the

Guaranteed Obligations and any circumstances affecting the Collateral or the ability of the Borrower to perform under the Credit Agreement.

            (f) This guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations, the Note or any other instrument evidencing any of the Guaranteed Obligations, or by the existence, validity, enforceability, perfection or extent of any collateral therefor or by any other circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the guaranty under this Guaranty Agreement. The Lender makes no representation or warranty in respect to any such circumstances nor has any duty or responsibility whatsoever to the Individual Guarantor in respect to the management and maintenance of the Guaranteed Obligations or the Collateral.

            (g) Notwithstanding anything to the contrary contained herein, as a condition precedent to any Borrowing in excess of the Borrowing Base being included within the scope of this Guaranty, MEI shall have provided its prior written approval to Borrower's request for the extension of such credit. The Individual Guarantor agrees that the written approval by both Kenneth F. Gorman and Bruce Maggin on behalf of MEI shall be binding upon and enforceable against the Individual Guarantor.

            SECTION 1.2 No Impairment of Guaranty. Except as provided in Sections 1.1(g) and 3.1 hereof, the obligations of the Individual Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment of the Guaranteed Obligations) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Individual Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure, or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing, or omission or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Individual Guarantor or would otherwise operate as a discharge of the Individual Guarantor as a matter of law, unless and until the Guaranteed Obligations are paid in full.

            SECTION 1.3 Continuation and Reinstatement, etc. The Individual Guarantor further agrees that his guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or other reorganization of the Borrower or any other guarantor of the Guaranteed Obligations or otherwise.

            SECTION 1.4 Subrogation. Subject to the prior final and indefeasible payment in full of all Obligations and to the extent of payments received by the Lender from the Individual Guarantor on the Guaranteed Obligations, the Individual Guarantor shall be subrogated to the rights of the Lender to receive payments or distributions of cash, property or securities of the Borrower applicable to the Obligations; provided, that all such rights of subrogation shall be subordinated and junior in right of payment to the prior payment in full of the Obligations to the Lender.

            SECTION 1.5 Application of Guaranteed Amounts. In the event the Lender receives an amount in excess of the Maximum Guaranty Amount then due and payable from the Individual Guarantor, the other Guarantors pursuant to the terms of this Guaranty Agreement and the respective guaranty agreements of other Guarantors or otherwise, the Lender shall remit such excess to MEI for disbursement to the Guarantors in such amounts as the Guarantors shall determine.

            2.    REPRESENTATIONS AND WARRANTIES

            The Individual Guarantor makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of the Note and this Guaranty Agreement and the making of the loans evidenced and to be evidenced by the Note:

            (i) The execution, delivery and performance of this Guaranty Agreement (a) will not violate, or involve the Lender in a violation of, any provision of applicable law or any order of any governmental authority or any judgment of any court applicable to the Individual Guarantor or his property, (b) will not violate any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Individual Guarantor is a party or by which the Individual Guarantor or any of his property is bound, (c) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, bond, note, instrument or other material agreement to which the Individual Guarantor is a party and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Individual Guarantor other than pursuant to this Guaranty Agreement.

            (ii) This Guaranty Agreement constitutes the legal, valid and binding obligation of the Individual Guarantor, enforceable in accordance with its terms, subject (a) as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and to moratorium laws from time to time in effect, (b) to general equitable principles which may limit the right to obtain the remedy of specific performance and (c) to the qualification that the enforceability of indemnification provisions may be limited by applicable federal and state securities laws, rules and regulations.

            (iii) The Individual Guarantor will realize a direct economic benefit as a result of the Loans being made to the Borrower pursuant to the Credit Agreement.

            3.    REDUCTION OF GUARANTEED OBLIGATIONS

            SECTION 3.1 Reduction of Guaranteed Obligations. The maximum liability of the Guarantors pursuant to Section 1.1 hereof shall be reduced on a dollar-for-dollar basis by (i) the amount, if any, by which the refinancing of the Borrower's office building exceeds $1,800,000 and (ii) any net proceeds received by the Credit Parties in connection with the exploitation of the motion picture entitled "Wilde".

            4.    MISCELLANEOUS

            SECTION 4.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telecopier, delivered by such equipment) addressed (i) if to the Lender, to it at 270 Park Avenue, 37th floor, New York, New York 10017, Attn: John J. Huber, III, Facsimile No.: (212) 270-4584, with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Kenneth R. Wilson, Facsimile No.: (310) 788-5628, (ii) if to the Individual Guarantor, to him at c/o Apollo Partners, LLC, 1 Stamford Plaza, 12th floor, Stamford, CT 06901, or such other address as such party may from time to time designate by giving written notice to the other party hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid return receipt requested, if by mail, or when receipt is acknowledged, if by telecopier, in each case addressed to such party as provided in this Section 4.1 or in accordance with the latest unrevoked written direction from such party.

            SECTION 4.2 Successors. Each reference herein to a party hereto shall be deemed to include its respective successors, assigns, heirs, executors, administrators and legal representatives including but not by way of limitation, any party in whose favor the provisions of the Note shall inure, all of whom shall be bound by the provisions of this Guaranty Agreement.

            SECTION 4.3 SERVICE OF PROCESS. THE INDIVIDUAL GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS GUARANTY AGREEMENT, OR THE SUBJECT MATTER HEREOF BROUGHT BY THE LENDER OR ITS SUCCESSORS OR ASSIGNS. THE INDIVIDUAL GUARANTOR TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE,

OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT HE IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT HIS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY AGREES NOT TO ASSERT ANY OFFSETS OR COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY SUCH ACTION, SUIT OR PROCEEDING. THE INDIVIDUAL GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN, AND AGREES THAT THE SUBMISSION TO JURISDICTION AND THE CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE LENDER. FINAL JUDGMENT AGAINST THE INDIVIDUAL GUARANTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF THE INDIVIDUAL GUARANTOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE INDIVIDUAL GUARANTOR OR ANY OF HIS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE INDIVIDUAL GUARANTOR OR SUCH ASSETS MAY BE FOUND.

            SECTION 4.4 GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 4.5 No Waiver, etc. Neither a failure nor a delay on the part of the Lender in exercising any right, power or privilege under this Guaranty Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which it may have under this Guaranty Agreement, at law, in equity, by statute, or otherwise.

            SECTION 4.6 Modification, etc. No modification, amendment or waiver of any provision of this Guaranty Agreement, nor the consent to any departure by the Individual

Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Individual Guarantor in any case shall entitle the Individual Guarantor to any other or further notice or demand in the same, similar or other circumstances.

            SECTION 4.7 Severability. If any one or more of the provisions contained in this Guaranty Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected or impaired thereby.

            SECTION 4.8 Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

            SECTION 4.9 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INDIVIDUAL GUARANTOR HEREBY WAIVES, AND COVENANTS THAT HE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE INDIVIDUAL GUARANTOR ACKNOWLEDGES THAT HE HAS BEEN INFORMED BY THE LENDER THAT THE PROVISIONS OF THIS SECTION 4.9 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDER HAS RELIED, IS RELYING AND WILL RELY IN MAKING THE LOANS EVIDENCED BY THE NOTE AND ENTERING INTO THIS GUARANTY AGREEMENT. THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE INDIVIDUAL GUARANTOR TO THE WAIVER OF HIS RIGHTS TO TRIAL BY JURY.


            IN WITNESS WHEREOF, the Individual Guarantor and the Lender have caused this Guaranty Agreement to be executed by its duly authorized officer, all as of the date first written above.



                                       -----------------------------------------
                                       TERRENCE A. ELKES

Executed by the Lender                 THE CHASE MANHATTAN BANK
in New York, New York

                                       By:______________________________________
                                          Name:
                                          Title:


ACKNOWLEDGED AND AGREED
with respect to Section 1.1(g)

MEDIA EQUITIES INTERNATIONAL, L.L.C.


By:____________________________________
   Name:
   Title:

                                                                     EXHIBIT K-2

                           FORM OF GUARANTY AGREEMENT


                                            GUARANTY AGREEMENT, dated as of
                                            November 4, 1997 (as the same may be
                                            further supplemented, amended or
                                            otherwise modified, renewed or
                                            replaced from time to time, the
                                            "Guaranty Agreement") between (i)
                                            KENNETH F. GORMAN, an individual
                                            residing in Nassau County, New York
                                            (the "Individual Guarantor") and
                                            (ii) THE CHASE MANHATTAN BANK, a New
                                            York banking corporation (the
                                            "Lender").


               Pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 (as the same may be further amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Dove Entertainment, Inc., a California corporation (the "Borrower"), the Corporate Guarantors referred to therein and the Lender, the Lender has agreed to make Loans to the Borrower and issue Letters of Credit in an amount outstanding at any one time not in excess of $8,000,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

               The Individual Guarantor, Terrence A. Elkes, Ronald Lightstone, John T. Healy and Bruce Maggin (collectively, the "Guarantors") are the direct and indirect owners of Media Equities International, L.L.C.

               As an inducement to the Lender to make the Loans and issue Letters of Credit to the Borrower, each of the Guarantors has agreed to guaranty such obligations of the Borrower in an amount not to exceed the lesser of (x) $2,000,000 and (y) the outstanding principal of and any interest on all Loans made and to be made by the Lender to the Borrower in excess of the Borrowing Base (as defined in the Credit Agreement) on the terms and conditions set forth in the Credit Agreement (the "Maximum Guaranty Amount").

               The Individual Guarantor individually has agreed to guaranty such obligations of the Borrower to the extent and in accordance with the terms hereof.

               Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged by the Individual Guarantor, the parties hereto agree as follows:

               1. GUARANTY

               SECTION 1.1 Guaranty. (a) The Individual Guarantor unconditionally and irrevocably guarantees the due and punctual payment by the Borrower, subject to Section 1.1(g) and the limitations set forth in Section 3.1 hereof, in an amount not to exceed the product of 110% of the Individual Guarantor's ownership interest in MEI as of the date hereof (as set forth on Schedule 1 hereto) multiplied by the Maximum Guaranty Amount (the "Guaranteed Obligations"), as and when such amounts shall become due and payable whether by scheduled maturity, acceleration or otherwise and any extensions or renewals thereof, reimbursement obligations in respect of Letters of Credit, related costs and attorney's fees, and all other monetary obligations of the Borrower to the Lender under the Credit Agreement.

               (b) In furtherance of the provisions of this Guaranty Agreement, and not in limitation of any other right which the Lender may have at law or in equity against the Borrower or any other guarantor of the Guaranteed Obligations, upon failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, the Individual Guarantor hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay or cause to be paid to the Lender in cash an amount equal to the unpaid balance of the Guaranteed Obligations then due and payable, subject always to the limitations set forth in Section 3.1 hereof.

               (c) The Individual Guarantor, to the extent permitted by applicable law, waives presentation to, demand for payment from and protest to the Borrower and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Individual Guarantor hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other guarantor of the Guaranteed Obligations under the provisions of the Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement, the Note or any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Lender for the Guaranteed Obligations or any of them or (v) the failure of the Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

               (d) The Individual Guarantor further agrees that this guaranty is a continuing guaranty and constitutes a guaranty of performance and of payment when due and not just of collection, and waives, to the extent permitted by applicable law, any right to require that any resort be had by the Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Lender in favor of the Borrower or any other guarantor or to any other person.

               (e) The Individual Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and each other guarantor of the

Guaranteed Obligations and any circumstances affecting the Collateral or the ability of the Borrower to perform under the Credit Agreement.

               (f) This guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations, the Note or any other instrument evidencing any of the Guaranteed Obligations, or by the existence, validity, enforceability, perfection or extent of any collateral therefor or by any other circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the guaranty under this Guaranty Agreement. The Lender makes no representation or warranty in respect to any such circumstances nor has any duty or responsibility whatsoever to the Individual Guarantor in respect to the management and maintenance of the Guaranteed Obligations or the Collateral.

               (g) Notwithstanding anything to the contrary contained herein, as a condition precedent to any Borrowing in excess of the Borrowing Base being included within the scope of this Guaranty, MEI shall have provided its prior written approval to Borrower's request for the extension of such credit. The Individual Guarantor agrees that the written approval by both Kenneth F. Gorman and Bruce Maggin on behalf of MEI shall be binding upon and enforceable against the Individual Guarantor.

               SECTION 1.2 No Impairment of Guaranty. Except as provided in Sections 1.1(g) and 3.1 hereof, the obligations of the Individual Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment of the Guaranteed Obligations) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Individual Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure, or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing, or omission or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Individual Guarantor or would otherwise operate as a discharge of the Individual Guarantor as a matter of law, unless and until the Guaranteed Obligations are paid in full.

               SECTION 1.3 Continuation and Reinstatement, etc. The Individual Guarantor further agrees that his guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or other reorganization of the Borrower or any other guarantor of the Guaranteed Obligations or otherwise.

               SECTION 1.4 Subrogation. Subject to the prior final and indefeasible payment in full of all Obligations and to the extent of payments received by the Lender from the Individual Guarantor on the Guaranteed Obligations, the Individual Guarantor shall be subrogated to the rights of the Lender to receive payments or distributions of cash, property or securities of the Borrower applicable to the Obligations; provided, that all such rights of subrogation shall be subordinated and junior in right of payment to the prior payment in full of the Obligations to the Lender.

               SECTION 1.5 Application of Guaranteed Amounts. In the event the Lender receives an amount in excess of the Maximum Guaranty Amount then due and payable from the Individual Guarantor, the other Guarantors pursuant to the terms of this Guaranty Agreement and the respective guaranty agreements of other Guarantors or otherwise, the Lender shall remit such excess to MEI for disbursement to the Guarantors in such amounts as the Guarantors shall determine.

               2. REPRESENTATIONS AND WARRANTIES

               The Individual Guarantor makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of the Note and this Guaranty Agreement and the making of the loans evidenced and to be evidenced by the Note:

                (i) The execution, delivery and performance of this Guaranty Agreement (a) will not violate, or involve the Lender in a violation of, any provision of applicable law or any order of any governmental authority or any judgment of any court applicable to the Individual Guarantor or his property, (b) will not violate any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Individual Guarantor is a party or by which the Individual Guarantor or any of his property is bound, (c) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, bond, note, instrument or other material agreement to which the Individual Guarantor is a party and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Individual Guarantor other than pursuant to this Guaranty Agreement.

               (ii) This Guaranty Agreement constitutes the legal, valid and binding obligation of the Individual Guarantor, enforceable in accordance with its terms, subject (a) as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and to moratorium laws from time to time in effect, (b) to general equitable principles which may limit the right to obtain the remedy of specific performance and (c) to the qualification that the enforceability of indemnification provisions may be limited by applicable federal and state securities laws, rules and regulations.

                (iii) The Individual Guarantor will realize a direct economic benefit as a result of the Loans being made to the Borrower pursuant to the Credit Agreement.

               3. REDUCTION OF GUARANTEED OBLIGATIONS

               SECTION 3.1 Reduction of Guaranteed Obligations. The maximum liability of the Guarantors pursuant to Section 1.1 hereof shall be reduced on a dollar-for-dollar basis by (i) the amount, if any, by which the refinancing of the Borrower's office building exceeds $1,800,000 and (ii) any net proceeds received by the Credit Parties in connection with the exploitation of the motion picture entitled "Wilde".

               4. MISCELLANEOUS

               SECTION 4.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telecopier, delivered by such equipment) addressed (i) if to the Lender, to it at 270 Park Avenue, 37th floor, New York, New York 10017, Attn: John J. Huber, III, Facsimile No.: (212) 270-4584, with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Kenneth R. Wilson, Facsimile No.: (310) 788-5628, (ii) if to the Individual Guarantor, to him at c/o Apollo Partners, LLC, 1 Stamford Plaza, 12th floor, Stamford, CT 06901, or such other address as such party may from time to time designate by giving written notice to the other party hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid return receipt requested, if by mail, or when receipt is acknowledged, if by telecopier, in each case addressed to such party as provided in this Section 4.1 or in accordance with the latest unrevoked written direction from such party.

               SECTION 4.2 Successors. Each reference herein to a party hereto shall be deemed to include its respective successors, assigns, heirs, executors, administrators and legal representatives including but not by way of limitation, any party in whose favor the provisions of the Note shall inure, all of whom shall be bound by the provisions of this Guaranty Agreement.

               SECTION 4.3 SERVICE OF PROCESS. THE INDIVIDUAL GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS GUARANTY AGREEMENT, OR THE SUBJECT MATTER HEREOF BROUGHT BY THE LENDER OR ITS SUCCESSORS OR ASSIGNS. THE INDIVIDUAL GUARANTOR TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE,

OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT HE IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT HIS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY AGREES NOT TO ASSERT ANY OFFSETS OR COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY SUCH ACTION, SUIT OR PROCEEDING. THE INDIVIDUAL GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN, AND AGREES THAT THE SUBMISSION TO JURISDICTION AND THE CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE LENDER. FINAL JUDGMENT AGAINST THE INDIVIDUAL GUARANTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF THE INDIVIDUAL GUARANTOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE INDIVIDUAL GUARANTOR OR ANY OF HIS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE INDIVIDUAL GUARANTOR OR SUCH ASSETS MAY BE FOUND.

               SECTION 4.4 GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               SECTION 4.5 No Waiver, etc. Neither a failure nor a delay on the part of the Lender in exercising any right, power or privilege under this Guaranty Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which it may have under this Guaranty Agreement, at law, in equity, by statute, or otherwise.

               SECTION 4.6 Modification, etc. No modification, amendment or waiver of any provision of this Guaranty Agreement, nor the consent to any departure by the Individual

Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Individual Guarantor in any case shall entitle the Individual Guarantor to any other or further notice or demand in the same, similar or other circumstances.

               SECTION 4.7 Severability. If any one or more of the provisions contained in this Guaranty Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected or impaired thereby.

               SECTION 4.8 Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

               SECTION 4.9 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INDIVIDUAL GUARANTOR HEREBY WAIVES, AND COVENANTS THAT HE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE INDIVIDUAL GUARANTOR ACKNOWLEDGES THAT HE HAS BEEN INFORMED BY THE LENDER THAT THE PROVISIONS OF THIS SECTION 4.9 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDER HAS RELIED, IS RELYING AND WILL RELY IN MAKING THE LOANS EVIDENCED BY THE NOTE AND ENTERING INTO THIS GUARANTY AGREEMENT. THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE INDIVIDUAL GUARANTOR TO THE WAIVER OF HIS RIGHTS TO TRIAL BY JURY.


               IN WITNESS WHEREOF, the Individual Guarantor and the Lender have caused this Guaranty Agreement to be executed by its duly authorized officer, all as of the date first written above.


                                    ------------------------------------
                                    KENNETH F. GORMAN

Executed by the Lender              THE CHASE MANHATTAN BANK
in New York, New York

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


ACKNOWLEDGED AND AGREED
with respect to Section 1.1(g)

MEDIA EQUITIES INTERNATIONAL, L.L.C.


By:
   -----------------------------------
   Name:
   Title:

                                                                     EXHIBIT K-3

                           FORM OF GUARANTY AGREEMENT


                                            GUARANTY AGREEMENT, dated as of
                                            November 4, 1997 (as the same may be
                                            further supplemented, amended or
                                            otherwise modified, renewed or
                                            replaced from time to time, the
                                            "Guaranty Agreement") between (i)
                                            BRUCE MAGGIN, an individual residing
                                            in Westchester County, New York (the
                                            "Individual Guarantor") and (ii) THE
                                            CHASE MANHATTAN BANK, a New York
                                            banking corporation (the "Lender").


               Pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 (as the same may be further amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Dove Entertainment, Inc., a California corporation (the "Borrower"), the Corporate Guarantors referred to therein and the Lender, the Lender has agreed to make Loans to the Borrower and issue Letters of Credit in an amount outstanding at any one time not in excess of $8,000,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

               The Individual Guarantor, Terrence A. Elkes, Kenneth F. Gorman, Ronald Lightstone and John T. Healy (collectively, the "Guarantors") are the direct and indirect owners of Media Equities International, L.L.C.

               As an inducement to the Lender to make the Loans and issue Letters of Credit to the Borrower, each of the Guarantors has agreed to guaranty such obligations of the Borrower in an amount not to exceed the lesser of (x) $2,000,000 and (y) the outstanding principal of and any interest on all Loans made and to be made by the Lender to the Borrower in excess of the Borrowing Base (as defined in the Credit Agreement) on the terms and conditions set forth in the Credit Agreement (the "Maximum Guaranty Amount").

               The Individual Guarantor individually has agreed to guaranty such obligations of the Borrower to the extent and in accordance with the terms hereof.

               Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged by the Individual Guarantor, the parties hereto agree as follows:

               1. GUARANTY

               SECTION 1.1 Guaranty. (a) The Individual Guarantor unconditionally and irrevocably guarantees the due and punctual payment by the Borrower, subject to Section 1.1(g) and the limitations set forth in Section 3.1 hereof, in an amount not to exceed the product of 110% of the Individual Guarantor's ownership interest in MEI as of the date hereof (as set forth on Schedule 1 hereto) multiplied by the Maximum Guaranty Amount (the "Guaranteed Obligations"), as and when such amounts shall become due and payable whether by scheduled maturity, acceleration or otherwise and any extensions or renewals thereof, reimbursement obligations in respect of Letters of Credit, related costs and attorney's fees, and all other monetary obligations of the Borrower to the Lender under the Credit Agreement.

               (b) In furtherance of the provisions of this Guaranty Agreement, and not in limitation of any other right which the Lender may have at law or in equity against the Borrower or any other guarantor of the Guaranteed Obligations, upon failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, the Individual Guarantor hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay or cause to be paid to the Lender in cash an amount equal to the unpaid balance of the Guaranteed Obligations then due and payable, subject always to the limitations set forth in Section 3.1 hereof.

               (c) The Individual Guarantor, to the extent permitted by applicable law, waives presentation to, demand for payment from and protest to the Borrower and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Individual Guarantor hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other guarantor of the Guaranteed Obligations under the provisions of the Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement, the Note or any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Lender for the Guaranteed Obligations or any of them or (v) the failure of the Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

               (d) The Individual Guarantor further agrees that this guaranty is a continuing guaranty and constitutes a guaranty of performance and of payment when due and not just of collection, and waives, to the extent permitted by applicable law, any right to require that any resort be had by the Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Lender in favor of the Borrower or any other guarantor or to any other person.

               (e) The Individual Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and each other guarantor of the

Guaranteed Obligations and any circumstances affecting the Collateral or the ability of the Borrower to perform under the Credit Agreement.

               (f) This guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations, the Note or any other instrument evidencing any of the Guaranteed Obligations, or by the existence, validity, enforceability, perfection or extent of any collateral therefor or by any other circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the guaranty under this Guaranty Agreement. The Lender makes no representation or warranty in respect to any such circumstances nor has any duty or responsibility whatsoever to the Individual Guarantor in respect to the management and maintenance of the Guaranteed Obligations or the Collateral.

               (g) Notwithstanding anything to the contrary contained herein, as a condition precedent to any Borrowing in excess of the Borrowing Base being included within the scope of this Guaranty, MEI shall have provided its prior written approval to Borrower's request for the extension of such credit. The Individual Guarantor agrees that the written approval by both Kenneth F. Gorman and Bruce Maggin on behalf of MEI shall be binding upon and enforceable against the Individual Guarantor.

               SECTION 1.2 No Impairment of Guaranty. Except as provided in Sections 1.1(g) and 3.1 hereof, the obligations of the Individual Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment of the Guaranteed Obligations) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Individual Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure, or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing, or omission or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Individual Guarantor or would otherwise operate as a discharge of the Individual Guarantor as a matter of law, unless and until the Guaranteed Obligations are paid in full.

               SECTION 1.3 Continuation and Reinstatement, etc. The Individual Guarantor further agrees that his guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or other reorganization of the Borrower or any other guarantor of the Guaranteed Obligations or otherwise.

               SECTION 1.4 Subrogation. Subject to the prior final and indefeasible payment in full of all Obligations and to the extent of payments received by the Lender from the Individual Guarantor on the Guaranteed Obligations, the Individual Guarantor shall be subrogated to the rights of the Lender to receive payments or distributions of cash, property or securities of the Borrower applicable to the Obligations; provided, that all such rights of subrogation shall be subordinated and junior in right of payment to the prior payment in full of the Obligations to the Lender.

               SECTION 1.5 Application of Guaranteed Amounts. In the event the Lender receives an amount in excess of the Maximum Guaranty Amount then due and payable from the Individual Guarantor, the other Guarantors pursuant to the terms of this Guaranty Agreement and the respective guaranty agreements of other Guarantors or otherwise, the Lender shall remit such excess to MEI for disbursement to the Guarantors in such amounts as the Guarantors shall determine.

               2. REPRESENTATIONS AND WARRANTIES

               The Individual Guarantor makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of the Note and this Guaranty Agreement and the making of the loans evidenced and to be evidenced by the Note:

                (i) The execution, delivery and performance of this Guaranty Agreement (a) will not violate, or involve the Lender in a violation of, any provision of applicable law or any order of any governmental authority or any judgment of any court applicable to the Individual Guarantor or his property, (b) will not violate any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Individual Guarantor is a party or by which the Individual Guarantor or any of his property is bound, (c) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, bond, note, instrument or other material agreement to which the Individual Guarantor is a party and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Individual Guarantor other than pursuant to this Guaranty Agreement.

               (ii) This Guaranty Agreement constitutes the legal, valid and binding obligation of the Individual Guarantor, enforceable in accordance with its terms, subject (a) as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and to moratorium laws from time to time in effect, (b) to general equitable principles which may limit the right to obtain the remedy of specific performance and (c) to the qualification that the enforceability of indemnification provisions may be limited by applicable federal and state securities laws, rules and regulations.

                (iii) The Individual Guarantor will realize a direct economic benefit as a result of the Loans being made to the Borrower pursuant to the Credit Agreement.

               3. REDUCTION OF GUARANTEED OBLIGATIONS

               SECTION 3.1 Reduction of Guaranteed Obligations. The maximum liability of the Guarantors pursuant to Section 1.1 hereof shall be reduced on a dollar-for-dollar basis by (i) the amount, if any, by which the refinancing of the Borrower's office building exceeds $1,800,000 and (ii) any net proceeds received by the Credit Parties in connection with the exploitation of the motion picture entitled "Wilde".

               4. MISCELLANEOUS

               SECTION 4.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telecopier, delivered by such equipment) addressed (i) if to the Lender, to it at 270 Park Avenue, 37th floor, New York, New York 10017, Attn: John J. Huber, III, Facsimile No.: (212) 270-4584, with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Kenneth R. Wilson, Facsimile No.: (310) 788-5628, (ii) if to the Individual Guarantor, to him at c/o H.A.M Media Group LLC, 305 Madison Avenue, Suite 301, New York, NY 10017, or such other address as such party may from time to time designate by giving written notice to the other party hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid return receipt requested, if by mail, or when receipt is acknowledged, if by telecopier, in each case addressed to such party as provided in this Section 4.1 or in accordance with the latest unrevoked written direction from such party.

               SECTION 4.2 Successors. Each reference herein to a party hereto shall be deemed to include its respective successors, assigns, heirs, executors, administrators and legal representatives including but not by way of limitation, any party in whose favor the provisions of the Note shall inure, all of whom shall be bound by the provisions of this Guaranty Agreement.

               SECTION 4.3 SERVICE OF PROCESS. THE INDIVIDUAL GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS GUARANTY AGREEMENT, OR THE SUBJECT MATTER HEREOF BROUGHT BY THE LENDER OR ITS SUCCESSORS OR ASSIGNS. THE INDIVIDUAL GUARANTOR TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE,

OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT HE IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT HIS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY AGREES NOT TO ASSERT ANY OFFSETS OR COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY SUCH ACTION, SUIT OR PROCEEDING. THE INDIVIDUAL GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN, AND AGREES THAT THE SUBMISSION TO JURISDICTION AND THE CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE LENDER. FINAL JUDGMENT AGAINST THE INDIVIDUAL GUARANTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF THE INDIVIDUAL GUARANTOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE INDIVIDUAL GUARANTOR OR ANY OF HIS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE INDIVIDUAL GUARANTOR OR SUCH ASSETS MAY BE FOUND.

               SECTION 4.4 GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               SECTION 4.5 No Waiver, etc. Neither a failure nor a delay on the part of the Lender in exercising any right, power or privilege under this Guaranty Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which it may have under this Guaranty Agreement, at law, in equity, by statute, or otherwise.

               SECTION 4.6 Modification, etc. No modification, amendment or waiver of any provision of this Guaranty Agreement, nor the consent to any departure by the Individual

Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Individual Guarantor in any case shall entitle the Individual Guarantor to any other or further notice or demand in the same, similar or other circumstances.

               SECTION 4.7 Severability. If any one or more of the provisions contained in this Guaranty Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected or impaired thereby.

               SECTION 4.8 Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

               SECTION 4.9 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INDIVIDUAL GUARANTOR HEREBY WAIVES, AND COVENANTS THAT HE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE INDIVIDUAL GUARANTOR ACKNOWLEDGES THAT HE HAS BEEN INFORMED BY THE LENDER THAT THE PROVISIONS OF THIS SECTION 4.9 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDER HAS RELIED, IS RELYING AND WILL RELY IN MAKING THE LOANS EVIDENCED BY THE NOTE AND ENTERING INTO THIS GUARANTY AGREEMENT. THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE INDIVIDUAL GUARANTOR TO THE WAIVER OF HIS RIGHTS TO TRIAL BY JURY.

               IN WITNESS WHEREOF, the Individual Guarantor and the Lender have caused this Guaranty Agreement to be executed by its duly authorized officer, all as of the date first written above.



                                    ------------------------------------------
                                    BRUCE MAGGIN

Executed by the Lender              THE CHASE MANHATTAN BANK
in New York, New York

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


ACKNOWLEDGED AND AGREED
with respect to Section 1.1(g)

MEDIA EQUITIES INTERNATIONAL, L.L.C.


By:
   ---------------------------------
   Name:
   Title:

                                                                      Schedule 1



            Equity Interests in Media Equities International, L.L.C.


--------------------------------------------------------------------------------
Guarantor                             Equity Interest
--------------------------------------------------------------------------------
Bruce Maggin                          14.11% (through Maggin's 66 2/3% interest
                                      in H.A.M. Media Group LLC, which holds
                                      21.16% of MEI)
--------------------------------------------------------------------------------

<

                                                                     EXHIBIT K-4

                           FORM OF GUARANTY AGREEMENT


                                            GUARANTY AGREEMENT, dated as of
                                            November 4, 1997 (as the same may be
                                            further supplemented, amended or
                                            otherwise modified, renewed or
                                            replaced from time to time, the
                                            "Guaranty Agreement") between (i)
                                            JOHN T. HEALY, an individual
                                            residing in New York County, New
                                            York (the "Individual Guarantor")
                                            and (ii) THE CHASE MANHATTAN BANK, a
                                            New York banking corporation (the
                                            "Lender").


               Pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 (as the same may be further amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Dove Entertainment, Inc., a California corporation (the "Borrower"), the Corporate Guarantors referred to therein and the Lender, the Lender has agreed to make Loans to the Borrower and issue Letters of Credit in an amount outstanding at any one time not in excess of $8,000,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

               The Individual Guarantor, Terrence A. Elkes, Kenneth F. Gorman, Ronald Lightstone and Bruce Maggin (collectively, the "Guarantors") are the direct and indirect owners of Media Equities International, L.L.C.

               As an inducement to the Lender to make the Loans and issue Letters of Credit to the Borrower, each of the Guarantors has agreed to guaranty such obligations of the Borrower in an amount not to exceed the lesser of (x) $2,000,000 and (y) the outstanding principal of and any interest on all Loans made and to be made by the Lender to the Borrower in excess of the Borrowing Base (as defined in the Credit Agreement) on the terms and conditions set forth in the Credit Agreement (the "Maximum Guaranty Amount").

               The Individual Guarantor individually has agreed to guaranty such obligations of the Borrower to the extent and in accordance with the terms hereof.

               Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged by the Individual Guarantor, the parties hereto agree as follows:

               1. GUARANTY

               SECTION 1.1 Guaranty. (a) The Individual Guarantor unconditionally and irrevocably guarantees the due and punctual payment by the Borrower, subject to Section 1.1(g) and the limitations set forth in Section 3.1 hereof, in an amount not to exceed the product of 110% of the Individual Guarantor's ownership interest in MEI as of the date hereof (as set forth on Schedule 1 hereto) multiplied by the Maximum Guaranty Amount (the "Guaranteed Obligations"), as and when such amounts shall become due and payable whether by scheduled maturity, acceleration or otherwise and any extensions or renewals thereof, reimbursement obligations in respect of Letters of Credit, related costs and attorney's fees, and all other monetary obligations of the Borrower to the Lender under the Credit Agreement.

               (b) In furtherance of the provisions of this Guaranty Agreement, and not in limitation of any other right which the Lender may have at law or in equity against the Borrower or any other guarantor of the Guaranteed Obligations, upon failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, the Individual Guarantor hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay or cause to be paid to the Lender in cash an amount equal to the unpaid balance of the Guaranteed Obligations then due and payable, subject always to the limitations set forth in Section 3.1 hereof.

               (c) The Individual Guarantor, to the extent permitted by applicable law, waives presentation to, demand for payment from and protest to the Borrower and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Individual Guarantor hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other guarantor of the Guaranteed Obligations under the provisions of the Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement, the Note or any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Lender for the Guaranteed Obligations or any of them or (v) the failure of the Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

               (d) The Individual Guarantor further agrees that this guaranty is a continuing guaranty and constitutes a guaranty of performance and of payment when due and not just of collection, and waives, to the extent permitted by applicable law, any right to require that any resort be had by the Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Lender in favor of the Borrower or any other guarantor or to any other person.

               (e) The Individual Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and each other guarantor of the

Guaranteed Obligations and any circumstances affecting the Collateral or the ability of the Borrower to perform under the Credit Agreement.

               (f) This guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations, the Note or any other instrument evidencing any of the Guaranteed Obligations, or by the existence, validity, enforceability, perfection or extent of any collateral therefor or by any other circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the guaranty under this Guaranty Agreement. The Lender makes no representation or warranty in respect to any such circumstances nor has any duty or responsibility whatsoever to the Individual Guarantor in respect to the management and maintenance of the Guaranteed Obligations or the Collateral.

               (g) Notwithstanding anything to the contrary contained herein, as a condition precedent to any Borrowing in excess of the Borrowing Base being included within the scope of this Guaranty, MEI shall have provided its prior written approval to Borrower's request for the extension of such credit. The Individual Guarantor agrees that the written approval by both Kenneth F. Gorman and Bruce Maggin on behalf of MEI shall be binding upon and enforceable against the Individual Guarantor.

               SECTION 1.2 No Impairment of Guaranty. Except as provided in Sections 1.1(g) and 3.1 hereof, the obligations of the Individual Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment of the Guaranteed Obligations) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Individual Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure, or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing, or omission or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Individual Guarantor or would otherwise operate as a discharge of the Individual Guarantor as a matter of law, unless and until the Guaranteed Obligations are paid in full.

               SECTION 1.3 Continuation and Reinstatement, etc. The Individual Guarantor further agrees that his guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or other reorganization of the Borrower or any other guarantor of the Guaranteed Obligations or otherwise.

               SECTION 1.4 Subrogation. Subject to the prior final and indefeasible payment in full of all Obligations and to the extent of payments received by the Lender from the Individual Guarantor on the Guaranteed Obligations, the Individual Guarantor shall be subrogated to the rights of the Lender to receive payments or distributions of cash, property or securities of the Borrower applicable to the Obligations; provided, that all such rights of subrogation shall be subordinated and junior in right of payment to the prior payment in full of the Obligations to the Lender.

               SECTION 1.5 Application of Guaranteed Amounts. In the event the Lender receives an amount in excess of the Maximum Guaranty Amount then due and payable from the Individual Guarantor, the other Guarantors pursuant to the terms of this Guaranty Agreement and the respective guaranty agreements of other Guarantors or otherwise, the Lender shall remit such excess to MEI for disbursement to the Guarantors in such amounts as the Guarantors shall determine.

               2. REPRESENTATIONS AND WARRANTIES

               The Individual Guarantor makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of the Note and this Guaranty Agreement and the making of the loans evidenced and to be evidenced by the Note:

                (i) The execution, delivery and performance of this Guaranty Agreement (a) will not violate, or involve the Lender in a violation of, any provision of applicable law or any order of any governmental authority or any judgment of any court applicable to the Individual Guarantor or his property, (b) will not violate any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Individual Guarantor is a party or by which the Individual Guarantor or any of his property is bound, (c) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, bond, note, instrument or other material agreement to which the Individual Guarantor is a party and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Individual Guarantor other than pursuant to this Guaranty Agreement.

               (ii) This Guaranty Agreement constitutes the legal, valid and binding obligation of the Individual Guarantor, enforceable in accordance with its terms, subject (a) as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and to moratorium laws from time to time in effect, (b) to general equitable principles which may limit the right to obtain the remedy of specific performance and (c) to the qualification that the enforceability of indemnification provisions may be limited by applicable federal and state securities laws, rules and regulations.

                (iii) The Individual Guarantor will realize a direct economic benefit as a result of the Loans being made to the Borrower pursuant to the Credit Agreement.

               3.     REDUCTION OF GUARANTEED OBLIGATIONS

               SECTION 3.1 Reduction of Guaranteed Obligations. The maximum liability of the Guarantors pursuant to Section 1.1 hereof shall be reduced on a dollar-for-dollar basis by (i) the amount, if any, by which the refinancing of the Borrower's office building exceeds $1,800,000 and (ii) any net proceeds received by the Credit Parties in connection with the exploitation of the motion picture entitled "Wilde".

               4. MISCELLANEOUS

               SECTION 4.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telecopier, delivered by such equipment) addressed (i) if to the Lender, to it at 270 Park Avenue, 37th floor, New York, New York 10017, Attn: John J. Huber, III, Facsimile No.: (212) 270-4584, with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Kenneth R. Wilson, Facsimile No.: (310) 788-5628, (ii) if to the Individual Guarantor, to him at c/o H.A.M Media Group LLC, 305 Madison Avenue, Suite 301, New York, NY 10017, or such other address as such party may from time to time designate by giving written notice to the other party hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid return receipt requested, if by mail, or when receipt is acknowledged, if by telecopier, in each case addressed to such party as provided in this Section 4.1 or in accordance with the latest unrevoked written direction from such party.

               SECTION 4.2 Successors. Each reference herein to a party hereto shall be deemed to include its respective successors, assigns, heirs, executors, administrators and legal representatives including but not by way of limitation, any party in whose favor the provisions of the Note shall inure, all of whom shall be bound by the provisions of this Guaranty Agreement.

               SECTION 4.3 SERVICE OF PROCESS. THE INDIVIDUAL GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS GUARANTY AGREEMENT, OR THE SUBJECT MATTER HEREOF BROUGHT BY THE LENDER OR ITS SUCCESSORS OR ASSIGNS. THE INDIVIDUAL GUARANTOR TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE,

OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT HE IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT HIS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY AGREES NOT TO ASSERT ANY OFFSETS OR COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY SUCH ACTION, SUIT OR PROCEEDING. THE INDIVIDUAL GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN, AND AGREES THAT THE SUBMISSION TO JURISDICTION AND THE CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE LENDER. FINAL JUDGMENT AGAINST THE INDIVIDUAL GUARANTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF THE INDIVIDUAL GUARANTOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE INDIVIDUAL GUARANTOR OR ANY OF HIS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE INDIVIDUAL GUARANTOR OR SUCH ASSETS MAY BE FOUND.

               SECTION 4.4 GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               SECTION 4.5 No Waiver, etc. Neither a failure nor a delay on the part of the Lender in exercising any right, power or privilege under this Guaranty Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which it may have under this Guaranty Agreement, at law, in equity, by statute, or otherwise.

               SECTION 4.6 Modification, etc. No modification, amendment or waiver of any provision of this Guaranty Agreement, nor the consent to any departure by the Individual

Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Individual Guarantor in any case shall entitle the Individual Guarantor to any other or further notice or demand in the same, similar or other circumstances.

               SECTION 4.7 Severability. If any one or more of the provisions contained in this Guaranty Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected or impaired thereby.

               SECTION 4.8 Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

               SECTION 4.9 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INDIVIDUAL GUARANTOR HEREBY WAIVES, AND COVENANTS THAT HE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE INDIVIDUAL GUARANTOR ACKNOWLEDGES THAT HE HAS BEEN INFORMED BY THE LENDER THAT THE PROVISIONS OF THIS SECTION 4.9 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDER HAS RELIED, IS RELYING AND WILL RELY IN MAKING THE LOANS EVIDENCED BY THE NOTE AND ENTERING INTO THIS GUARANTY AGREEMENT. THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE INDIVIDUAL GUARANTOR TO THE WAIVER OF HIS RIGHTS TO TRIAL BY JURY.

               IN WITNESS WHEREOF, the Individual Guarantor and the Lender have caused this Guaranty Agreement to be executed by its duly authorized officer, all as of the date first written above.



                                    ------------------------------------
                                    JOHN T. HEALY

Executed by the Lender              THE CHASE MANHATTAN BANK
in New York, New York

                                    By:
                                       ----------------------------------------
                                       Name:
                                       Title:


ACKNOWLEDGED AND AGREED
with respect to Section 1.1(g)

MEDIA EQUITIES INTERNATIONAL, L.L.C.


By:
  -----------------------------------------
  Name:
  Title:

                                                                      Schedule 1



            Equity Interests in Media Equities International, L.L.C.


--------------------------------------------------------------------------------
Guarantor                             Equity Interest
--------------------------------------------------------------------------------
John T. Healy                         7.05% (through Healy's 33 1/3% interest in
                                      H.A.M. Media Group LLC, which holds
                                      21.16% of MEI)
--------------------------------------------------------------------------------

                                                                     EXHIBIT K-5

                           FORM OF GUARANTY AGREEMENT


                                            GUARANTY AGREEMENT, dated as of
                                            November 4, 1997 (as the same may be
                                            further supplemented, amended or
                                            otherwise modified, renewed or
                                            replaced from time to time, the
                                            "Guaranty Agreement") between (i)
                                            RONALD LIGHTSTONE, an individual
                                            residing in Los Angeles County,
                                            California (the "Individual
                                            Guarantor") and (ii) THE CHASE
                                            MANHATTAN BANK, a New York banking
                                            corporation (the "Lender").


               Pursuant to the Credit, Security, Guaranty and Pledge Agreement dated as of November 4, 1997 (as the same may be further amended, supplemented, or otherwise modified, renewed or replaced from time to time, the "Credit Agreement") among Dove Entertainment, Inc., a California corporation (the "Borrower"), the Corporate Guarantors referred to therein and the Lender, the Lender has agreed to make Loans to the Borrower and issue Letters of Credit in an amount outstanding at any one time not in excess of $8,000,000. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.

               The Individual Guarantor, Terrence A. Elkes, Kenneth F. Gorman, John T. Healy and Bruce Maggin (collectively, the "Guarantors") are the direct and indirect owners of Media Equities International, L.L.C.

               As an inducement to the Lender to make the Loans and issue Letters of Credit to the Borrower, each of the Guarantors has agreed to guaranty such obligations of the Borrower in an amount not to exceed the lesser of (x) $2,000,000 and (y) the outstanding principal of and any interest on all Loans made and to be made by the Lender to the Borrower in excess of the Borrowing Base (as defined in the Credit Agreement) on the terms and conditions set forth in the Credit Agreement (the "Maximum Guaranty Amount").

               The Individual Guarantor individually has agreed to guaranty such obligations of the Borrower to the extent and in accordance with the terms hereof.

               Therefore, for good and valuable consideration, the receipt of which is hereby acknowledged by the Individual Guarantor, the parties hereto agree as follows:

               1. GUARANTY

               SECTION 1.1 Guaranty. (a) The Individual Guarantor unconditionally and irrevocably guarantees the due and punctual payment by the Borrower, subject to Section 1.1(g) and the limitations set forth in Section 3.1 hereof, in an amount not to exceed the product of 110% of the Individual Guarantor's ownership interest in MEI as of the date hereof (as set forth on Schedule 1 hereto) multiplied by the Maximum Guaranty Amount (the "Guaranteed Obligations"), as and when such amounts shall become due and payable whether by scheduled maturity, acceleration or otherwise and any extensions or renewals thereof, reimbursement obligations in respect of Letters of Credit, related costs and attorney's fees, and all other monetary obligations of the Borrower to the Lender under the Credit Agreement.

               (b) In furtherance of the provisions of this Guaranty Agreement, and not in limitation of any other right which the Lender may have at law or in equity against the Borrower or any other guarantor of the Guaranteed Obligations, upon failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at maturity, by acceleration, after notice or otherwise, the Individual Guarantor hereby promises to and will, upon receipt of written demand by the Lender, forthwith pay or cause to be paid to the Lender in cash an amount equal to the unpaid balance of the Guaranteed Obligations then due and payable, subject always to the limitations set forth in Section 3.1 hereof.

               (c) The Individual Guarantor, to the extent permitted by applicable law, waives presentation to, demand for payment from and protest to the Borrower and also waives notice of protest for nonpayment, notice of acceleration and notice of intent to accelerate. The obligations of the Individual Guarantor hereunder shall not be affected by (i) the failure of the Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other guarantor of the Guaranteed Obligations under the provisions of the Credit Agreement or any other agreement or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of the Credit Agreement, the Note or any other agreement; (iv) the release, exchange, waiver or foreclosure of any security held by the Lender for the Guaranteed Obligations or any of them or (v) the failure of the Lender to exercise any right or remedy against any other guarantor of the Guaranteed Obligations.

               (d) The Individual Guarantor further agrees that this guaranty is a continuing guaranty and constitutes a guaranty of performance and of payment when due and not just of collection, and waives, to the extent permitted by applicable law, any right to require that any resort be had by the Lender to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of the Lender in favor of the Borrower or any other guarantor or to any other person.

               (e) The Individual Guarantor hereby expressly assumes all responsibilities to remain informed of the financial condition of the Borrower and each other guarantor of the

Guaranteed Obligations and any circumstances affecting the Collateral or the ability of the Borrower to perform under the Credit Agreement.

               (f) This guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations, the Note or any other instrument evidencing any of the Guaranteed Obligations, or by the existence, validity, enforceability, perfection or extent of any collateral therefor or by any other circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the guaranty under this Guaranty Agreement. The Lender makes no representation or warranty in respect to any such circumstances nor has any duty or responsibility whatsoever to the Individual Guarantor in respect to the management and maintenance of the Guaranteed Obligations or the Collateral.

               (g) Notwithstanding anything to the contrary contained herein, as a condition precedent to any Borrowing in excess of the Borrowing Base being included within the scope of this Guaranty, MEI shall have provided its prior written approval to Borrower's request for the extension of such credit. The Individual Guarantor agrees that the written approval by both Kenneth F. Gorman and Bruce Maggin on behalf of MEI shall be binding upon and enforceable against the Individual Guarantor.

               SECTION 1.2 No Impairment of Guaranty. Except as provided in Sections 1.1(g) and 3.1 hereof, the obligations of the Individual Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense (other than payment of the Guaranteed Obligations) or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Individual Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Lender to assert any claim or demand or to enforce any remedy hereunder or under the Credit Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure, or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing, or omission or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Individual Guarantor or would otherwise operate as a discharge of the Individual Guarantor as a matter of law, unless and until the Guaranteed Obligations are paid in full.

               SECTION 1.3 Continuation and Reinstatement, etc. The Individual Guarantor further agrees that his guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by the Lender upon the bankruptcy or other reorganization of the Borrower or any other guarantor of the Guaranteed Obligations or otherwise.

               SECTION 1.4 Subrogation. Subject to the prior final and indefeasible payment in full of all Obligations and to the extent of payments received by the Lender from the Individual Guarantor on the Guaranteed Obligations, the Individual Guarantor shall be subrogated to the rights of the Lender to receive payments or distributions of cash, property or securities of the Borrower applicable to the Obligations; provided, that all such rights of subrogation shall be subordinated and junior in right of payment to the prior payment in full of the Obligations to the Lender.

               SECTION 1.5 Application of Guaranteed Amounts. In the event the Lender receives an amount in excess of the Maximum Guaranty Amount then due and payable from the Individual Guarantor, the other Guarantors pursuant to the terms of this Guaranty Agreement and the respective guaranty agreements of other Guarantors or otherwise, the Lender shall remit such excess to MEI for disbursement to the Guarantors in such amounts as the Guarantors shall determine.

               2. REPRESENTATIONS AND WARRANTIES

               The Individual Guarantor makes the following representations and warranties to the Lender, all of which shall survive the execution and delivery of the Note and this Guaranty Agreement and the making of the loans evidenced and to be evidenced by the Note:

                (i) The execution, delivery and performance of this Guaranty Agreement (a) will not violate, or involve the Lender in a violation of, any provision of applicable law or any order of any governmental authority or any judgment of any court applicable to the Individual Guarantor or his property, (b) will not violate any indenture, any agreement for borrowed money, any bond, note or other similar instrument or any other material agreement to which the Individual Guarantor is a party or by which the Individual Guarantor or any of his property is bound, (c) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement, bond, note, instrument or other material agreement to which the Individual Guarantor is a party and (d) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any property or assets of the Individual Guarantor other than pursuant to this Guaranty Agreement.

               (ii) This Guaranty Agreement constitutes the legal, valid and binding obligation of the Individual Guarantor, enforceable in accordance with its terms, subject (a) as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency and other laws affecting creditors' rights generally and to moratorium laws from time to time in effect, (b) to general equitable principles which may limit the right to obtain the remedy of specific performance and (c) to the qualification that the enforceability of indemnification provisions may be limited by applicable federal and state securities laws, rules and regulations.

                (iii) The Individual Guarantor will realize a direct economic benefit as a result of the Loans being made to the Borrower pursuant to the Credit Agreement.

               3.     REDUCTION OF GUARANTEED OBLIGATIONS

               SECTION 3.1 Reduction of Guaranteed Obligations. The maximum liability of the Guarantors pursuant to Section 1.1 hereof shall be reduced on a dollar-for-dollar basis by (i) the amount, if any, by which the refinancing of the Borrower's office building exceeds $1,800,000 and (ii) any net proceeds received by the Credit Parties in connection with the exploitation of the motion picture entitled "Wilde".

               4. MISCELLANEOUS

               SECTION 4.1 Notices. Notices and other communications provided for herein shall be in writing and shall be delivered or mailed (or if by telecopier, delivered by such equipment) addressed (i) if to the Lender, to it at 270 Park Avenue, 37th floor, New York, New York 10017, Attn: John J. Huber, III, Facsimile No.: (212) 270-4584, with a copy to Chase Securities Inc., 1800 Century Park East, Suite 400, Los Angeles, California 90067, Attn: Kenneth R. Wilson, Facsimile No.: (310) 788-5628, (ii) if to the Individual Guarantor, to him at 400 Parkwood Drive, Los Angeles, California 90077-3530, or such other address as such party may from time to time designate by giving written notice to the other party hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid return receipt requested, if by mail, or when receipt is acknowledged, if by telecopier, in each case addressed to such party as provided in this Section 4.1 or in accordance with the latest unrevoked written direction from such party.

               SECTION 4.2 Successors. Each reference herein to a party hereto shall be deemed to include its respective successors, assigns, heirs, executors, administrators and legal representatives including but not by way of limitation, any party in whose favor the provisions of the Note shall inure, all of whom shall be bound by the provisions of this Guaranty Agreement.

               SECTION 4.3 SERVICE OF PROCESS. THE INDIVIDUAL GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS GUARANTY AGREEMENT, OR THE SUBJECT MATTER HEREOF BROUGHT BY THE LENDER OR ITS SUCCESSORS OR ASSIGNS. THE INDIVIDUAL GUARANTOR TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE,

OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT HE IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT HIS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER, OR THAT THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY THE LENDER IN STATE COURT TO FEDERAL COURT, AND (C) HEREBY AGREES NOT TO ASSERT ANY OFFSETS OR COUNTERCLAIMS (OTHER THAN COMPULSORY COUNTERCLAIMS) IN ANY SUCH ACTION, SUIT OR PROCEEDING. THE INDIVIDUAL GUARANTOR HEREBY CONSENTS TO SERVICE OF PROCESS BY CERTIFIED MAIL AT THE ADDRESS TO WHICH NOTICES ARE TO BE GIVEN, AND AGREES THAT THE SUBMISSION TO JURISDICTION AND THE CONSENT TO SERVICE OF PROCESS BY MAIL IS MADE FOR THE EXPRESS BENEFIT OF THE LENDER. FINAL JUDGMENT AGAINST THE INDIVIDUAL GUARANTOR IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF THE INDIVIDUAL GUARANTOR THEREIN DESCRIBED OR (Y) IN ANY OTHER MANNER PROVIDED BY, OR PURSUANT TO, THE LAWS OF SUCH OTHER JURISDICTION; PROVIDED, HOWEVER, THAT THE LENDER MAY AT ITS OPTION BRING SUIT OR INSTITUTE OTHER JUDICIAL PROCEEDINGS AGAINST THE INDIVIDUAL GUARANTOR OR ANY OF HIS ASSETS IN ANY STATE OR FEDERAL COURT OF THE UNITED STATES OR OF ANY COUNTRY OR PLACE WHERE THE INDIVIDUAL GUARANTOR OR SUCH ASSETS MAY BE FOUND.

               SECTION 4.4 GOVERNING LAW. THIS GUARANTY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

               SECTION 4.5 No Waiver, etc. Neither a failure nor a delay on the part of the Lender in exercising any right, power or privilege under this Guaranty Agreement shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which it may have under this Guaranty Agreement, at law, in equity, by statute, or otherwise.

               SECTION 4.6 Modification, etc. No modification, amendment or waiver of any provision of this Guaranty Agreement, nor the consent to any departure by the Individual

Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Individual Guarantor in any case shall entitle the Individual Guarantor to any other or further notice or demand in the same, similar or other circumstances.

               SECTION 4.7 Severability. If any one or more of the provisions contained in this Guaranty Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall in no way be affected or impaired thereby.

               SECTION 4.8 Headings. Section headings used herein are for convenience of reference only and are not to affect the construction of, or be taken into consideration in interpreting, this Guaranty Agreement.

               SECTION 4.9 WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE INDIVIDUAL GUARANTOR HEREBY WAIVES, AND COVENANTS THAT HE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS GUARANTY AGREEMENT OR THE SUBJECT MATTER HEREOF, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE. THE INDIVIDUAL GUARANTOR ACKNOWLEDGES THAT HE HAS BEEN INFORMED BY THE LENDER THAT THE PROVISIONS OF THIS SECTION 4.9 CONSTITUTE A MATERIAL INDUCEMENT UPON WHICH THE LENDER HAS RELIED, IS RELYING AND WILL RELY IN MAKING THE LOANS EVIDENCED BY THE NOTE AND ENTERING INTO THIS GUARANTY AGREEMENT. THE LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE INDIVIDUAL GUARANTOR TO THE WAIVER OF HIS RIGHTS TO TRIAL BY JURY.

               IN WITNESS WHEREOF, the Individual Guarantor and the Lender have caused this Guaranty Agreement to be executed by its duly authorized officer, all as of the date first written above.



                                    ---------------------------------------
                                    RONALD LIGHTSTONE

Executed by the Lender              THE CHASE MANHATTAN BANK
in New York, New York

                                    By:
                                       -----------------------------------------
                                       Name:
                                       Title:


ACKNOWLEDGED AND AGREED
with respect to Section 1.1(g)

MEDIA EQUITIES INTERNATIONAL, L.L.C.


By:
  ----------------------------------
 Name:
 Title:

                               GUARANTY AGREEMENT



                                 SPOUSAL CONSENT


               The undersigned acknowledges that she has read the foregoing Guaranty Agreement (the "Guaranty Agreement") and that she knows its content. The undersigned is aware that by its provisions her spouse agrees to guarantee certain obligations owed by Dove Entertainment, Inc. to The Chase Manhattan Bank (the "Lender") under that certain Credit, Security, Guaranty and Pledge Agreement, dated as of November 4, 1997 among Dove Entertainment, Inc., as borrower, the Corporate Guarantors referred to therein and the Lender (as the same may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the "Credit Agreement"). The undersigned hereby consents to the Guaranty Agreement and accepts all of the provisions of such Guaranty Agreement to the extent of her community property interests in whatever property is subject to the Guaranty Agreement, and further agrees that the undersigned will take no action at any time to hinder the enforcement of the Guaranty Agreement, the Credit Agreement, or any related document or instrument, or any provision contained therein.


Dated:  As of November ___, 1997



                                              ---------------------------------

                                                                      Schedule 1


            Equity Interests in Media Equities International, L.L.C.

--------------------------------------------------------------------------------
Guarantor                             Equity Interest
--------------------------------------------------------------------------------
Ronald Lightstone                     11.70% in MEI
--------------------------------------------------------------------------------